EXHIBIT (a)(1)(i)

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment advisor, stock broker, bank manager, lawyer or other professional advisor. The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is unlawful. This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful.

TWIN STAR INTERNATIONAL LIMITED

a wholly-owned subsidiary of

VEDANTA RESOURCES PLC

OFFER TO PURCHASE

all the outstanding Common Shares of

STERLITE GOLD LTD.

not already owned by Twin Star International Limited and its affiliates on the basis of $0.258 in cash for each Common Share

The offer made hereunder (the “Offer”) by Twin Star International Limited (the “Offeror”), an indirect wholly-owned subsidiary of Vedanta Resources plc (“Vedanta”), is for all of the issued and outstanding common shares (the “Common Shares”) of Sterlite Gold Ltd. (“Sterlite Gold”) other than those already owned by the Offeror and its affiliates. This Offer commences on the date hereof and is open for acceptance until 5:00 p.m. (Toronto time) on September 30, 2006 (the “Expiry Time”), unless withdrawn or extended by the Offeror and is conditional upon, among other things, that the number of Common Shares being validly deposited under the Offer and not validly withdrawn, at the Expiry Time, is such that those deposited Common Shares constitute at least 66 2/3% of the Common Shares calculated on a fully-diluted basis and a sufficient number of Common Shares to enable the Offeror to complete a second stage business combination in accordance with applicable Laws (as defined herein). These and other conditions to the Offer are described in Section 4 of the Offer to Purchase, “Conditions of the Offer”.

The intention to make the Offer was announced by Vedanta on June 13, 2006. The PwC Valuation (as defined herein) concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold as at May 8, 2006 is in the range of $0.245 to $0.280 per Common Share. The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the Toronto Stock Exchange (the “TSX”) on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer and is close to the midpoint of the fair market value range indicated under the PwC Valuation.

The board of directors of Sterlite Gold (the “Board of Directors”), on the recommendation of the Independent Committee (as defined herein) has unanimously determined that the Offer is fair to holders of Common Shares (“Shareholders”) (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to RECOMMEND to Shareholders that they TENDER their Common Shares to the Offer. Pursuant to a support agreement made June 12, 2006 between Vedanta and Sterlite Gold (the “Support Agreement”), Sterlite Gold has agreed to, among other things, support the Offer. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement” and the Directors’ Circular of the Board of Directors accompanying this document.

August 25, 2006

(continued on next page)

i

Shareholders who wish to accept the Offer must properly complete and duly execute the accompanying Letter of Transmittal (printed on blue paper) or a manually signed facsimile thereof in accordance with the instructions set forth therein and deposit the completed Letter of Transmittal, together with certificate(s) representing the Common Shares being deposited and all other documents required by the Letter of Transmittal, with CIBC Mellon Trust Company (the “Depositary”), at one of the offices specified in the Letter of Transmittal prior to the Expiry Time. Alternatively, Shareholders may (1) accept the Offer in Canada by following the procedures for book-entry transfer of Common Shares described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer in Canada”, or (2) accept the Offer where the certificate(s) representing the Common Shares are not immediately available, or if the certificate(s) and all of the required documents cannot be provided to the Depositary prior to the Expiry Time, by following the procedures for guaranteed delivery described under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (printed on green paper) or a facsimile thereof.

Questions and requests for assistance may be directed to the Depositary. Additional copies of this document, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary at its office shown on the last page of this document.

Shareholders whose Common Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should contact such investment advisor, stock broker, bank, trust company or other nominee for assistance in depositing their Common Shares if they wish to accept the Offer.

Shareholders should be aware that the Offeror has reserved the right to bid for and make, or to cause an affiliate to bid for and make, purchases of Common Shares during the period of the Offer, as permitted by applicable Law.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror’s sole discretion, take such action as the Offeror may deem necessary to extend the Offer to Shareholders in any such jurisdiction. At present, the Offeror intends to extend the Offer to Shareholders in the United States, subject to and upon the satisfaction of applicable U.S. regulatory requirements.

No stock broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than that contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, Vedanta or the Depositary.

In any jurisdiction in which the Offer is required to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Offeror by brokers or dealers licensed under the laws of that jurisdiction.

Shareholders should be aware that acceptance of the Offer may have tax consequences in Canada and other jurisdictions. Such consequences for Shareholders who are resident in, or citizens of Canada may not be fully described herein and such consequences under the tax laws of jurisdictions other than Canada for Shareholders who are resident in, or citizens of, such jurisdictions are not described herein. Shareholders are encouraged to consult with their own advisors regarding the tax consequences to them. See “Canadian Federal Income Tax Considerations” in the Circular.

All dollar references in the Offer are to Canadian dollars, unless otherwise indicated. On August 24, 2006, the noon spot rate of exchange as reported by the Bank of Canada was Cdn. $1.00 = U.S.$0.90.

FORWARD-LOOKING STATEMENTS

The Summary Term Sheet, Offer to Purchase and Circular may contain “forward-looking statements”. Forward-looking statements include, among others, statements relating to the acquisition of Sterlite Gold and the future performance of the Offeror, Vedanta and Sterlite Gold. Forward-looking statements are typically identified by words such as “believe”, “expect”, “anticipate”, “intend”, “seek”, “estimate”, “plan”, “forecast”, “project”, “budget”, “may”, “should” and “could”, and similar expressions. Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Offeror, Vedanta or Sterlite Gold or developments in Vedanta’s or Sterlite Gold’s respective businesses or their industries, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements.

Forward-looking statements are based on certain material factors and assumptions that were applied in drawing a conclusion or making a forecast or projection, such as the ability of the Offeror to complete the Offer and any Subsequent Acquisition Transaction (as defined herein). These forward-looking statements are made by the Offeror in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors the Offeror believes are appropriate in the circumstances. Although the Offeror believes that its plans, intentions and expectations reflected in these forward-looking statements are reasonable, actual results relating to, among other things, the Offer and any Subsequent Acquisition Transaction, could differ materially from those currently anticipated in such statements by reason of factors such as applicable U.S. regulatory requirements not being satisfied and the Offer not being extended to Shareholders in the United States; changes in general economic conditions; the conditions to the Offer not being satisfied; the level of acceptance of the Offer by Shareholders; the risk of new and changing regulation; risks involved in the completion and integration of the acquisition; expected benefits of the acquisition not being fully realized or realized within the expected time frame; costs or difficulties related to obtaining any approvals or unanticipated approvals for completing the acquisition; legislative or regulatory changes adversely affecting the businesses in which the companies are engaged and changes in the securities or capital markets.

Forward-looking statements in this document are based on management’s reasonable beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and Vedanta and the Offeror disavow and disclaim any obligation to do so.

DEFINITIONS

In the Summary Term Sheet, Offer to Purchase and the Circular, unless the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below. Certain other defined terms are used in a limited manner in the Offer to Purchase and the Circular and have the meanings indicated at their first usage.

“Acquisition Proposal” has the meaning ascribed thereto in Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”;

“affiliate” has the meaning ascribed thereto in the OSA;

“AMF” means l’Autorité des marchés financiers (Québec);

“Applicable Securities Laws” means the provisions of applicable corporate and securities laws and rules, regulations and published policies of the provinces and territories of Canada and the rules, regulations and published policies of stock exchanges on which the Common Shares are listed or posted for trading;

“associate” has the meaning ascribed thereto in the OSA;

“Board of Directors” means the board of directors of Sterlite Gold;

“Book Entry Confirmation” means confirmation of a book-entry transfer of a Shareholder’s Common Shares into the Depositary’s account at CDS;

“business combination” has the meaning ascribed thereto in Rule 61-501;

“Business Day” means any day other than a Saturday, Sunday or statutory holiday on which chartered banks in the city of Toronto, Ontario or London, England are not open for business;

“CDS” means the Canadian Depository for Securities Limited;

“CDSX” means the CDS on-line tendering system pursuant to which book-entry transfers may be effected;

“Circular” means the take-over bid circular accompanying the Offer to Purchase and forming part of the Offer;

“Common Shares” means the common shares in the capital of Sterlite Gold issued and outstanding at any time during the Offer Period;

“Compulsory Acquisition” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;

“CRA” means the Canada Revenue Agency;

“Depositary” means CIBC Mellon Trust Company;

“Directors’ Circular” means the accompanying directors’ circular dated August 25, 2006 of the Board of Directors;

“Dissenting Offeree” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Common Shares not Deposited — Compulsory Acquisition”;

“Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP);

“Expiry Time” means 5:00 p.m. (Toronto time) on September 30, 2006, or such later date or dates and time or times as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”;

“fully-diluted basis” means, with respect to the number of outstanding Common Shares at any time, such number of outstanding Common Shares calculated assuming that: (a) any and all outstanding options, warrants or other rights to acquire Common Shares are exercised and Common Shares are issued pursuant thereto, whether or not such warrants, options or other rights are exercisable by the holder; and (b) any and all outstanding securities of Sterlite Gold that are convertible or exchangeable into Common Shares are converted or exchanged, as applicable, whether or not such convertible or exchangeable securities are exercisable by the holder;

“going private transaction” has the meaning ascribed thereto in Policy Q-27;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (d) any self-regulatory organization;

“HSBC” means HSBC Securities (Canada) Inc.;

“includes” or “including” means “includes, without limitation” or “including, without limitation”, respectively;

“Independent Committee” means the special committee of the Board of Directors established to consider the Offer in accordance with Applicable Securities Laws comprised of an independent director of the Board of Directors;

“Law” or “Laws” means all international trade agreements, codes and conventions, laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of or from any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of acceptance and transmittal in the form accompanying the Offer to Purchase and the Circular (printed on blue paper);

“LSE” means the London Stock Exchange plc;

“Minimum Tender Condition” has the meaning ascribed thereto in paragraph (a) of Section 4 of the Offer to Purchase, “Conditions of the Offer”;

“Non-Resident Shareholder” has the meaning ascribed thereto in Section 21 of the Circular, “Canadian Federal Income Tax Considerations”;

“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form accompanying the Offer to Purchase and Circular (printed on green paper);

“Offer” means the offer by the Offeror to purchase Common Shares made hereby;

“Offer Period” means the period commencing on the date hereof and ending at the Expiry Time;

“Offeror” means Twin Star International Limited, a corporation incorporated under the laws of Mauritius, being an indirect wholly-owned subsidiary of Vedanta;

“Offeror’s Notice” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Common Shares Not Deposited;

“Original Valuation” means the independent formal valuation of the Common Shares as at March 10, 2006 updated to May 8, 2006 for a subsequent event only, prepared by PwC in accordance with Rule 61-501 and Policy Q-27;

“OSA” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder as now in effect and as they may be promulgated or amended from time to time;

“OSC” means the Ontario Securities Commission;

“Other Securities” has the meaning ascribed thereto in Section 3 of the Offer to Purchase, “Manner of Acceptance — Power of Attorney”;

“Policy Q-27” means the regulation entitled Policy Statement Q-27 — Protection of Minority Securityholders in the Course of Certain Transactions of the AMF, as the same may be amended from time to time;

“Proposed Agreement” has the meaning ascribed thereto in Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”;

“Proposed Amendments” has the meaning ascribed thereto in Section 21 of the Circular, “Canadian Federal Income Tax Considerations”;

“Purchased Common Shares” has the meaning ascribed thereto in Section 3 of the Offer to Purchase, “Manner of Acceptance — Power of Attorney”;

“PwC” means PricewaterhouseCoopers LLP;

“PwC Valuation” means the independent formal valuation of the Common Shares as at May 8, 2006, prepared by PwC in accordance with Rule 61-501 and Policy Q-27;

“Rule 61-501” means OSC Rule 61-501  — Insider Bids, Issuer Bids, Business Combinations and Related Party Transactions, as the same may be amended from time to time;

“Share Purchase Agreement” means the share purchase agreement dated June 12, 2006, among Volcan, Welter and Vedanta, as described in Section 9 of the Circular, “Agreements Relating to the Offer — Share Purchase Agreement”;

“Shareholders” means holders of Common Shares;

“Sterlite Gold” means Sterlite Gold Ltd., a corporation existing under the YBCA;

“Sterlite Gold Material Adverse Effect” means a change, effect, event, occurrence or state of facts (or any development involving a prospective change) which materially and adversely affects, or would reasonably be expected to materially and adversely affect, (a) the business, operations, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, financial condition, results of operations, licences, permits, rights, privileges or prospects of Sterlite Gold and/or any of its subsidiaries, taken as a whole, or (b) the ability of Sterlite Gold to perform its obligations hereunder or consummate the transactions contemplated herein, in each case other than any change, effect, event, occurrence or state of facts (or any development including a prospective change) relating to the global economy or securities markets in general;

“Subsequent Acquisition Transaction” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”;

“subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned, directly or indirectly, by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a subsidiary;

“Subsidiary” means a subsidiary of Sterlite Gold whether direct or indirect (whose consolidated assets or revenues represent 5% or more of the consolidated assets or revenues as the case may be, of Sterlite Gold);

“Superior Proposal” has the meaning ascribed thereto in Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”;

“Support Agreement” means the support agreement dated June 12, 2006, between Vedanta and Sterlite Gold, as assigned by Vedanta to the Offeror on August 25, 2006, as described in Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”;

“Tax Act” means the Income Tax Act (Canada), as the same may be amended from time to time;

“Tax Treaty” has the meaning ascribed thereto in Section 21 of the Circular, “Canadian Federal Income Tax Considerations”;

“Termination Fee” has the meaning ascribed thereto in Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”;

“Termination Fee Event” has the meaning ascribed thereto in Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”;

“TSX” means the Toronto Stock Exchange;

“United States” or “U.S.” means the United States of America;

“U.S. Shareholder” has the meaning ascribed thereto in Section 21 of the Circular, “Canadian Federal Income Tax Considerations”;

“Vedanta” means Vedanta Resources plc, a corporation existing under the laws of the United Kingdom;

“Volcan” means Volcan Investments Limited, a corporation incorporated under the laws of the Bahamas;

“Welter” means Welter Trading Limited, a corporation incorporated under the laws of Cyprus; and

“YBCA” means the Business Corporations Act (Yukon) and the regulations made thereunder, as promulgated or amended from time to time (or such other corporate statute that is Sterlite Gold’s governing corporate statute at the relevant time).

SUMMARY TERM SHEET

This Summary Term Sheet highlights certain important and material information about the Offer that is described in more detail in the Offer to Purchase, Circular and Letter of Transmittal, however this Summary Term Sheet is intended to be an overview only. This Summary Term Sheet is qualified in its entirety by the detailed provisions contained in the Offer to Purchase, Circular and Letter of Transmittal which include additional information about the Offer. Therefore, you are urged to carefully read the Offer to Purchase, Circular and Letter of Transmittal in their entirety. We have included cross-references in this Summary Term Sheet to other sections of this document to direct you to the sections of this document in which a more complete description of the topics covered in this Summary Term Sheet appear.

WHAT IS THE OFFER?

The Offeror, an indirect wholly-owned subsidiary of Vedanta, is offering to purchase all of the issued and outstanding Common Shares other than those already owned by the Offeror and its affiliates. The Offeror is offering $0.258 in cash for each Common Share not already owned by the Offeror or its affiliates. At present, the Offeror intends to extend the Offer to Shareholders in the United States, subject to and upon the satisfaction of applicable U.S. regulatory requirements. The following are some of the questions that you, as a Shareholder, may have and answers to those questions. For the purpose of this Summary Term Sheet, “we” and similar words refer to both the Offeror and Vedanta. We urge you to carefully read the Offer to Purchase, Circular and Letter of Transmittal because the information in this Summary Term Sheet is intended to be an overview only and additional important information is contained in the Offer to Purchase, Circular and Letter of Transmittal.

WHO IS OFFERING TO BUY MY COMMON SHARES?

Vedanta Resources plc and Twin Star International Limited. Vedanta is an LSE listed corporation existing under the laws of the United Kingdom. The Offeror, an indirect wholly-owned subsidiary of Vedanta, exists under the laws of Mauritius. The Offeror is offering to purchase all of the issued and outstanding Common Shares not already owned by the Offeror and its affiliates.

As of the date hereof, we directly and indirectly own or control 146,039,658 Common Shares, representing 55% of the issued and outstanding Common Shares.

Vedanta is a diversified metals and mining company. Vedanta produces mainly aluminium, copper, zinc and lead. Vedanta’s principal operations are located in India and it also has significant copper operations in Zambia and copper mining operations in Australia. The Offeror became an indirect wholly-owned subsidiary of Vedanta when Vedanta indirectly acquired all of the outstanding shares of the Offeror pursuant to the terms of the Share Purchase Agreement, which acquisition became effective on August 23, 2006. The Offeror has no assets or liabilities other than 146,039,658 Sterlite Gold Common Shares, an account receivable loan in the amount of U.S.$10,000,000, plus accrued and unpaid interest of U.S.$198,655 as at July 31, 2006, payable by Sterlite Gold to the Offeror and an account payable loan in the same amount payable by the Offeror to Vedanta. See Section 1 of the Circular, “The Offeror and Vedanta”.

HOW MUCH ARE YOU OFFERING TO PAY AND WHAT IS THE FORM OF PAYMENT?

The Offeror is offering, upon the terms and subject to the conditions of the Offer, $0.258 net to the seller in cash less any required withholding taxes and without interest in exchange for each Common Share held by you. The consideration offered is in cash. The price being offered represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer and is close to the midpoint of the fair market value range indicated under the PwC Valuation. For more information on the trading of Sterlite Gold’s Common Shares, see Section 16 of the Circular “Information Concerning Securities of Sterlite Gold — Price Range and Trading Volume of Common Shares”. For more information on the PwC Valuation, see Section 8 of the Circular, “PwC Valuation”.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

If you are the owner of record of your Common Shares and you tender your Common Shares directly to the Depositary you will not have to pay any brokerage fees or commissions. If you own your Common Shares through a broker or other nominee and your broker or nominee tenders your Common Shares on your behalf, they may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See Section 19 of the Circular, “Depositary and Financial Advisor”.

HOW WILL SHAREHOLDERS BE TAXED FOR CANADIAN FEDERAL INCOME TAX PURPOSES?

A Shareholder who is resident in Canada, who holds Common Shares as capital property and who sells such shares to the Offeror under the Offer will realize a capital gain (or capital loss) equal to the amount by which the cash received, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate adjusted cost base to the Shareholder of such Common Shares.

Generally, Shareholders who are non-residents of Canada for the purposes of the Tax Act will not be subject to tax in respect of any capital gain realized on the sale of Common Shares to the Offeror under the Offer, unless those shares constitute “taxable Canadian property” to such Shareholder within the meaning of the Tax Act and that gain is not otherwise exempt from tax under the Tax Act pursuant to an exemption contained in an applicable income tax convention.

The foregoing is a very brief summary of certain Canadian federal income tax consequences. See Section 21 of the Circular, “Canadian Federal Income Tax Considerations” for a summary of the principal Canadian federal income tax considerations generally applicable to Shareholders. You are urged to consult your own tax advisor to determine the particular tax consequences to you of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction.

IS THE OFFER SUBJECT TO CONDITIONS?

The Offeror reserves the right to withdraw or terminate the Offer (or amend the Offer to postpone taking up and paying for any Common Shares deposited under the Offer) and not take up and pay for any Common Shares deposited under the Offer or to extend the period of time during which the Offer is open and postpone taking up and paying for, any Common Shares deposited under the Offer unless all of the conditions described in Section 4 of the Offer to Purchase, “Conditions of the Offer”, are satisfied or waived by the Offeror prior to the expiry of the Offer. The Offer is conditional upon, among other things, there being validly deposited under the Offer and not validly withdrawn at the Expiry Time that number of Common Shares constituting at least 66 2/3% of the Common Shares calculated on a fully-diluted basis and a sufficient number of Common Shares to enable the Offeror to complete a second stage business combination in accordance with applicable Laws. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER TO THE OFFER?

You will have until 5:00 p.m. (Toronto time) on September 30, 2006 to tender your Common Shares to the Offer, unless the Offer is extended or withdrawn. Further, if you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure, which is described in the Offer to Purchase. See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

CAN THE OFFER BE EXTENDED?

We can elect at any time and from time to time to extend the Offer. If we extend the Offer, we will inform CIBC Mellon Trust Company, the Depositary for the Offer, of that fact and will make a public announcement of the extension not later than 9:00 a.m. (Toronto time) on the next Business Day after the day on which the Offer was scheduled to expire. See Section 5 of the Offer to Purchase “Extension, Variation or Change in the Offer”.

HOW DO I TENDER MY COMMON SHARES?

To accept the Offer you must deposit the certificate(s) representing your Common Shares in respect of which you are accepting the Offer together with a properly completed and duly executed Letter of Transmittal and any other relevant documents required by the instructions and rules set forth in the Letter of Transmittal to one of the offices of the Depositary specified in the Letter of Transmittal so as to be received by the Depositary prior to the time the Offer expires. Instructions are contained in the Letter of Transmittal which accompanies the Offer. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Letter of Transmittal”.

If your Common Shares are held in street name (that is, registered in the name of a stock broker, investment dealer, bank, trust company or other nominee), please contact such stock broker, investment dealer, bank, trust company or other nominee to take the necessary steps to deposit such Common Shares under the Offer.

If you cannot get all required documents to the Depositary by the expiry of the Offer, you may nevertheless deposit your Common Shares validly under the Offer by having a broker, bank or other fiduciary who is a member of the Securities Transfer Agent Medallion Program (STAMP) or other Eligible Institution properly guarantee to the

Depositary that the necessary documents will be received by the Depositary at its Toronto, Ontario office prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time. However, the Depositary must receive the necessary documents within that three trading day period. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

You may also deposit your Common Shares validly under the Offer in Canada by following the procedures for book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario prior to the Expiry Time. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer in Canada”.

If you are accepting the Offer through book-entry transfer you must make sure that such confirmation is received by the Depositary prior to the Expiry Time.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?

You can withdraw previously tendered Common Shares:

(a)	at any time before your Common Shares have been taken up by the Offeror pursuant to the Offer;

(b)	if your Common Shares have not been paid for by the Offeror within three business days (within the meaning of the OSA) after having been taken up; or

(c)
at any time before the expiration of 10 days from the date upon which either: (i) a notice of change relating to a change which has occurred in the information contained in the Offer to Purchase or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or (ii) a notice of variation concerning a variation in the terms of the Offer (other than (1) a variation consisting solely of an increase in the consideration offered for the Common Shares where the Expiry Time is not extended for more than 10 days or (2) a variation consisting solely of a waiver of a condition of the Offer), is mailed, delivered or otherwise properly communicated (subject to abridgement or elimination of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities), but only if such deposited Common Shares have not been taken up by the Offeror at the date of mailing of the notice.

See Section 7 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”.

HOW DO I WITHDRAW PREVIOUSLY TENDERED COMMON SHARES?

To withdraw Common Shares that have been tendered you must deliver a properly completed and duly signed written notice of withdrawal, or a facsimile of one, with the required information to the Depositary while you still have the right to withdraw the Common Shares. See Section 7 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”.

WHEN WOULD I RECEIVE PAYMENT FOR MY COMMON SHARES?

If all the conditions of the Offer have been fulfilled or waived by the Offeror prior to the Expiry Time, the Offeror will, unless the Offeror shall have withdrawn or terminated the Offer, become obligated to take up the Common Shares validly deposited under the Offer and not validly withdrawn as soon as practicable and in any event not later than 10 days from the Expiry Time and to pay for the Common Shares taken up as soon as possible, but in any event not later than three business days (within the meaning of the OSA) after taking up the Common Shares, subject to applicable Law. In accordance with and subject to applicable Law, the Offeror will take up and pay for Common Shares deposited under the Offer after the date on which it first takes up deposited Common Shares under the Offer within 10 days of the deposit of such Common Shares. The Offeror will pay for Common Shares validly deposited under the Offer and not validly withdrawn by providing the Depositary, which will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror, with sufficient funds for transmittal to depositing Shareholders. Settlement with each Shareholder who has validly deposited and not validly withdrawn Common Shares under the Offer will be made by the Depositary forwarding a cheque payable in Canadian funds to such Shareholder. See Section 6 of the Offer to Purchase, “Take Up of and Payment for Deposited Common Shares”.

WHAT DOES STERLITE GOLD’S BOARD OF DIRECTORS THINK OF THE OFFER?

The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer. See the accompanying Directors’ Circular.

Pursuant to the Support Agreement, Sterlite Gold has agreed to, among other things, support the Offer. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”.

WHAT IS THE SUPPORT AGREEMENT?

On June 12, 2006, Vedanta and Sterlite Gold entered into the Support Agreement. On August 25, 2006, Vedanta assigned the Support Agreement to the Offeror in accordance with its terms. The Support Agreement sets forth the terms and conditions upon which the Offer is being made and upon which Sterlite Gold has agreed to support the Offer and cooperate with the Offeror to successfully complete the Offer. The Support Agreement contains, among other things, covenants of the Offeror relating to the making of the Offer; covenants of Sterlite Gold relating to steps to be taken to support the Offer; covenants of Sterlite Gold relating to the conduct of Sterlite Gold’s business pending the completion of the Offer; covenants of Sterlite Gold not to solicit any Acquisition Proposals; representations of Sterlite Gold and the Offeror; and provisions relating to the payment of a fee by Sterlite Gold to the Offeror in certain circumstances. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”.

IS TWIN STAR INTERNATIONAL LIMITED ATTEMPTING TO ACQUIRE ALL OF STERLITE GOLD?

The Offeror is making the Offer to holders of Common Shares. If we complete the Offer but do not then own 100% of Sterlite Gold, we currently intend, depending on the number of Common Shares we have acquired, to acquire all remaining Common Shares not then owned by us through a second-step transaction as described below.

If, within 120 days after the date of the Offer or the period during which the Offer remains open for acceptance (whichever is shorter), the Offer has been accepted by Shareholders holding not less than 90% of the issued and outstanding Common Shares as at the Expiry Time, excluding Common Shares held at the date of the Offer by or on behalf of the Offeror, or an affiliate or an associate of the Offeror (each as defined in the YBCA) and the Offeror acquires such deposited Common Shares, the Offeror may, at its option and if permitted by Law, acquire the remainder of the Common Shares from those Shareholders not acquired in the Offer on the same terms as Common Shares were acquired under the Offer, pursuant to a Compulsory Acquisition in accordance with the provisions of the YBCA. If that statutory right of acquisition is not available or the Offeror chooses not to avail itself of such statutory right of acquisition, the Offeror currently intends to pursue a Subsequent Acquisition Transaction to acquire the remaining Common Shares not tendered to the Offer. The Offeror currently intends that the consideration offered under any such Subsequent Acquisition Transaction would be the same cash price or securities immediately redeemable for the same cash price as the price offered under the Offer. A Compulsory Acquisition would not require a Shareholder vote. Depending upon the nature and terms of the Subsequent Acquisition Transaction, the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares may be required at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction as well as a sufficient number of Common Shares to enable the Offeror to complete a “business combination” and a “going private transaction” in accordance with applicable Laws. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

WILL I HAVE THE RIGHT TO HAVE MY COMMON SHARES APPRAISED?

If a Compulsory Acquisition occurs, a Shareholder may have the right to demand payment of the fair value of its Common Shares. If a Subsequent Acquisition Transaction occurs, a Shareholder may have the right to dissent in respect thereof and demand payment of the fair value of its Common Shares. The exercise of such rights of appraisal, if certain procedures are complied with by a Shareholder, could lead to a judicial determination of the fair value required to be paid to such Shareholder for its Common Shares. The fair value of the Common Shares so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

FOLLOWING THE OFFER AND ANY SECOND STEP TRANSACTION, WILL STERLITE GOLD CONTINUE AS A PUBLIC COMPANY?

If all or substantially all of the Common Shares are acquired by the Offeror, the Offeror intends to consider delisting the Common Shares from the TSX and causing Sterlite Gold to cease to be a reporting issuer under Applicable Securities Laws of Canada and the United States thereby eliminating public reporting requirements under Canadian and United States securities laws at such time as Applicable Securities Laws permit it to do so.

In addition, from the time that the Offeror begins to take up Common Shares pursuant to the Offer, the liquidity and market value of the remaining Common Shares held by the public could be adversely affected. The rules and regulations of the TSX establish certain criteria which, if not met, could lead to the delisting of the Common Shares from the TSX. Depending on the number of Common Shares purchased pursuant to the Offer, it is possible that the Common Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Common Shares could be delisted and that could, in turn, adversely affect the market or result in the lack of an established market for the Common Shares. See Section 16 of the Circular, “Information Concerning Securities of Sterlite Gold — Effect of the Offer on Market and Listings”.

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?

The closing price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to the announcement of Vedanta’s intention to make the Offer, was $0.08. The closing price of the Common Shares on the TSX on August 24, 2006, the last trading day prior to the date of the Offer, was $0.24. We urge you to obtain a recent quotation for Common Shares before deciding whether to tender your Common Shares.

WHAT FACTORS SHOULD I CONSIDER IN DECIDING WHETHER OR NOT TO ACCEPT THE OFFER?

Shareholders should consider the following factors in making their decision to accept or not accept the Offer:

•
The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold at May 8, 2006 is in the range of $0.245 to $0.280 per Common Share. The price offered by the Offeror is close to the midpoint of the fair market value range indicated under the PwC Valuation.

•
The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

•
The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer.

•
The Common Shares have limited trading activity. The average daily volume of the Common Shares for the twelve-month, six-month and three-month periods ended June 12, 2006 was 81,240, 93,127 and 94,963, respectively.

•	The Offer provides liquidity for the Common Shares and gives Shareholders the opportunity to fully monetize their investment in Sterlite Gold, without the payment of brokerage fees or commissions.

•	The Offer is comprised 100% of cash consideration which provides Shareholders with certainty of consideration.

The Board of Directors has identified additional factors Shareholders should consider in making their decision to accept or not accept the Offer. See the accompanying Directors’ Circular.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

You can contact CIBC Mellon Trust Company in Canada at its telephone numbers and locations set out on the back page of this document. CIBC Mellon Trust Company is acting as Depositary for the Offer.

OFFER TO PURCHASE

The accompanying Circular, Letter of Transmittal (printed on blue paper) and Notice of Guaranteed Delivery (printed on green paper) which are incorporated into and form part of the Offer, contain important information that should be read carefully before making a decision with respect to the Offer.

August 25, 2006

TO:  HOLDERS OF COMMON SHARES OF STERLITE GOLD LTD.

1.     The Offer

The Offeror hereby offers to purchase, upon the terms and subject to the conditions hereinafter specified, all of the issued and outstanding Common Shares other than those already owned by the Offeror and its affiliates on the basis of a payment of $0.258 for each Common Share net to the seller in cash less any required withholding taxes and without interest. The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold at May 8, 2006 is in the range of $0.245 to $0.280 per Common Share. The price offered by the Offeror is close to the midpoint of the fair market value range indicated under the PwC Valuation and represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

Depositing Shareholders will not be obliged to pay brokerage fees or commissions if they accept the Offer by depositing their Common Shares directly with the Depositary to accept the Offer. See Section 19 of the Circular, “Depositary and Financial Advisor”.

Initially, the Offer is not being made to Shareholders in the United States. At present, the Offeror intends to extend the Offer to Shareholders in the United States, subject to and upon the satisfaction of applicable U.S. regulatory requirements.

The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer. For further information, refer to the Directors’ Circular issued by the Board of Directors accompanying this document. Pursuant to the Support Agreement, Sterlite Gold has agreed to, among other things, support the Offer. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement” and the Directors’ Circular of the Board of Directors accompanying this document.

The accompanying Circular, Letter of Transmittal and Notice of Guaranteed Delivery which are incorporated into and form part of the Offer, contain important information which should be read carefully before making a decision with respect to the Offer.

2.     Time for Acceptance

The Offer is open for acceptance during the Offer Period, being the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on September 30, 2006, or such later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, unless withdrawn by the Offeror.

3.     Manner of Acceptance

Letter of Transmittal

The Offer may be accepted by delivering to the Depositary at one of the offices listed in the Letter of Transmittal (printed on blue paper), so as to be received by the Depositary, prior to the Expiry Time:

(a)	certificate(s) representing the Common Shares in respect of which the Offer is being accepted;

(b)
a Letter of Transmittal in the form accompanying the Offer or a manually signed facsimile thereof, properly completed and duly executed as required by the instructions and rules set forth in the Letter of Transmittal; and

(c)	any other relevant documents required by the instructions and rules set forth in the Letter of Transmittal.

The Offer will be deemed to be accepted only if the Depositary has actually received these documents prior to the Expiry Time. Except as otherwise provided in the instructions and rules set out in the Letter of Transmittal or as may be permitted by the Offeror, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. If a Letter of Transmittal is executed by a person other than the registered holder of the certificate(s) deposited therewith, the certificate(s) must be endorsed, or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power guaranteed by an Eligible Institution.

Alternatively, Common Shares may be deposited in compliance with the procedures set forth below for guaranteed delivery or book-entry transfer.

Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (a) the certificate(s) representing such Common Shares are not immediately available or (b) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Common Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

(i)	the deposit is made by or through an Eligible Institution;

(ii)
a Notice of Guaranteed Delivery (printed on green paper) in the form accompanying the Offer to Purchase and the Circular or a facsimile thereof, properly completed and duly executed, is received by the Depositary prior to the Expiry Time at the Toronto office of the Depositary as set forth in the accompanying Notice of Guaranteed Delivery; and

(iii)
the certificate(s) representing deposited Common Shares, in proper form for transfer, together with a Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed, and all other documents required by the Letter of Transmittal, are received by the Depositary at the Toronto office of the Depositary prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary at its office in Toronto as specified in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery to any office other than the Toronto office of the Depositary does not constitute delivery for the purposes of satisfying a guaranteed delivery.

Acceptance by Book-Entry Transfer in Canada

Shareholders may also accept the Offer in Canada by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Common Shares into the Depositary’s account in accordance with CDS procedures for such transfer. Delivery of Common Shares to the Depositary by means of a book-based transfer will constitute a valid tender under the Offer.

Shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer through a book-based transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered as a valid tender in accordance with the terms of the Offer.

General

In all cases, payment for Common Shares deposited and taken up by the Offeror will be made only after timely or deemed receipt by the Depositary of (a) certificate(s) representing such Common Shares (or Book-Entry Confirmation), (b) a Letter of Transmittal, or a manually signed facsimile thereof, properly completed and duly executed, covering such Common Shares with the signature(s) guaranteed in accordance with the instructions set out in the Letter of Transmittal accompanying the Offer and (c) any other required documents.

The method of delivery of certificate(s) representing Common Shares, the Letter of Transmittal and all other required documents is at the option and risk of the person depositing the same. The Offeror recommends that such documents be delivered by hand to the Depositary and a receipt obtained or, if mailed, that registered mail with return receipt requested be used and that proper insurance be obtained.

Shareholders whose Common Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should contact such investment advisor, stock broker, bank, trust company or other nominee for assistance in depositing their Common Shares if they wish to accept the Offer.

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer and of any notice of withdrawal will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits or notices of withdrawal which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit or withdrawal of any Common Shares. There shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer, including the Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be final and binding.

The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out above.

Power of Attorney

The execution of a Letter of Transmittal (or, in the case of Common Shares deposited by Book-Entry Confirmation, Book-Entry Confirmation through CDSX) irrevocably appoints each officer of the Depositary, each director or officer of the Offeror, and any other person designated by the Offeror in writing, as the true and lawful agents, attorneys, attorneys-in-fact and proxies of the holder of the Common Shares covered by the Letter of Transmittal or on whose behalf Book-Entry Confirmation through CDSX is sent, with respect to Common Shares registered in the name of the holder on the appropriate securities registers maintained by or on behalf of Sterlite Gold and deposited pursuant to the Offer and taken up and purchased by the Offeror (the “Purchased Common Shares”), and with respect to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Common Shares or any of them on or after the date of the Offer, except as otherwise indicated in Section 9 of the Offer to Purchase, “Changes in Capitalization and Distributions; Liens” (collectively, “Other Securities”).

The power of attorney granted irrevocably upon execution of a Letter of Transmittal (or, in the case of Common Shares deposited by Book-Entry Confirmation, Book-Entry Confirmation through CDSX) shall be effective from and after the date the Offeror takes up and pays for the Purchased Common Shares, with full power of substitution and resubstitution in the name of and on behalf of such holder of Purchased Common Shares (such power of attorney, coupled with an interest, being irrevocable) to: (a) transfer ownership of the Purchased Common Shares and any Other Securities on the account books maintained by CDS together, in any such case, with all accompanying evidence of transfer and authenticity, to or upon the order of the Offeror; (b) register or record the transfer or cancellation of Purchased Common Shares and any Other Securities on the appropriate registers maintained by or on behalf of Sterlite Gold; (c) vote, execute and deliver (provided the same is not contrary to applicable Law), as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of such Purchased Common Shares and any Other Securities, revoke any such instrument, authorization or consent or designate in any such instrument, authorization or consent any person or persons as the proxy of such Shareholder in respect of such Purchased Common Shares and any Other Securities for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of securityholders; (d) execute and negotiate any cheques or other instruments representing any Other Securities payable to or to the order of, or endorsed in favour of, the holder of such Purchased Common Shares and any Other Securities; (e) exercise any rights of the holder of Purchased Common Shares and any Other Securities with respect to such Purchased Common Shares and any Other Securities; and (f) execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey the Purchased Shares and Other Securities to the Offeror, all as set forth in the Letter of Transmittal.

Furthermore, a holder of Purchased Common Shares who executes a Letter of Transmittal, or on whose behalf a Book-Entry Confirmation through CDSX is sent, agrees, effective on and after the date of take up, not to vote any of the Purchased Common Shares or Other Securities at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of Shareholders or holders of Other Securities and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Common Shares or any Other Securities, and agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of all or any of the Purchased Common Shares or any Other Securities and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Common Shares and any Other Securities. Upon such appointment, all prior proxies given by the holder of such Purchased Common Shares or any Other Securities with respect thereto shall be revoked and no subsequent proxies may be given by such person with respect thereto. A holder of Purchased Common Shares who executes a Letter of Transmittal (or on whose behalf Book-Entry Confirmation through CDSX is sent) agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy, or otherwise, will be granted with respect to the deposited Common Shares or any Other Securities by or on behalf of such holder, unless the deposited Common Shares are not taken up and paid for under the Offer.

A holder of Purchased Common Shares who executes a Letter of Transmittal, or on whose behalf a Book-Entry Confirmation through CDSX is sent, covenants to execute and deliver to the Offeror, at any time and from time to time, as and when requested by the Offeror, any additional documents and other assurances necessary or desirable to complete the sale, assignment and transfer of the Purchased Common Shares and Other Securities to the Offeror and acknowledges that all authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such Shareholder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of the holder.

The acceptance of the Offer pursuant to the procedures set forth above constitutes an agreement between a depositing Shareholder and the Offeror in accordance with the terms and conditions of the Offer. This agreement includes a representation and warranty by the depositing Shareholder that: (a) the person signing the Letter of Transmittal (or on whose behalf Book-Entry Confirmation through CDSX is sent) has full power and authority to deposit, sell, assign and transfer the deposited Common Shares and any and all Other Securities being deposited and all interests therein; (b) the signatory or the person on whose behalf the deposited Common Shares and any Other Securities are being deposited has good legal title to and is the beneficial owner of the deposited Common Shares and any and all Other Securities and all interests therein; (c) the deposited Common Shares and any Other Securities and all interests therein have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the deposited Common Shares or any Other Securities or any interest therein, to any other person; (d) the deposit of the deposited Common Shares and any Other Securities complies with applicable Laws; and (e) when the deposited Common Shares and any Other Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, equities, claims and rights of others.

4.     Conditions of the Offer

Notwithstanding any other provision of the Offer and subject to applicable Law, the Offeror shall have the right to withdraw or terminate the Offer (or amend the Offer to postpone taking up and paying for any Common Shares deposited under the Offer), and shall not be required to accept for payment, take up, purchase or pay for, or may extend the period of time during which the Offer is open and postpone taking up and paying for, any Common Shares deposited under the Offer, unless all of the following conditions are satisfied or waived by the Offeror at or prior to the Expiry Time:

(a)	there shall have been validly deposited under the Offer and not validly withdrawn at the Expiry Time that number of Common Shares constituting:

(i)	at least 66 2/3% of the Common Shares calculated on a fully-diluted basis; and

(ii)	a sufficient number of Common Shares to enable the Offeror to complete a second stage business combination in accordance with applicable Laws,

(collectively, the “Minimum Tender Condition”);

(b)
all government or regulatory approvals, waivers, permits, consents, reviews, orders, rulings, decisions and exemptions (including, without limitation, those of any Governmental Entity, including any stock exchange or other securities or regulatory authorities) which, in the Offeror’s sole judgment, are necessary or desirable in connection with the Offer (including a Subsequent Acquisition Transaction) shall have been obtained or concluded on terms and conditions satisfactory to the Offeror in its sole judgment acting reasonably, and any waiting period with respect to such approvals and consents shall have expired or been terminated;

(c)
the Offeror shall have determined in its sole judgment acting reasonably that (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign Governmental Entity or by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of Law, and (ii) no Law shall have been proposed, enacted, promulgated, amended or applied:

(i)
to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by or the sale to the Offeror of the Common Shares or the right of the Offeror or Vedanta to own or exercise full right of ownership of the Common Shares;

(ii)	which, if the Offer were consummated, could have a Sterlite Gold Material Adverse Effect or an Offeror Material Adverse Effect (as defined in the Support Agreement); or

(iii)	which challenges or would prevent the ability of the Offeror or its affiliates to consummate the Offer or to effect a Subsequent Acquisition Transaction;

(d)
the Offeror shall have determined in its sole judgment acting reasonably that there shall not exist any prohibition at Law against the Offeror making the Offer or taking up and paying for any Common Shares deposited under the Offer or completing a Subsequent Acquisition Transaction;

(e)
the Offeror shall have determined in its sole judgment acting reasonably that there shall not exist or have occurred (or, if there does exist or shall have occurred prior to the date hereof, there shall not have been disclosed, generally by way of press release and material change report or to the Offeror in writing) any change (or any condition, event, circumstance or development involving a prospective change) in the business, operations, assets, capitalization, condition (financial or otherwise), prospects, share or debt ownership, results of operations, cash flow, properties, articles, by-laws, licenses, permits, rights or privileges, whether contractual or otherwise, or liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), of Sterlite Gold or any of its subsidiaries which would have or reasonably be expected to have a Sterlite Gold Material Adverse Effect or a material adverse effect on the value of the Common Shares;

(f)
the Offeror shall have determined in its sole judgment acting reasonably that no change (or any condition, event or development involving a prospective change) shall have occurred or have been threatened in the general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere, which is or may be materially adverse to the value of the Common Shares;

(g)
there shall not have occurred any actual or threatened change to the Tax Act or the regulations thereunder or similar tax laws of any other jurisdiction (including any proposal to amend the Tax Act or the regulations thereunder or such other tax laws or any announcement, governmental or regulatory initiative, issue of an interpretation bulletin, condition, event or development involving a change or a prospective change) that, in the sole judgment of the Offeror acting reasonably, directly or indirectly, has or may have a material and adverse effect on Sterlite Gold or any of its subsidiaries, the Offeror or any of its subsidiaries, on any Subsequent Acquisition Transaction or on a subsequent sale or disposition of assets of Sterlite Gold or any of its subsidiaries;

(h)
the Board of Directors and/or the Independent Committee shall not have, for any reason, (A) withdrawn its recommendation in favour of the Offer or changed or qualified or proposed publicly to change or qualify its recommendation in a manner adverse to the Offeror or otherwise in a manner that has substantially the same effect as the withdrawal thereof, or (B) approved or recommended or proposed publicly to approve or recommend acceptance of any Acquisition Proposal, or (C) resolved to do any of the foregoing;

(i)
(i) all representations and warranties of Sterlite Gold contained in the Support Agreement that are qualified by a reference to a Sterlite Gold Material Adverse Effect or materiality or words of similar import shall be true and correct in all respects, (ii) all representations and warranties of Sterlite Gold contained in the Support Agreement that are not so qualified shall be true and correct in all material respects, (iii) Sterlite Gold shall have performed in all respects all covenants to be performed by it, and complied in all respects with all obligations to be complied by it, under the Support Agreement at or prior to the Effective Time (as defined in the Support Agreement) that are qualified by a reference to a Sterlite Gold Material Adverse Effect or materiality or words of similar import, (iv) Sterlite Gold shall have performed in all material respects all covenants to be performed by it, and complied in all material respects with all obligations to be complied by it, under the Support Agreement at or prior to the Effective Time not so qualified, and (v) the Offeror shall have received a certificate signed by Sterlite Gold’s Chief Executive Officer and Chief Financial Officer to the effect of the foregoing; and

(j)	the Offeror shall not have become entitled to terminate the Support Agreement in accordance with its terms.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror in its sole discretion regardless of the circumstances giving rise to any such assertion, including any action or inaction by the Offeror or Vedanta giving rise to any such conditions, or may be waived by the Offeror in its sole discretion, in whole at any time or in part, at any time and from time to time, without prejudice to any other rights which the Offeror or Vedanta may have. Each of the foregoing conditions is independent of and in addition to each other such condition and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right which may be asserted by the Offeror at any time and from time to time. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.

Any waiver of a condition or the withdrawal or termination of the Offer will be effective upon written notice or other communication confirmed in writing by the Offeror to that effect to the Depositary at its principal office in Toronto. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver, withdrawal or termination, shall cause the Depositary, if and to the extent required by Law, as soon as practicable thereafter to notify the Shareholders thereof in the manner set forth in Section 10 of the Offer to Purchase, “Notices and Delivery”, and shall provide a copy of the aforementioned notice to the TSX. In addition, if determined necessary by counsel to the Offeror, such change in the Offer will be disclosed in accordance with the filing requirements of Applicable Securities Laws. If the Offer is withdrawn or terminated, the Offeror will not be obligated to take up, accept for payment or pay for any Common Shares deposited under the Offer and the Depositary will promptly return all certificates representing deposited Common Shares, Letters of Transmittal, Notices of Guaranteed Delivery and related documents in its possession to the parties by whom they were deposited.

5.     Extension, Variation or Change in the Offer

The Offer is open for acceptance until, but not after, the Expiry Time, subject to extension or variation in the Offeror’s sole discretion, unless the Offer is withdrawn by the Offeror.

Subject to applicable Law, the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time during the Offer Period (or at any other time permitted by applicable Law), to extend the Expiry Time or to vary the Offer by giving written notice or other communication (confirmed in writing) of such extension or variation to the Depositary at its principal office in Toronto, and by causing the Depositary as soon as practicable thereafter to communicate such notice to all Shareholders to whom the Offer has been made but whose Common Shares have not been taken up prior to the extension or variation in the manner set forth in Section 10 of the Offer to Purchase, “Notices and Delivery” if required by applicable Law; provided that the Offeror will not, except as specifically permitted in the Support Agreement, without the consent of Sterlite Gold, not to be unreasonably withheld or delayed, (a) increase the Minimum Tender Condition, (b) decrease the consideration offered per Common Share, (c) change the form of consideration payable under the Offer (other than to add or increase consideration), (d) modify the conditions to the Offer in a manner which is adverse to Shareholders or, (e) impose additional conditions to the Offer. The Offeror shall, as soon as practicable after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation, such announcement in the case of an extension to be disseminated no later than 9:00 a.m. (Toronto time) on the next Business Day after the previously scheduled Expiry Time, and will provide a copy of the notice thereof to the TSX. In addition, if determined necessary by counsel to the Offeror, such change in the Offer will be disclosed in accordance with the filing requirements of the Applicable Securities Laws. Any notice of change in information will be deemed to have been given and to be effective at the time on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto.

Where the terms of the Offer are varied (other than a variation consisting solely of a waiver of a condition provided in Section 4 of the Offer to Purchase), the Offer will not expire before 10 days after the notice of such variation has been given to Shareholders, unless otherwise permitted by applicable Law and subject to abridgement or elimination of that period pursuant to such orders as may be granted by applicable courts or securities regulatory authorities.

If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in the Offer to Purchase or the Circular, as amended from time to time, that would reasonably be expected to affect a decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), the Offeror will give written notice of such change to the Depositary at its principal office in Toronto, and will, at the expense of the Offeror, cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 10 of the Offer to Purchase, “Notices and Delivery”, to all Shareholders to whom the Offer has been made but whose Common Shares have not been taken up under the Offer at the date of the occurrence of the change, if required by applicable Law. As soon as practicable after giving notice of a change in information to the Depositary, the Offeror will make a public announcement of the change in information and provide a copy of the notice thereof to the TSX. In addition, if determined necessary by counsel to the Offeror, such change in the Offer will be disclosed in accordance with the filing requirements of Applicable Securities Laws. Any notice of change in information will be deemed to have been given and to be effective on the day on which it is mailed, delivered or otherwise communicated to the Depositary at its principal office in Toronto.

Notwithstanding the foregoing, but subject to applicable Law, the Offer may not be extended by the Offeror if all of the terms and conditions of the Offer, except those waived by the Offeror, have been fulfilled or complied with, unless the Offeror first takes up and pays for all Common Shares validly deposited under the Offer and not validly withdrawn.

During any extension of the Offer or in the event of any variation or change in information, all Common Shares previously deposited and not taken up or properly withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms hereof, subject to Section 7 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”. An extension of the Expiry Time, a variation of the Offer or a change in information does not constitute a waiver by the Offeror of its rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”. If, prior to the Expiry Time, the Offeror, in its sole discretion, increases the consideration being offered to Shareholders under the Offer, such increase will be applicable to all depositing Shareholders whose Common Shares are taken up under the Offer.

6.     Take Up of and Payment for Deposited Common Shares

If all the conditions of the Offer (including those referred to under Section 4 of the Offer to Purchase, “Conditions of the Offer”) have been fulfilled or waived by the Offeror at or prior to the Expiry Time, the Offeror will, subject to applicable Law, unless the Offeror shall have withdrawn or terminated the Offer, become obligated to take up and pay for the Common Shares validly deposited under the Offer and not validly withdrawn as soon as practicable and in any event not later than 10 days from the Expiry Time. Any Common Shares taken up will be paid for as soon as possible, and in any event not later than three business days (within the meaning of the OSA) after taking up the Common Shares. Subject to applicable Law, the Offeror may, in its discretion, at any time before the Expiry Time if the applicable rights to withdraw any deposited Common Shares have expired, take-up and pay for any or all such Common Shares then deposited under the Offer, provided the Offeror agrees to take up and pay for all additional Common Shares validly deposited under the Offer thereafter. Subject to applicable Law, the Offeror will take up and pay for Common Shares validly deposited under the Offer after the date on which it first takes up deposited Common Shares under the Offer within 10 days of deposit of such Common Shares.

Subject to applicable Law, the Offeror expressly reserves the right in its sole discretion to delay taking up or paying for any Common Shares or to terminate the Offer and not take up or pay for any Common Shares if any condition to the Offer, including those specified in Section 4 of the Offer to Purchase, “Conditions of the Offer”, is not

satisfied or waived, in whole or in part, by giving written notice thereof or other communication confirmed in writing to the Depositary at its principal office in Toronto. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition to the Offer, to delay taking up and paying for any Common Shares in order to comply, in whole or in part, with any applicable Law including such period of time as may be necessary to obtain any necessary regulatory approval or clearance. The Offeror will not, however, take up and pay for any Common Shares deposited under the Offer unless it simultaneously takes up and pays for all Common Shares then validly deposited under the Offer and not validly withdrawn.

The Offeror will be deemed to have taken up and accepted for payment Common Shares validly deposited and not validly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to the Depositary at its principal office in Toronto of its acceptance for payment of such Common Shares pursuant to the Offer.

The Offeror will pay for Common Shares validly deposited under the Offer and not validly withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) for transmittal to depositing Shareholders. The Depositary will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment thereof by persons depositing Common Shares pursuant to the Offer. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of Common Shares purchased by the Offeror, regardless of any delay in making such payment.

Settlement with each Shareholder who has validly deposited and not validly withdrawn Common Shares under the Offer will be made by the Depositary forwarding a cheque payable in Canadian funds to such Shareholder by first-class mail representing the cash payment for such Common Shares to which such Shareholder is entitled. Subject to the foregoing and unless otherwise directed by the Letter of Transmittal, the cheque will be issued in the name of the registered holder of the Common Shares so deposited. Unless the person depositing the Common Shares instructs the Depositary to hold the cheque for pick-up by checking the appropriate box in the Letter of Transmittal, the cheque will be forwarded by first class mail, postage prepaid, to such person at the address specified in the Letter of Transmittal. If no such address is specified, the cheque will be sent to the address of the holder as shown on the register of Shareholders maintained by or on behalf of Sterlite Gold. Cheques mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Law, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder.

Depositing Shareholders will not be obligated to pay any brokerage fees or commissions if they accept the Offer by depositing their Common Shares directly with the Depositary. See Section 19 of the Circular, “Depositary and Financial Advisor”.

7.     Withdrawal of Deposited Common Shares

Except as otherwise stated in this Section 7, and subject to applicable Law, all deposits of Common Shares pursuant to the Offer are irrevocable. Any Common Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)	at any time before the Common Shares have been taken up by the Offeror pursuant to the Offer;

(b)	if the Common Shares have not been paid for by the Offeror within three business days (within the meaning of the OSA) after having been taken up; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(i)
a notice of change relating to a change which has occurred in the information contained in the Offer to Purchase or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than (1) a variation consisting solely of an increase in the consideration offered for the Common Shares where the Expiry

Time is not extended for more than 10 days or (2) a variation consisting solely of a waiver of a condition of the Offer),

is mailed, delivered or otherwise properly communicated (subject to abridgement or elimination of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities), but only if such deposited Common Shares have not been taken up by the Offeror at the date of mailing of the notice.

In order for any withdrawal to be made, notice of withdrawal of Common Shares deposited must be in writing and must be actually received by the Depositary at the place of deposit of the applicable Common Shares within the time limits indicated above before such Common Shares are taken up and paid for. Any such notice of withdrawal must: (a) be given in a method, including facsimile transmission, that provides the Depositary with a written or printed copy; (b) be signed by or on behalf of the person who signed the Letter of Transmittal (or Notice of Guaranteed Delivery) that accompanied the Common Shares to be withdrawn; and (c) specify such person’s name, the number of Common Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Common Shares to be withdrawn. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Transmittal (as described in the instructions and rules set out therein), except in the case of Common Shares deposited for the account of an Eligible Institution. The withdrawal will take effect upon actual physical receipt by the Depositary of the properly completed and duly signed written notice of withdrawal. Alternatively, if Common Shares have been deposited pursuant to the procedure for Book-Entry Confirmation in Canada as set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”, any notice of withdrawal must specify the name and number of the account at CDS to be credited with the withdrawn Common Shares and otherwise comply with CDS procedures. None of the Depositary, Vedanta, the Offeror, or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give such notification.

All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Offeror, in its sole discretion, and such determination will be final and binding.

If the Offeror extends the Offer, is delayed in taking up or paying for Common Shares or is unable to take up or pay for Common Shares for any reason, then, without prejudice to the Offeror’s other rights, Common Shares deposited under the Offer may be retained by the Depositary on behalf of the Offeror and such Common Shares may not be withdrawn, except to the extent that depositing Shareholders thereof are entitled to withdrawal rights as set forth in this Section 7 of the Offer to Purchase or pursuant to applicable Law.

Withdrawals may not be rescinded and any Common Shares withdrawn will thereafter be deemed not validly deposited for the purposes of the Offer, but may be re-deposited at any subsequent time prior to the Expiry Time by following any of the applicable procedures described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

In addition to the foregoing rights of withdrawal, Shareholders in certain provinces and territories of Canada are entitled to statutory rights of rescission or to damages, or both, in certain circumstances. See Section 23 of the Circular, “Statutory Rights”.

8.     Return of Deposited Common Shares

If for any reason any deposited Common Shares are not taken up and paid for pursuant to the terms and conditions of the Offer or if certificates are submitted for more Common Shares than are deposited, Common Shares that are not purchased will be returned, at the Offeror’s expense as soon as practicable following the Expiry Time or withdrawal or termination of the Offer, by either (i) sending new certificates representing the Common Shares not purchased or returning the deposited certificates (in the name of and to the address specified by the Shareholder in the Letter of Transmittal, or if such name or address is not so specified, in such name and to such address as shown on the registers maintained by or on behalf of Sterlite Gold) by first-class mail, postage prepaid; or (ii) in the case of Common Shares deposited by book-entry transfer of such Common Shares in the Depositary’s account at CDS, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance” such Common Shares will be credited to the depositing Shareholder’s account maintained with CDS.

9.     Changes in Capitalization and Distributions; Liens

If, on or after the date of the Offer, Sterlite Gold should divide, combine, reclassify, consolidate, convert or otherwise change any of the Common Shares, or otherwise change its capitalization, or shall disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect such division, combination, reclassification, consolidation, conversion or other change.

Common Shares acquired pursuant to the Offer shall be transferred by the depositing Shareholders and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims, equities and rights of others of any nature or kind whatsoever but together with all rights and benefits arising therefrom, including the right to any and all Other Securities. If, on or after the date of the Offer, Sterlite Gold should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Common Shares, which is or are payable or distributable to Shareholders of record on a record date which is prior to the date of transfer of such Common Shares into the name of the Offeror or its nominees or transferees on the registers maintained by or on behalf of Sterlite Gold in respect of Common Shares following acceptance thereof by the Offeror for purchase pursuant to the Offer, then, without prejudice to the Offeror’s rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of any cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing Shareholders for the account of the Offeror until the Offeror pays for such Common Shares, and to the extent that such dividends, distributions or payments do not exceed the purchase price per Common Share payable by the Offeror pursuant to the Offer, the purchase price per Common Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment, (b) in the case of any non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer, and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the purchase price per Common Share payable by the Offeror pursuant to the Offer, the whole of such cash dividend, distribution or payment will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, right or other interest and may withhold the entire consideration payable by the Offeror pursuant to the Offer or deduct from the consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion. The declaration or payment of any such dividend, distribution, payment, right or other interest and the arrangements in respect thereof, as described above, may have significant tax consequences to a Shareholder, which are not discussed under Section 21 of the Circular, “Canadian Federal Income Tax Considerations”.

10.  Notices and Delivery

Without limiting any other lawful means of giving notice, any notice to be given or caused to be given by the Offeror or the Depositary pursuant to the Offer will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to the registered Shareholders at their respective addresses as shown on the registers maintained by or on behalf of Sterlite Gold and will be deemed to have been received on the first day following the date of mailing which is not a Saturday, Sunday or statutory holiday in the jurisdiction to which the notice is mailed. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption or delay of postal services in Canada or elsewhere following mailing. In the event of any interruption of or delay in postal service following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail or if there is reason to believe there is or could be a disruption or delay in all or part of the postal service, any notice which the Offeror or the Depositary may give or cause to be given under the Offer, except as otherwise provided herein, will be deemed to have been properly given and to have been received by Shareholders if it is given to the TSX for dissemination through its facilities and if a summary of the material facts thereof is published once in a newspaper of general circulation in Toronto and is given to the Dow Jones News Wire Services and CNW Group.

The Offer will be mailed to registered holders of Common Shares or made in such other manner as is permitted by applicable regulatory authorities and the Offeror will use its reasonable efforts to furnish the Offer to brokers, investment advisors, banks and similar persons whose names, or the names of whose nominees, appear in the register maintained by or on behalf of Sterlite Gold in respect of the Common Shares or, if security position listings are available, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to the beneficial owners of Common Shares.

Wherever the Offer calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at one of the addresses listed for the Depositary specified in the Letter of Transmittal or at the Toronto office address of the Depositary listed in the Notice of Guaranteed Delivery, as applicable. Whenever the Offer calls for documents to be delivered to a particular office of the Depositary, such documents will not be considered delivered unless and until they have been physically received at that particular office at the address indicated on the Letter of Transmittal or Notice of Guaranteed Delivery, as applicable.

11.  Mail Service Interruption

Notwithstanding the provisions of the Summary Term Sheet, the Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, cheques in payment for Common Shares purchased pursuant to the Offer, certificates representing Common Shares to be returned and any other relevant documents will not be mailed if the Offeror determines in its sole discretion that delivery thereof by mail may be delayed. Persons entitled to receive a cheque and/or any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary to which the deposited certificate(s) representing Common Shares was (were) delivered until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror shall provide notice of any such determination not to mail made under this Section 11 as soon as reasonably practicable after the making of such determination and in accordance with Section 10 of the Offer to Purchase, “Notices and Delivery”.

Notwithstanding Section 6 of the Offer to Purchase, “Take Up of and Payment for Deposited Common Shares”, cheques, certificates and any other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been mailed on the first day upon which they are available for delivery to the depositing Shareholder at the appropriate office of the Depositary.

12.  Market Purchases and Sales of Shares

The Offeror intends to consider acquiring and reserves the right to acquire, or to cause an affiliate to acquire, beneficial ownership of additional Common Shares as permitted by applicable Law, including by making purchases through the facilities of the TSX, at any time and from time to time prior to the Expiry Time. In no event will the Offeror make any such purchases of Common Shares through the facilities of the TSX until the third business day (as defined in the OSA) following the date of the Offer. The aggregate number of Common Shares or securities beneficially acquired by the Offeror through the facilities of the TSX while the Offer is outstanding shall not exceed 5% of the outstanding Common Shares as of the date of the Offer and the Offeror will issue and file a news release containing the information prescribed by Law after the close of business of the TSX on each day on which such Common Shares have been purchased. For purposes of this Section 12, “Offeror” includes the Offeror and any person acting jointly or in concert with the Offeror.

Although the Offeror has no present intention to sell Common Shares taken up under the Offer, it reserves the right to make or enter into arrangements, commitments or understandings prior to the Expiry Time to sell any of such Common Shares after the Expiry Time subject to compliance with Applicable Securities Laws.

13.  Other Terms of the Offer

The Offer and all contracts resulting from acceptance hereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and the courts of appeal therefrom.

No stock broker, dealer, salesperson or other person has been authorized to give any information or make any representation or warranty on behalf of the Offeror or Vedanta in connection with the Offer other than as contained herein or in the accompanying Circular, and, if given or made, such information or representation or warranty must not be relied upon as having been authorized. No stock broker, dealer, salesperson or other person shall be deemed to be the agent of the Offeror, any of the Offeror’s affiliates or the Depositary for the purposes of the Offer. In any jurisdiction in which the Offer is required to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Offeror by brokers or dealers licensed under the Laws of such jurisdiction.

The provisions of the Summary Term Sheet, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer to Purchase, including the instructions and rules contained therein, as applicable, form part of the terms and conditions of the Offer.

The Offeror, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the Summary Term Sheet, Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer and the validity of any withdrawals of Common Shares, including, without limitation, the satisfaction or non-satisfaction of any condition, the validity, time and effect of any deposit of Common Shares or notice of withdrawal of Common Shares and the due completion and execution of the Letters of Transmittal and Notices of Guaranteed Delivery. The Offeror reserves the right to waive any defect in acceptance with respect to any particular Common Share or any particular Shareholder. There shall be no obligation on the Offeror or the Depositary to give notice of any defects or irregularities in acceptance and no liability shall be incurred by any of them for failure to give any such notification.

The Offer to Purchase and Circular do not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to Shareholders in any such jurisdiction. At present, the Offeror intends to extend the Offer to Shareholders in the United States, subject to and upon the satisfaction of applicable U.S. regulatory requirements.

The accompanying Circular, together with the Offer to Purchase, constitute the take-over bid circular required under Canadian securities legislation with respect to the Offer.

DATED:  August 25, 2006.

TWIN STAR INTERNATIONAL LIMITED

(signed) H.N. Maskara
Director

VEDANTA RESOURCES PLC

(signed) Kuldip Kaura
Chief Executive Officer

The accompanying Circular, Letter of Transmittal and Notice of Guaranteed Delivery are incorporated into and form part of the Offer to Purchase and should be read carefully before making a decision with respect to the Offer.

CIRCULAR

This Circular is furnished in connection with the accompanying Offer to Purchase dated August 25, 2006 by the Offeror to purchase all of the issued and outstanding Common Shares other than those already owned by the Offeror and its affiliates. The terms and provisions of the Offer to Purchase, the Letter of Transmittal (printed on blue paper) and the Notice of Guaranteed Delivery (printed on green paper) are incorporated into and form part of this Circular. Shareholders should refer to the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery for details of the terms and conditions of the Offer, including details as to payment and withdrawal rights.

Terms defined in the Offer to Purchase but not defined in this Circular have the same meaning herein as in the Offer to Purchase, unless the context otherwise requires.

Except as otherwise indicated, the information concerning Sterlite Gold contained in the Offer to Purchase and this Circular has been provided to the Offeror by Sterlite Gold or has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities and other public sources. The Offeror does not assume any responsibility for the accuracy or completeness of such information or for any failure by Sterlite Gold to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to the Offeror. Unless otherwise indicated, information concerning Sterlite Gold is given as at August 24, 2006.

1.     The Offeror and Vedanta

The Offeror, an indirect wholly-owned subsidiary of Vedanta, exists under the laws of Mauritius. The Offeror became an indirect wholly-owned subsidiary of Vedanta when Welter, a wholly-owned subsidiary of Vedanta, acquired all of the outstanding shares of the Offeror from Volcan, which is the majority shareholder of Vedanta, pursuant to the terms of the Share Purchase Agreement with Volcan, which acquisition became effective on August 23, 2006. The Offeror has no assets or liabilities other than 146,039,658 Sterlite Gold Common Shares, an account receivable loan in the amount of U.S.$10,000,000, plus accrued and unpaid interest of U.S.$198,655 as at July 31, 2006, payable by Sterlite Gold to the Offeror and an account payable loan in the same amount payable by the Offeror to Vedanta. The registered and principal executive office of the Offeror is located at 10 Frère Felix de Valois Street, Port Louis, Mauritius. Vedanta owns or controls all of the issued and outstanding shares in the capital of the Offeror.

As of the date hereof, Vedanta, its associates and affiliates, including the Offeror, own or exercise control or direction over 146,039,658 Common Shares. See Section 12 of the Circular, “Ownership of and Trading in Securities of Sterlite Gold”.

Vedanta is an LSE listed corporation existing under the laws of the United Kingdom. It is a diversified metals and mining company. Vedanta produces mainly aluminium, copper, zinc and lead. Vedanta’s principal operations are located in India and it also has significant copper operations in Zambia and copper mining operations in Australia. Vedanta’s authorized share capital as at March 31, 2006 was U.S.$40,000,000 and £50,000, comprising 400,000,000 ordinary shares and 50,000 deferred shares, respectively. Vedanta’s issued share capital as at that date was 50,000 deferred shares, one of which has been fully paid and 49,999 of which have been paid up as to one quarter of their nominal value and 286,781,195 ordinary shares each credited as fully paid. Vedanta’s principal executive office is located at 16 Berkeley Street, London, W1J 8DZ. Vedanta’s registered office is located at Hill House, 1 Little New Street, London, EC4A 3TR.

2.     Sterlite Gold

Sterlite Gold exists under the YBCA. Sterlite Gold is engaged in the business of exploring for, acquiring and developing mineral resource properties, as well as operating gold mines. Sterlite Gold currently has gold mining and exploration projects in Armenia.

The Common Shares are listed and posted for trading on the TSX under the symbol “SGD”. The registered office of Sterlite Gold is located at 2093 Second Avenue, Whitehorse, Yukon, Y1A 1B5. The principal executive office of Sterlite Gold is located at 44 Hill Street, London, United Kingdom.

Sterlite Gold is subject to the information and reporting requirements of the YBCA and Applicable Securities Laws. In accordance therewith, Sterlite Gold is required to file reports, financial statements and other information with securities regulatory authorities in Canada and with the TSX relating to its business, financial statements and other matters. Information as of particular dates concerning Sterlite Gold’s directors and officers, their remuneration, stock options granted to them, the principal holders of the Common Shares and any material interests of such persons in transactions with Sterlite Gold and other matters is required to be disclosed in proxy circulars distributed to Shareholders and filed with securities regulatory authorities in Canada and the TSX. Certain of the reports, financial statements, proxy circulars and other information about Sterlite Gold may be accessed through the website maintained through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, at www.sterlitegold.com or at Sterlite Gold’s offices. The Common Shares are registered under the United States Securities Exchange Act of 1934 (the “Exchange Act”). However, Sterlite Gold has received a notice from the United States Securities and Exchange Commission stating that it has failed to comply with the periodic filing requirements under the Exchange Act. All references in this document to Internet sites are inactive textual references to URLs and are for informational purposes only and the contents of such Internet sites are not incorporated by reference herein.

Pursuant to the provisions of Applicable Securities Laws, the directors of Sterlite Gold have prepared the Directors’ Circular, which discloses, together with other information, any material changes in the affairs of Sterlite Gold subsequent to the date of the most recently published financial statements of Sterlite Gold. The Directors’ Circular accompanies the Offer to Purchase and this Circular.

Share Capital

The authorized share capital of Sterlite Gold consists of (i) an unlimited number of Common Shares; and (ii) an unlimited number of preferred shares, issuable from time to time in series with the designation, rights, privileges, restrictions and conditions as determined by the Board of Directors. As at August 24, 2006, there were 265,290,997 Common Shares issued and outstanding calculated on a fully-diluted basis and no preferred shares issued and outstanding.

3.    Background to and Reasons for the Offer

Sterlite Gold appointed an investment bank in 2004 to assist with identifying and implementing strategic options for the development of the Phase III project at the Zod gold mine (the “Zod Mine”). It was ultimately determined by the investment bank and the Board of Directors that a sale of Sterlite Gold or of its assets would be the optimal way to realize the value of the project for Shareholders. Although a number of these parties expressed interest and various informal approaches have been received from these and other parties from time to time, no sale of Sterlite Gold or any of its assets has been concluded.

A formal offer was made on September 1, 2005 by a listed gold development company for the interest held by the Offeror in Sterlite Gold. The proposed offer was to be structured as an exempt bid under Ontario’s take-over bid rules, which limit the premium payable under such an offer to 15%. This offer was rejected by the Offeror as being inadequate given the potential of Sterlite Gold’s assets.

In December 2005, representatives of Vedanta and Sterlite Gold met to discuss a potential acquisition by Vedanta of Sterlite Gold. Representatives of Vedanta expressed their view that the Zod Mine has exploration and development potential and would thereby provide an opportunity for Vedanta to deploy its proven project development skills and also providing Vedanta with the expertise to take advantage of other gold opportunities, particularly in India.

On January 9, 2006, a confidentiality agreement was signed among the Offeror, Vedanta and Sterlite Gold. On January 22, 2006, the Board of Directors of Sterlite Gold determined that Mr. Dennis Marschall was the sole independent director of Sterlite Gold, for the purposes of Rule 61-501, and formed the Independent Committee to consider and make a recommendation to the Board of Directors with respect to any offer by Vedanta, as such an offer would constitute an “insider bid” under Applicable Securities Laws, as a result of (i) the Offeror and its affiliates holding a controlling interest in Sterlite Gold, comprised of 146,039,658 Common Shares, and (ii) the common control exercised by Volcan over Vedanta and Sterlite Gold, as the holder of a 54% direct controlling interest in Vedanta and an approximate 55% indirect interest in Sterlite Gold through its control of the Offeror.

Pursuant to an engagement letter dated February 10, 2006, the Independent Committee engaged PwC to provide a formal valuation of the Common Shares in accordance with Rule 61-501 and Policy Q-27. The Independent Committee also retained Fasken Martineau DuMoulin LLP, as its legal advisor.

On January 23, 2006, Vedanta engaged Ernst & Young LLP as its advisor in connection with the Offer and, on February 16, 2006, engaged HSBC as its financial advisor. Upon the delivery of a fairness opinion by Ernst & Young LLP, the United Kingdom Listing Authority (“UKLA”) was notified of the Offer on June 12, 2006.

On May 8, 2006 PwC presented to the Independent Committee the Original Valuation report and advised the Independent Committee that, based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein, the fair market value of Sterlite Gold (as a whole), as at March 10, 2006 updated to May 8, 2006 for a subsequent event relating to the movement in applicable gold prices only, was between $63.5 million to $72.5 million or $0.240 to $0.275 per Common Share.

On May 10, 2006, the Independent Committee and representatives of Vedanta negotiated a purchase price of $0.258 per Common Share which was at the mid-point of values set forth in the Original Valuation.

On May 18, 2006, having met with its advisers, the Independent Committee resolved that the Offer was fair to the Shareholders (other than the Offeror and its affiliates) and was in the best interests of Sterlite Gold and the Shareholders, accordingly, the Independent Committee resolved to recommend to the Board of Directors that it approve the Offer and negotiate and enter into the Support Agreement, and recommend to Shareholders that they tender their Common Shares to the Offer. In turn, on May 18, 2006, the Board of Directors, on the recommendation of the Independent Committee and after considering the terms of the draft Support Agreement and Offer, resolved that the Offer was fair to the Shareholders (other than the Offeror and its affiliates), was at the mid-point of the Original Valuation and was in the best interests of Sterlite Gold and its Shareholders (other than the Offeror and its affiliates) and, accordingly, those members of the Board of Directors entitled to vote resolved unanimously to approve the Offer, enter into the Support Agreement and recommend to Shareholders that they tender their Common Shares to the Offer. Anil Agarwal and Tarun Jain declared their interest and abstained from voting on the aforementioned resolutions.

Between May 18, 2006 and June 12, 2006, Vedanta and Sterlite Gold finalized the price and terms of the Offer and the Support Agreement as part of which it was agreed that Vedanta would offer to acquire an indirect 55.0% interest in Sterlite Gold through the acquisition of all of the shares of the Offeror and subsequently cause the Offeror, as its indirect wholly-owned subsidiary, to make the Offer.

After the close of the TSX and LSE on June 12, 2006, Vedanta and Sterlite Gold entered into the Support Agreement and Vedanta, Welter and Volcan entered into the Share Purchase Agreement. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement” and “Agreements Relating to the Offer — Share Purchase Agreement”.

Vedanta’s intention to make the Offer was publicly announced on June 13, 2006.

Pursuant to Rule 61-501, the Original Valuation passed its expiry date on July 8, 2006, and as a result, it was necessary for the Original Valuation to be updated. The Independent Committee commissioned PwC to completely update the Original Valuation to a May 8, 2006 valuation date. The updated PwC Valuation as at May 8, 2006 resulted in a $0.005 increase per Common Share in the range of values for Sterlite Gold compared to the Original Valuation. On July 20, 2006, the Independent Committee and Sterlite Gold received the PwC Valuation which concluded that, based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out in the PWC Valuation, the fair market value of Sterlite Gold as at May 8, 2006 was between $65.7 million and $74.8 million or between $0.245 and $0.280 per Common Share. In light of the PwC Valuation, Vedanta, the Offeror, the Independent Committee and the Board of Directors reviewed the Offer price previously negotiated and the other terms and conditions of the Offer and the Independent Committee and Board of Directors determined to continue to fully support and recommend the Offer. The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer and is close to the mid-point of the fair market value range indicated under the PwC Valuation.

4.    Reasons to Accept the Offer

Shareholders should consider the following factors in making their decision to accept or not accept the Offer:

•
The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold as at May 8, 2006 is in the range of $0.245 to $0.280 per Common Share. The price offered by the Offeror is close to the mid-point of the fair market value range indicated under the PwC Valuation.

•
The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

•
The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer.

•
The Common Shares have limited liquidity. The average daily volume of the Common Shares for the twelve-month, six-month and three-month periods ended June 12, 2006 was 81,240, 93,127 and 94,963, respectively.

•	The Offer provides liquidity for the Common Shares and gives Shareholders the opportunity to fully monetize their investment in Sterlite Gold, without the payment of brokerage fees or commissions.

•	The Offer is comprised 100% of cash consideration which provides Shareholders with certainty of consideration.

The Board of Directors has identified additional factors Shareholders should consider in making their decision to accept or not accept the Offer. See the accompanying Directors’ Circular.

5.    Purpose of the Offer and Plans for Sterlite Gold

The purpose of the Offer is to enable the Offeror to acquire beneficial ownership of all Common Shares not already owned by the Offeror. Shareholders are being given the opportunity to receive $0.258 in cash, representing a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer. If the conditions of the Offer are satisfied or waived by the Offeror and the Offeror takes up and pays for the Common Shares validly deposited and not validly withdrawn under the Offer, the Offeror currently intends to acquire any Common Shares not acquired under the Offer by Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction. However, the Offeror reserves the right not to propose a Compulsory Acquisition or Subsequent Acquisition Transaction, or to propose other means of acquiring, directly or indirectly, all of the outstanding Common Shares in accordance with Applicable Securities Law, including a Subsequent Acquisition Transaction on terms not described in the Circular. If the Minimum Tender Condition is satisfied, the Offeror will own sufficient Common Shares to effect a Subsequent Acquisition Transaction. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

Following the completion of the Offer, the Offeror intends to conduct a review of Sterlite Gold and its subsidiaries, including an evaluation of their respective business plans, assets, operations and organizational and capital structure, with a view to determining how best to combine Sterlite Gold’s operations with those of Vedanta. For information concerning the Offeror’s current plans with respect to any Common Shares acquired pursuant to the Offer, see Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

If all or substantially all of the Common Shares are acquired by the Offeror, Vedanta intends to consider delisting the Common Shares from the TSX and causing Sterlite Gold to cease to be a reporting issuer under Applicable Securities Laws of Canada and the United States thereby eliminating public reporting requirements under Canadian and United States securities laws at such time as Applicable Securities Laws permit it to do so. See Section 16 of the Circular, “Information Concerning Securities of Sterlite Gold”.

6.    Requirements of an Insider Bid

The Offer is an “insider bid” for the purposes of Rule 61-501 and Policy Q-27 by virtue of the Offeror holding a 55% controlling interest in Sterlite Gold comprised of 146,039,658 Common Shares. As well, Volcan controls Vedanta and Sterlite Gold through Volcan’s approximately 54% direct controlling interest in Vedanta. Previously, Volcan had a 100% interest in the Offeror, which was sold to Vedanta pursuant to the terms of the Share Purchase Agreement. See Section 9 of the Circular, “Agreements Relating to the Offer — Share Purchase Agreement”.

Rule 61-501 and Policy Q-27 require that (a) unless an exemption is available, a formal valuation of the securities that are the subject of the insider bid be obtained at the Offeror’s expense and prepared by an independent valuator chosen by an independent committee of Sterlite Gold, (b) an independent committee supervise the preparation of the formal valuation and (c) the formal valuation be filed with the applicable securities regulators and summarized or included in the Offeror’s take-over bid circular. See Section 8 of the Circular, “PwC Valuation”.

Rule 61-501 and Policy Q-27 also require that every “prior valuation” (as defined in Rule 61-501 and Policy Q-27) of Sterlite Gold, its material assets or its securities made in the 24 months preceding the date of the Offer, that is known after reasonable inquiry to the Offeror, Vedanta or their respective directors and senior officers, be disclosed in this Circular. No such prior valuation made in the 24 months preceding the date of the Offer is known, after reasonable inquiry, to the Offeror, Vedanta or their respective directors or senior officers, other than the Original Valuation. See Section 8 of the Circular, “PwC Valuation — Prior Valuations”.

7.    Independent Committee of the Board of Directors of Sterlite Gold

On January 22, 2006, the Board of Directors established a committee comprised of a director of Sterlite Gold determined to be independent of Vedanta, its associates and affiliates to, among other matters, retain a financial advisor to prepare a formal valuation of the Common Shares in accordance with Rule 61-501 and Policy Q-27, in connection with a possible offer by Vedanta.

The Independent Committee is composed of Mr. Dennis Marschall who is “independent” for the purposes of Rule 61-501 and Policy Q-27. The Independent Committee retained PwC as its financial advisor to prepare a formal valuation of the Common Shares.

Mandate

The Independent Committee’s mandate is to: (a) retain independent legal counsel to advise the Independent Committee; (b) retain a financial advisor independent of Vedanta and its associates and affiliates to prepare a formal valuation of the Common Shares in accordance with Rule 61-501 and Policy Q-27; (c) supervise the preparation of the PwC Valuation; and (d) take such other actions as the Independent Committee considers necessary or desirable in order to carry out its mandate.

Deliberations and Recommendations of the Independent Committee

In considering whether the Offer is in the best interests of Sterlite Gold and its Shareholders, the Independent Committee considered various factors it believed to be relevant including the following:

•
The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold as at May 8, 2006 is in the range of $0.245 to $0.280 per Common Share. The price offered by the Offeror is close to the mid-point of the fair market value range indicated under the PwC Valuation.

•
The price offered by the Offeror represents a 223% premium to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

•
The Common Shares have limited liquidity. The Offer provides liquidity for the Common Shares and gives Shareholders the opportunity to fully monetize their investment in Sterlite Gold, without the payment of brokerage fees or commissions.

•	The low likelihood of a competing offer emerging for equal or greater consideration than is offered under the Offer.

•
The terms and conditions of the Support Agreement, including the provision in the Support Agreement that permits the Board of Directors in certain circumstances to respond, if required in the discharge of its fiduciary duties, to a superior offer, subject to the payment of a break fee and certain other conditions.

•	The Offer is comprised 100% of cash consideration which provides Shareholders with certainty of consideration.

In view of the wide variety of factors considered by the Independent Committee, the Independent Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. Based on the totality of the information presented to and considered by it, the Independent Committee resolved that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and is in the best interests of Sterlite Gold and its Shareholders and accordingly resolved to approve the Offer and recommend to Shareholders that they tender their Common Shares to the Offer.

The Independent Committee retained Fasken Martineau DuMoulin LLP as legal counsel and to act on behalf of the unaffiliated Shareholders for the purposes of negotiating the terms of the Offer and supervising the preparation of the PwC Valuation.

8.    PwC Valuation

Engagement of PwC

In the context of the Offer, the Independent Committee asked PwC to prepare and deliver a formal valuation of the Common Shares in accordance with the requirements of Rule 61-501 and Policy Q-27. PwC was retained by the Independent Committee pursuant to an engagement letter dated February 10, 2006. The aggregate fee received by PwC for completing the Original Valuation and the PwC Valuation was $260,000, exclusive of taxes and expenses. PwC was also entitled to recover reasonable costs and expenses incurred in the preparation of the PwC Valuation. Pursuant to the requirements of Rule 61-501 and Policy Q-27, such amounts will be paid by Vedanta. The remuneration of PwC is not contingent, in whole or in part, on whether the Offer or any other transaction is commenced or completed or on the conclusions reached in the PwC Valuation.

PwC has represented to the Independent Committee that it is independent of all interested parties in the transaction and qualified to prepare a valuation of the Common Shares. Based on this representation and the Independent Committee’s assessment of information provided to it by PwC as to PwC’s qualifications and independence, the Independent Committee determined PwC to be qualified and independent for the purposes of Rule 61-501 and Policy Q-27.

Valuation Conclusion

Based upon and subject to the restrictions and qualifications, scope of review and assumptions set forth in the PwC Valuation, PwC concluded that, as at May 8, 2006, the fair market value of Sterlite Gold is in the range of $65.7 million to $74.8 million (between $0.245 and $0.280 per Common Share).

The full text of the PwC Valuation is attached as Exhibit A to this Circular, which Shareholders are urged to read carefully and in its entirety. The PwC Valuation, among other things, sets forth the restrictions and qualifications, assumptions made, procedures followed, matters considered and the scope of the review undertaken by PwC. The PwC Valuation and the Original Valuation will be made available for inspection and copying at the principal executive offices of Sterlite Gold during its regular business hours by any interested Shareholder or its representative who has been designated in writing. A copy of the PwC Valuation and/or the Original Valuation will be sent to any Shareholder upon request for a nominal charge sufficient to cover printing and postage.

Prior Valuations

PwC understands, after reasonable enquiry, that other than the Original Valuation, Sterlite Gold has not commissioned any prior valuation (as defined in Rule 61-501 and Policy Q-27) of Sterlite Gold or the Common Shares, as a whole, or of the individual operating businesses or assets within Sterlite Gold, within the 24 months preceding the date of the PwC Valuation.

9.    Agreements Relating to the Offer

Share Purchase Agreement

As part of the Offer, on June 12, 2006, Vedanta entered into the Share Purchase Agreement pursuant to which it caused Welter, a wholly-owned subsidiary of Vedanta, to agree to purchase all of the outstanding shares in the capital of the Offeror for consideration of $37,680,000 in cash, representing an imputed price of $0.258 per underlying Common Share. The closing of the share purchase took place on August 23, 2006. At closing, the Offeror had no assets or liabilities other than 146,039,658 Sterlite Gold Common Shares, an account receivable loan in the amount of U.S.$10,000,000, plus accrued and unpaid interest of U.S.$198,655 as at July 31, 2006, payable by Sterlite Gold to the Offeror and an account payable loan in the same amount payable by the Offeror to Vedanta.

Support Agreement

On June 12, 2006, Vedanta and Sterlite Gold entered into the Support Agreement. Pursuant to the Support Agreement, Vedanta is permitted to assign all or any part of its rights and/or obligations under the Support Agreement to a wholly-owned subsidiary, provided that Vedanta remains jointly and severally liable with the assignee for any obligations under the Support Agreement. Vedanta has assigned all of its rights and obligations under the Support Agreement to the Offeror. As such, the rights and obligations of Vedanta under the Support Agreement are those of the Offeror, but Vedanta remains jointly and severally liable with the Offeror for such obligations.

The following constitutes a summary only of the material provisions of the Support Agreement. This summary is not a complete description and is qualified in its entirety by reference to the full text of the Support Agreement which was filed on SEDAR in the English language as Schedule B to Sterlite Gold’s Form 51-102F3 Material Change Report dated as at June 13, 2006, which is available at www.sedar.com.

1.     Recommendation by Board of Directors of Sterlite Gold

The Offeror agreed to make the Offer to all Shareholders in Canada and such other jurisdictions as the Offeror may determine on the terms and subject to the conditions set forth in the Support Agreement and to mail the Offer to Shareholders by July 7, 2006 following the receipt by the Offeror of the PwC Valuation, subject to extension in certain circumstances specified in the Support Agreement. On August 25, 2006, Sterlite Gold and Vedanta mutually agreed to extend the latest mailing time to August 25, 2006.

Sterlite Gold represented to the Offeror that the Independent Committee and the Board of Directors by resolutions passed unanimously determined that the Offer is advisable and in the best interests of Sterlite Gold and the Shareholders (other than the Offeror and its affiliates) and accordingly the Board of Directors approved the Offer and resolved to recommend to Shareholders that they tender their Common Shares to the Offer.

2.     Directors of Sterlite Gold

Sterlite Gold agreed that, promptly upon the initial take up and payment by the Offeror of the Common Shares, Sterlite Gold shall cooperate with the Offeror in taking such action as may be necessary to ensure the Board of Directors is comprised of directors selected by the Offeror. Sterlite Gold acknowledged that the Offeror shall be entitled to designate such number of members of the Board of Directors, and any committee thereof, as is proportionate to the percentage of the outstanding Common Shares owned by the Offeror and Sterlite Gold shall not frustrate the Offeror’s attempts to do so and covenanted to cooperate with the Offeror, subject to applicable Laws, to enable the Offeror’s designees to be elected or appointed to the Board of Directors and any committee thereof and to constitute a majority of the Board of Directors, including, at the request of the Offeror, to increase the size of the Board of Directors and/or to secure the resignations of such number of directors as is necessary to enable the Offeror’s designees to be elected or appointed to the Board of Directors.

3.     Subsequent Acquisition Transaction

The Support Agreement provides that if, within 120 days after the date of the Offer, the Offer has been accepted by Shareholders holding not less than 90% of the outstanding Common Shares as at the Expiry Time, excluding Common Shares held at the date of the Offer by or on behalf of the Offeror, or an affiliate or an associate of the Offeror, the Offeror may, at its option, acquire the remainder of the Common Shares from those Shareholders who have not accepted the Offer pursuant to Part 16 of the YBCA. If that statutory right of acquisition is not available or the Offeror chooses not to avail itself of such statutory right of acquisition, the Offeror currently intends to pursue other means of acquiring the remaining Common Shares not tendered to the Offer, although the Offeror shall not be under any obligation to do so. Sterlite Gold agreed that, in the event the Offeror takes up and pays for Common Shares tendered under the Offer in such number that satisfies at least the Minimum Tender Condition, it will assist the Offeror in connection with any proposed amalgamation, statutory arrangement, merger, reorganization, amendment to articles, consolidation, capital reorganization or other transaction involving Sterlite Gold, and/or its subsidiaries, and the Offeror or an affiliate of the Offeror, that the Offeror may, in its sole discretion, undertake to pursue to acquire the remaining Common Shares.

4.     Non-Solicitation

Sterlite Gold agreed that, during the period commencing on the date of the Support Agreement and continuing until the termination of the Agreement, Sterlite Gold shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, through any shareholder, officer, director, employee, advisor, representative or agent of Sterlite Gold or any of the Subsidiaries, or otherwise, make, solicit, assist, initiate or encourage or otherwise facilitate (including by way of furnishing information, permitting any visit to any facilities or properties of Sterlite Gold or the Subsidiaries, including material mineral properties, or entering into any form of agreement, arrangement or understanding), any inquiries, proposals or offers relating to, or that may be reasonably expected to lead to, (i) any liquidation, dissolution or winding-up, recapitalization, merger, amalgamation, take-over bid, tender offer, arrangement, share exchange, issuer bid, business combination, consolidation, or reorganization in respect of Sterlite Gold or any of the Subsidiaries;

(ii) any dividend or distribution, sale, purchase (or any lease, long term supply agreement or other arrangement having the same economic effect as a purchase), or other acquisition of all or a material portion of the assets of, or any equity interest (including securities or rights or interests therewith or thereto) in Sterlite Gold or any of the Subsidiaries; (iii) any sale by Sterlite Gold or any of the Subsidiaries of an interest in any material mineral property of Sterlite Gold; (iv) any other similar transaction or business combination of or involving Sterlite Gold or any of the Subsidiaries other than with the Offeror; or (v) any proposal or offer to, or public announcement of an intention to do, any of the foregoing from any Person other than the Offeror (an “Acquisition Proposal”).

5.     No Withdrawal of Recommendation

Sterlite Gold agreed that, during the period commencing on the date of the Support Agreement and continuing until the termination of the Agreement, Sterlite Gold shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, through any shareholder, officer, director, employee, advisor, representative or agent of Sterlite Gold or any of the Subsidiaries, or otherwise withdraw the Board of Directors’ or the Independent Committee’s recommendation of the Offer or change or qualify any such recommendation in any manner adverse to the Offeror or propose publicly to withdraw, change or qualify any such recommendation.

6.     Unsolicited Superior Proposal

The Offeror agreed that nothing contained in the Support Agreement shall prevent the Board of Directors from approving any unsolicited bona fide written Acquisition Proposal made by a third party after the date of the Support Agreement, for which financing or properties, to the extent required to complete such Acquisition Proposal, is then committed (as determined reasonably and in good faith by the Board of Directors after consultation with the third party offeror and Sterlite Gold’s financial advisors and outside legal counsel), is not subject to a due diligence and/or access condition that requires access to the books, records, personnel or properties of Sterlite Gold or any of its Subsidiaries or their representatives beyond 5:00 p.m. (Toronto time) on the tenth Business Day after which access is afforded to the third party making the Acquisition Proposal (provided, however, the foregoing shall not restrict the ability of such person to continue to review information provided); involves all of the outstanding Common Shares or all of the consolidated assets of Sterlite Gold; and that was not solicited on or after January 22, 2006 or in breach of the Support Agreement, in respect of which the Board of Directors determines reasonably and in good faith (after consultation with its financial advisors and after receiving advice from its outside legal counsel, reflected in the board minutes, to the effect that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors) that such Acquisition Proposal is reasonably capable of completion in accordance with its terms without undue delay taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal and such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction that is more favourable financially to the Shareholders (other than the Offeror and its shareholders and affiliates) than the Offer on a cash equivalent basis including any adjustment to the terms and conditions of the Offer proposed by the Offeror (any such Acquisition Proposal being referred to herein as a “Superior Proposal”).

7.     Cease Negotiation

Sterlite Gold agreed to immediately terminate and cause to be terminated any existing solicitation, discussion or negotiation with any parties (other than the Offeror and its affiliates) with respect to any potential Acquisition Proposal or any proposal that constitutes, or may reasonably be expected to constitute, an Acquisition Proposal and not to release any third party from any confidentiality or standstill agreement to which Sterlite Gold and such third party were parties. Sterlite Gold also agreed to immediately request the return or destruction of all confidential information provided to any third parties that had entered into a confidentiality agreement with Sterlite Gold relating to any potential Acquisition Proposal and to use all reasonable efforts to ensure that such requests are honoured.

8.     Notice of Acquisition Proposals

Sterlite Gold agreed to, as soon as practicable and in any event within 24 hours, provide written notice to the Offeror of, and provide to the Offeror a copy of, any future Acquisition Proposal, any proposal, inquiry, offer or request (or any amendment thereto) relating to or constituting, or that may reasonably be expected to constitute, an Acquisition Proposal or any request for non-public information relating to Sterlite Gold or any of the Subsidiaries in connection with such a Acquisition Proposal or for access to the properties, books or records of Sterlite Gold or any of the Subsidiaries. Sterlite Gold further agreed that, if Sterlite Gold receives a request for material non-public information from a third party that proposes an unsolicited bona fide Acquisition Proposal and if the Board of Directors determines that such proposal would, if consummated in accordance with its terms, result in a Superior Proposal, and if, in the opinion of the Board of Directors, acting in good faith and upon the advice of its outside legal counsel that is reflected in the board minutes, the failure to provide such party with access to information regarding Sterlite Gold would be inconsistent with the fiduciary duties of the Board of Directors, then, and only in such case, Sterlite Gold may provide such party with access to information regarding Sterlite Gold as was made available to the Offeror (unless such additional written information is contemporaneously made available to the Offeror), subject to the execution of a confidentiality and standstill agreement which is customary in such situations and which is no less favourable to Sterlite Gold and no more favourable to the counterparty than the provisions of the confidentiality agreement dated January 9, 2006 between the Offeror, Vedanta and Sterlite Gold, provided that Sterlite Gold delivers a copy of any such confidentiality and standstill agreement to the Offeror immediately upon its execution and the Offeror is immediately provided with a list of or copies of the information provided to such person and is immediately provided with access to similar information to which such person was provided.

9.     Right to Match Superior Proposal

Sterlite Gold covenanted that it will not accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal (a “Proposed Agreement”), other than a confidentiality and standstill agreement as contemplated above under the heading, “Notice of Acquisition Proposals”, with any third party unless such Acquisition Proposal would, if consummated in accordance with its terms, result in a Superior Proposal and then will do so only after Sterlite Gold has complied with its obligations under Article 6 of the Support Agreement and has provided the Offeror with a copy of any Proposed Agreement, together with a written notice from the Board of Directors regarding the value in financial terms that the Board of Directors has, in consultation with its financial advisors, determined should be ascribed to any non-cash consideration offered under the Proposed Agreement, not less than five clear Business Days prior to the date on which the Board of Directors proposes to accept, approve or recommend or to enter into such Proposed Agreement. During such five clear Business Day period, Sterlite Gold agreed that the Offeror shall have the right but not the obligation, to offer to amend the terms of the Offer. The Board of Directors shall review any proposal by the Offeror to amend the terms of the Offer including an increase in, or modification of, the consideration to be received by the Shareholders, to determine, acting reasonably, in good faith and in accordance with its fiduciary duties, whether the Acquisition Proposal to which the Offeror is responding would be a Superior Proposal when assessed against the Offer as it is proposed by the Offeror to be amended. If the Board of Directors does not so determine, Sterlite Gold and the Board of Directors agreed that (i) the Board of Directors will not accept, approve or recommend and Sterlite Gold will not enter into the Proposed Agreement and will not support in any way the Acquisition Proposal reflected in the Proposed Agreement; (ii) the Board of Directors will not withdraw, modify, qualify or change any recommendations regarding the Offer; and (iii) the Board of Directors will promptly reaffirm its recommendation of the Offer and (iv) Sterlite Gold will enter into an amending agreement to so amend the Support Agreement. If the Board of Directors continues to believe, acting in good faith and in the proper discharge of its fiduciary duties (after consultation with its financial advisors and after receiving a written opinion from its outside legal counsel) that the Acquisition Proposal provided for in the Proposed Agreement continues to be a Superior Proposal with respect to the amended Offer, and therefore rejects the amended Offer, Sterlite Gold shall be entitled to enter into the Proposed Agreement upon termination of the Support Agreement and payment to the Offeror of the termination fee payable pursuant to the Support Agreement. Sterlite Gold acknowledged and agreed that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal and the Offeror shall be afforded an additional five clear Business Day notice period in respect of each such Acquisition Proposal.

10.   Representations, Warranties and Covenants

Sterlite Gold made certain representations, warranties, covenants and agreements with respect to, among other things: organization and qualification; subsidiaries and joint ventures; compliance with laws and licenses; capitalization of Sterlite Gold; corporate authority and execution; no violation of Sterlite Gold governing documents, agreements, licenses and applicable Laws; material contracts; shareholder and similar agreements; filings with applicable securities regulatory authorities, stock exchanges and all applicable self-regulatory organizations; books and records; accuracy of financial statements and controls of Sterlite Gold; undisclosed liabilities; property and title; absence of certain changes or events in the conduct of Sterlite Gold’s business; no defaults; employment matters; litigation; environmental issues; taxes; withholdings; intellectual property; employee benefits; insurance; guarantees; restrictions on business activities; mineral reserves and resources; and operational matters. Some of these representations and warranties are subject to certain exceptions and to materiality qualifications. These representations and warranties shall not survive the completion of the Offer and shall expire and be terminated on the earlier of the time the Offeror initially takes up and pays for the Common Shares under the Offer and the time at which the Support Agreement is terminated in accordance with its terms.

The Support Agreement also contains negative and positive covenants by Sterlite Gold. Among other things, until the date on which the Offeror initially takes up and pays for Common Shares in accordance with the Support Agreement, unless the Offeror expressly agrees otherwise, Sterlite Gold covenants and agrees that it will, and will cause each of its Subsidiaries to, carry on business only in the usual, ordinary and regular course of business and has agreed not to do or permit to occur certain things, including, without limitation: amending its articles and by-laws; issuing, granting, selling or pledging any shares or other equity interests; declaring or paying dividends or other distributions; reducing its stated capital; selling or encumbering any assets; incurring any indebtedness for borrowed money or other material liability or obligation; and creating new obligations or increasing compensation to employees, officers or directors.

11.   Termination

The Support Agreement may be terminated at any time (unless otherwise stated) in certain circumstances, including:

(a)	by mutual consent of the Offeror and Sterlite Gold;

(b)
by Sterlite Gold, if (i) the Offer (or any amendment thereto other than as permitted under certain provisions of the Support Agreement or any amendment thereof that has been mutually agreed to by the parties) does not conform in all material respects with the terms specified in Schedule A of the Support Agreement, or any amendment thereof that has been mutually agreed by the parties to the Support Agreement; (ii) the Offeror fails to exercise its right to make an amended Offer in response to an Acquisition Proposal, or (iii) the Offer has been terminated, withdrawn or expires and the Offeror has not taken up any Common Shares pursuant to the Offer;

(c)
by Sterlite Gold, if (i) any representation or warranty of the Offeror or Vedanta qualified as to materiality shall not be true and correct or any such representation or warranty not so qualified shall not be true and correct in all material respects as of the date of the Support Agreement and as of the date the Common Shares are taken up under the Offer as if made on and as of such date (except to the extent that any such representation and warranty speaks as of an earlier date, which representation and warranty shall remain true and correct in all material respects or in all respects, as appropriate, as of that date) or, (ii) the Offeror shall not have performed in all material respects any covenant to be performed by it under the Support Agreement, or (iii) the Offeror shall not have complied in all material respects with any obligation to be complied with by it under the Support Agreement; in each case except as would not have a material adverse effect on the Offeror’s ability to complete the Offer;

(d)
by the Offeror, if, the Board of Directors or the Independent Committee shall for any reason have (i) withdrawn, modified or qualified in any manner adverse to Offeror, its approval or recommendation of the Offer and the transactions contemplated by the Support Agreement or changed, or qualified or proposed publicly to change or qualify its recommendation in a manner adverse to the Offeror or otherwise in a manner that has substantially the same effect as withdrawal thereof; (ii) approved or recommended or proposed publicly to approve or recommend an Acquisition Proposal or entered into a binding written agreement in respect of an Acquisition Proposal (other than a confidentiality agreement permitted under the Support Agreement), (iii) failed to reaffirm its approval or recommendation of the Offer by press release promptly after the public announcement or commencement of any Acquisition Proposal in accordance with the Support Agreement, or (iv) resolved to do any of the foregoing;

(e)
by either the Offeror or Sterlite Gold, if the Expiry Time does not occur prior to November 30, 2006, subject to extension in accordance with the terms of the Support Agreement, as revised by mutual agreement of Sterlite Gold, Vedanta and the Offeror on August 25, 2006;

(f)	by the Offeror, if PwC shall have withdrawn, changed, modified or qualified the PwC Valuation or taken any action or made any other public statement inconsistent with the PwC Valuation;

(g)
by Sterlite Gold in order to enter into a binding written agreement with respect to a Superior Proposal (other than a confidentiality agreement permitted under the Support Agreement), subject to compliance with the

Support Agreement and provided that no termination shall be effective unless and until Sterlite Gold shall have paid to the Offeror the amount required to be paid pursuant to the Support Agreement; and

(h)
by the Offeror if, prior to the Expiry Time, an Acquisition Proposal is publicly announced or any person has publicly announced an intention to make an Acquisition Proposal and such Acquisition Proposal either has been accepted or has not expired, been withdrawn or been publicly abandoned, and (i) the Offer is not completed as a result of the Minimum Tender Condition not having been met and (ii) any Common Shares or assets are acquired under such Acquisition Proposal (as may be amended), or under another Acquisition Proposal made while the first Acquisition Proposal is outstanding or any such Acquisition Proposal is completed.

12.   Termination Fee

The Offeror will be entitled to a termination fee in the amount of U.S.$2,500,000 (the “Termination Fee”) upon the occurrence of any of the following events (each a “Termination Fee Event”) which will be paid to the Offeror by Sterlite Gold at the time or within the period of time, as the case may be, specified in respect of each such Termination Fee Event (provided there will be no duplication of Sterlite Gold’s obligation to pay the Termination Fee):

(a)
the Offeror shall have failed to exercise its right to make an amended Offer in response to an Acquisition Proposal, in which case the Termination Fee shall be paid on the first Business Day after the earlier of the day on which the Support Agreement is terminated or the Expiry Time; or

(b)
the Offeror shall have terminated the Support Agreement as a result of the Board of Directors or the Independent Committee having for any reason (i) withdrawn, modified or qualified in any manner adverse to Offeror, its approval or recommendation of the Offer and the transactions contemplated by the Support Agreement or changed, or qualified or proposed publicly to change or qualify its recommendation in a manner adverse to the Offeror or otherwise in a manner that has substantially the same effect as withdrawal thereof; (ii) approved or recommended or proposed publicly to approve or recommend an Acquisition Proposal or entered into a binding written agreement in respect of an Acquisition Proposal (other than a confidentiality agreement permitted under the Support Agreement), (iii) failed to reaffirm its approval or recommendation of the Offer by press release promptly after the public announcement or commencement of any Acquisition Proposal in accordance with the Support Agreement, or (iv) resolved to do any of the foregoing, in which case the Termination Fee shall be paid to the Offeror by 11:00 a.m. (Toronto time) on the first business day following such action or inaction by the Board of Directors or Independent Committee; or

(c)
the Offeror shall have terminated the Support Agreement because an Acquisition Proposal is publicly announced or any person has publicly announced an intention to make an Acquisition Proposal and such Acquisition Proposal either has been accepted or has not expired, been withdrawn or been publicly abandoned, and (i) the Offer is not completed as a result of the Minimum Tender Condition not having been met and (ii) any Common Shares or assets are acquired under such Acquisition Proposal, or under another Acquisition Proposal made while the first Acquisition Proposal is outstanding or any such Acquisition Proposal is completed, in which case the Termination Fee shall be paid to the Offeror by 11:00 a.m. (Toronto time) on the first business day following the acquisition of any Common Shares or assets under any such Acquisition Proposal; or

(d)
Sterlite Gold shall have terminated this Agreement to enter into a Superior Proposal, in which case the Termination Fee shall be paid to the Offeror on the first Business Day after the date the Support Agreement is so terminated.

13.   Reimbursement for Fees, Costs and Expenses

If the Offeror terminates the Support Agreement because, at any time, any condition to the Offer as set out in Section 4 of the Offer to Purchase, “Conditions of the Offer” is not satisfied or waived by the Offeror at the Expiry Time and the Offeror has not elected to waive such condition or extend the Offer, including, for greater certainty, if the Offeror shall have determined in its sole judgment that there shall exist or have occurred a Sterlite Gold Material Adverse Effect, Sterlite Gold shall forthwith pay to the Offeror U.S.$1,000,000 as reimbursement for the out-of-pocket expenses incurred by the Offeror in connection with the transactions contemplated in the Support Agreement, provided that if Sterlite Gold is required to pay the Termination Fee, such Termination Fee shall be reduced by any such reimbursement actually paid by Sterlite Gold to the Offeror pursuant to the Support Agreement.

10.  Source of Funds

If all Common Shares on a fully-diluted basis other than those already owned by the Offeror and its affiliates are deposited under the Offer, the maximum amount of cash required by the Offeror to purchase such Common Shares will be approximately $30.8 million. In addition, the Offeror estimates that fees and expenses associated with the Offer will be approximately $3.31 million. Vedanta has agreed to fund or arrange for the funding of the Offer in an amount sufficient to satisfy such cash requirement by way of equity investment in the Offeror. Vedanta will satisfy or arrange for the satisfaction of such funding requirements from cash on hand.

11.  Expenses of the Offer

The Offeror estimates that if it acquires all of the Common Shares pursuant to the Offer, the total amount required to pay the related fees and expenses of the Offer will be approximately $3.31 million. Such fees and expenses will be paid from cash on hand as described in Section 10 in the Circular “Source of Funds”.

12.  Ownership of and Trading in Securities of Sterlite Gold

Except for (i) Anil Agarwal, Navin Agarwal, Dwarka Prasad Agarwal and Agnivesh Agarwal (each of whom is a director and/or officer of Vedanta and/or the Offeror), who, collectively, own or control, directly or indirectly all of the shares of Volcan, (ii) Volcan, Vedanta’s 54% controlling shareholder, (iii) Vedanta, Welter’s 100% controlling shareholder (iv) Welter, the Offeror’s 100% controlling shareholder, and (v) the Offeror, which owns 146,039,658 Common Shares in aggregate representing approximately 55% of the outstanding Common Shares, none of the Offeror or Vedanta or any director or senior officer of the Offeror or Vedanta, nor to the knowledge of such directors and senior officers, after reasonable enquiry, any associate of a director or senior officer of the Offeror or Vedanta, any person or company holding more than 10% of any class of equity securities of the Offeror or Vedanta, or any person or company acting jointly or in concert with the Offeror or Vedanta, owns or exercises control or direction over any class of securities of Sterlite Gold.

None of the Offeror or Vedanta or any director or senior officer of the Offeror or Vedanta, nor to the knowledge of such directors and senior officers, after reasonable enquiry, any associate of a director or senior officer of the Offeror or Vedanta, any person or company holding more than 10% of any class of equity securities of the Offeror or Vedanta, or any person or company acting jointly or in concert with the Offeror or Vedanta, has traded in any securities of Sterlite Gold during the 24 month period preceding the date hereof. See also Section 9 of this Circular, “Agreements Relating to the Offer — Share Purchase Agreement”.

13.  Commitments to Acquire Securities of Sterlite Gold

Other than pursuant to the Support Agreement, the Share Purchase Agreement and the Offer, none of the Offeror or Vedanta or any director or senior officer of the Offeror or Vedanta, nor, to the knowledge of such directors and senior officers, after reasonable enquiry, any associate of a director or senior officer of the Offeror or Vedanta, any person or company holding more than 10% of any class of equity securities of the Offeror or Vedanta, or any person or company acting jointly or in concert with the Offeror or Vedanta, has entered into any commitments to acquire any equity securities of Sterlite Gold. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement” and “Agreements Relating to the Offer — Share Purchase Agreement” for a description of the terms and conditions of such commitments.

14.  Agreements, Arrangements or Understandings

There are no arrangements or agreements made or proposed to be made between the Offeror or Vedanta and any of the directors or senior officers of Sterlite Gold, including any payments or other benefits proposed to be made or given by way of compensation for loss of office or as to their remaining in or retiring from office if the Offer is successful. In addition, there are no contracts, arrangements or understandings, formal or informal, between the Offeror and/or Vedanta and any security holder of Sterlite Gold with respect to the Offer or any person or company with respect to any securities of Sterlite Gold in relation to the Offer.

15.  Material Changes and Other Information

Neither the Offeror nor Vedanta is aware of any information which indicates that any material change has occurred in the affairs of Sterlite Gold since the date of the last published interim financial statements of Sterlite Gold, other than as has been publicly disclosed by Sterlite Gold or as disclosed in this Circular or the Offer to Purchase. Neither the Offeror nor Vedanta has any knowledge of any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of Shareholders to accept or reject the Offer.

16.  Information Concerning Securities of Sterlite Gold

Prior Distributions of Common Shares

The Offeror believes, based on publicly available information, that the only distribution of Common Shares effected during the previous five completed fiscal years of Sterlite Gold, other than any distributions of Common Shares pursuant to Sterlite Gold’s stock option plan dated June 25, 1998, was as follows (all information as to the number of Common Shares and price is given as of the date of the transaction):

Date of Distribution	Number of Shares Distributed	Price Per Common Share ($)	Aggregate Proceeds Received by Sterlite Gold ($)
July 1, 2002	114,353,980	0.05	$3,700,000*

* The Common Shares were issued in payment of a debt in the amount of $3,700,000.

Dividend Record for Common Shares

Based on publicly available information, Sterlite Gold has not declared a dividend on any shares of Sterlite Gold in the two years preceding the date hereof, there are no restrictions on Sterlite Gold’s ability to pay dividends and Sterlite Gold has no intention to declare a dividend or to alter its dividend policy.

Prior Purchases and Sales of Common Shares

Based on publicly available information, during the twelve months preceding the date hereof, Sterlite Gold has not purchased or sold any of its securities excluding securities purchased pursuant to the exercise of employee stock options, warrants and conversion rights.

Price Range and Trading Volume of Common Shares

The Common Shares are listed and posted for trading on the TSX under the symbol “SGD”. The following table summarizes the high and low price ranges and aggregate volume of trading of the Common Shares on the TSX for the periods indicated, according to published sources.

Period	High	Low	Volume
2005 July	$0.10	$0.08	229,730
August	$0.09	$0.06	3,408,952
September	$0.08	$0.06	1,055,667
October	$0.08	$0.06	508,990
November	$0.07	$0.06	361,496
December	$0.08	$0.06	928,597
2006 January	$0.12	$0.08	2,613,544
February	$0.14	$0.12	1,859,645
March	$.013	$0.08	1,176,783
April	$0.12	$0.08	1,512,873
May	$0.13	$0.08	3,220,575
June	$0.24	$0.08	14,692,180
July	$0.24	$0.24	3,618,937
August 1 to August 24	$0.25	$0.24	1,486,205

The closing price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to the announcement of Vedanta’s intention to make the Offer, was $0.08. The closing price of the Common Shares on the TSX on August 24, 2006, the last trading day prior to the date of the Offer, was $0.24. The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006.

Effect of the Offer on Market and Listings

From the time that the Offeror begins to take up Common Shares pursuant to the Offer, the liquidity and market value of the remaining Common Shares held by the public could be adversely affected. The rules and regulations of the TSX establish certain criteria which, if not met, could lead to the delisting of the Common Shares from the TSX. Among such criteria are the number of Shareholders and the number and aggregate market value of Common Shares publicly held. Depending on the number of Common Shares purchased pursuant to the Offer, it is possible that the Common Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Common Shares could be delisted and that could, in turn, adversely affect the market or result in the lack of an established market for the Common Shares.

If sufficient Common Shares are validly deposited and not validly withdrawn under the Offer, the Offeror may effect a Compulsory Acquisition or a Subsequent Acquisition Transaction. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”. If all or substantially all of the Common Shares are acquired by the Offeror, the Offeror intends to consider delisting the Common Shares from the TSX and causing Sterlite Gold to cease to be a reporting issuer under Applicable Securities Laws of Canada and the United States thereby eliminating public reporting requirements under Canadian and United States securities laws at such time as Applicable Securities Laws permit it to do so.

17.  Acquisition of Common Shares Not Deposited

Compulsory Acquisition

Part 16 of the YBCA permits an offeror to acquire the shares not tendered to an offer for shares of a particular class of shares of a corporation if, within 120 days after the date of the offer, the offer is accepted by the holders of not less than 90% of the shares to which the offer relates, other than shares held at the date of the offer by or on behalf of the offeror or its affiliates or associates (as such terms are defined in the YBCA).

If, within 120 days after the date hereof or the period during which the Offer remains open for acceptance (whichever is shorter), the Offer has been accepted by holders of not less than 90% of the issued and outstanding Common Shares, other than Common Shares held on the date of the Offer by or on behalf of the Offeror or its affiliates or associates (as such terms are defined in the YBCA), and the Offeror acquires such deposited Common Shares, the Offeror currently intends to acquire the remainder of the Common Shares on the same terms as such Common Shares were acquired under the Offer, pursuant to the provisions of Section 197(2) of the YBCA (a “Compulsory Acquisition”), provided such Compulsory Acquisition is permitted by applicable Law. If a Compulsory Acquisition cannot be effected, the Offeror currently intends to acquire Common Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction, as discussed below under “Subsequent Acquisition Transaction”.

The following is a summary of the Compulsory Acquisition provisions of Part 16 of the YBCA. Part 16 of the YBCA is complex and may require strict adherence to notice and timing provisions, failing which rights thereunder may be lost or altered. In the event the Offeror acquires Common Shares not tendered to the Offer pursuant to Part 16 of the YBCA, Shareholders should review Part  16 of the YBCA for the full text of the relevant statutory provisions and Shareholders who wish to be better informed about those provisions of the YBCA should consult their legal advisors. See Section 21 of this Circular, “Canadian Federal Income Tax Considerations”.

To exercise such statutory right, the Offeror must give notice of prescribed content by registered mail (the “Offeror’s Notice”) to each Shareholder who did not accept the Offer (and to each person who subsequently acquires any such Common Shares) (in each case, a “Dissenting Offeree”) of such proposed acquisition on or before the earlier of 60 days from the Expiry Time and 180 days from the date of the Offer. Within 20 days of giving the Offeror’s Notice, the Offeror must pay or transfer to Sterlite Gold the consideration the Offeror would have had to pay to the Dissenting Offerees if they had elected to accept the Offer, to be held in trust for the Dissenting Offerees. In accordance with Section 199(1) of the YBCA, within 20 days after receipt of the Offeror’s Notice, each Dissenting Offeree must send the certificate(s) representing the Common Shares held by such Dissenting Offeree to Sterlite Gold, and may elect within 60 days after the date of the sending of the Offeror’s Notice either to transfer such Common Shares to the Offeror on the terms of the Offer or to demand payment of the fair value of such Common Shares held by such holder by so notifying the Offeror and by applying to the Supreme Court of Yukon to set such fair value.  If a Dissenting Offeree has elected to demand payment of the fair value of such Common Shares, the Offeror may, within 20 days after paying or transferring to Sterlite Gold the consideration the Offeror would have had to pay the Dissenting Offerees if they had elected to accept the Offer, apply to the Supreme Court of Yukon to fix the fair value of such Common Shares of the Dissenting Offeree. A Dissenting Offeree who does not notify the Offeror and apply to the Supreme Court of Yukon to set the fair value of the Common Shares will be deemed to have elected to transfer such Common Shares to the Offeror on the terms of the Offer. Any judicial determination of the fair value of the Common Shares could be more or less than the amount paid pursuant to the Offer.

Subsequent Acquisition Transaction

If the Offeror takes up and pays for Common Shares validly deposited and not validly withdrawn under the Offer and the foregoing statutory right of acquisition is not available or not exercised, the Offeror currently intends to consider other means of acquiring, directly or indirectly, all of the remaining Common Shares not acquired by the Offeror pursuant to the Offer in accordance with applicable Law, which may include, without limitation, an amalgamation, plan of arrangement, statutory arrangement, capital reorganization or consolidation or other transaction involving Sterlite Gold and the Offeror and/or one or more affiliates of the Offeror (a “Subsequent Acquisition Transaction”). The timing and details of any Subsequent Acquisition Transaction, including the timing of its implementation would necessarily depend on a variety of factors, including the number of Common Shares acquired pursuant to the Offer. There can be no assurance that any such transaction will be proposed or, if proposed, effected. In order to effect a Subsequent Acquisition Transaction, the Offeror may seek to cause a special meeting of Shareholders to be called to consider an amalgamation, share consolidation, statutory arrangement or other transaction involving the Offeror and/or one or more affiliates of the Offeror and Sterlite Gold for the purpose of Sterlite Gold becoming, directly or indirectly, a wholly-owned subsidiary of the Offeror or Vedanta or effecting an amalgamation or merger of Sterlite Gold’s business and assets with or into the Offeror or one or more affiliates of the Offeror. Depending upon the nature and terms of the Subsequent Acquisition Transaction, the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares may be required at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction as well as a sufficient number of Common Shares to enable the Offeror to complete a second stage business combination in accordance with applicable Laws. Where permitted by applicable Law, the Offeror would cause the Common Shares acquired under the Offer to be voted in favour of any such transaction. The Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction would be the same cash price or securities immediately redeemable for the same cash price as the price offered under the Offer. The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ considerably from the tax consequences to such Shareholder having its Common Shares acquired pursuant to the Offer. See Section 21 of this Circular, “Canadian Federal Income Tax Considerations”.

Pursuant to the Support Agreement, Sterlite Gold has agreed, in the event that the Offeror takes up and pays for at least the number of Common Shares as represents the Minimum Tender Condition, to assist the Offeror in connection with such Subsequent Acquisition Transaction.

Each type of Subsequent Acquisition Transaction described above is governed by certain applicable Canadian corporate and securities laws (collectively, the “Regulations”), including Rule 61-501 and Policy Q-27, and would be a “business combination” within the meaning of Rule 61-501 and a “going private transaction” within the meaning of Policy Q-27. In certain circumstances, the provisions of Rule 61-501 and Policy Q-27 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is “business combination” carried out in accordance with Rule 61-501 or an exemption therefrom or is a “going private transaction” carried out in accordance with Policy Q-27 or an exemption therefrom, the “related party transaction” provisions of Rule 61-501 and Policy Q-27 will not apply to the business combination or the going private transaction.

The Regulations provide that, unless exempted, a corporation proposing to carry out a business combination or going private transaction is required to prepare a valuation of the affected securities (and subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation or the entire valuation. In connection therewith, the Offeror intends to rely on any exemption then available or to seek waivers pursuant to Rule 61-501 and Policy Q-27 from the OSC and the AMF, respectively, exempting Sterlite Gold, the Offeror or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any Subsequent Acquisition Transaction. An exemption is available under Rule 61-501 and Policy Q-27 for certain business combinations or going private transactions completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value and is in the same form as that paid in the take-over bid, provided certain disclosure is given in the take-over bid disclosure documents. The Offeror expects that these exemptions will be available.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the YBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. Rule 61-501 and Policy Q-27 also require that, in addition to any other required security holder approval, in order to complete a business combination or going private transaction, the approval of a majority of the votes cast by “minority” shareholders of each class of affected securities be obtained, unless an exemption is available or exemptive relief is granted by the OSC and the AMF. If, however, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Common Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if a statutory right to dissent and seek fair value or substantially equivalent enforceable right is made available to minority shareholders.

In relation to any Subsequent Acquisition Transaction, the “minority” shareholders will be, subject to any available exemption or exemptive relief granted by the OSC and the AMF as required, all Shareholders other than the Offeror, any “interested party” (as defined in Rule 61-501 and Policy Q-27), any “related party” of the Offeror or of any “interested party” (for the purpose of Rule 61-501), including the directors and senior officers of the Offeror, an associate, affiliate or an insider of the Offeror or any of their directors or senior officers, and any person or company acting jointly or in concert with any of the foregoing. However, Rule 61-501 and Policy Q-27 also provide that the Offeror may treat the Common Shares acquired pursuant to the Offer as “minority” shares and to vote them, or to consider them voted, in favour of a Subsequent Acquisition Transaction that is a business combination or a going private transaction if, among other things, the consideration per security in the Subsequent Acquisition Transaction is at least equal in value to and in the same form as the consideration paid under the Offer and the Shareholder that tendered the Common Shares was not (a) acting jointly or in concert with the Offeror in respect of the Offer, (b) a direct or indirect party to any connected transaction to the Offer or (c) entitled to receive, directly or indirectly, in connection with the Offer consideration per security that was not identical in amount and form to the entitlement of Shareholders in Canada or a collateral benefit. The Offeror currently intends that the consideration offered for Common Shares under any Subsequent Acquisition Transaction proposed by it would be the same consideration offered under the Offer and the Offeror intends to cause Common Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by Rule 61-501 and Policy Q-27, to be counted as part of any minority approval required in connection with any such transaction. Pursuant to applicable regulatory requirements, the votes attached to the 146,039,658 Common Shares held by the Offeror at the date hereof, would be excluded in determining whether minority approval for a Subsequent Acquisition Transaction had been obtained for the purposes of Rule 61-501 and Policy Q-27.

If the Offeror decides not to effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction involving Sterlite Gold, or proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemptive relief, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Sterlite Gold, or taking no further action to acquire additional Common Shares. Any additional purchases of Common Shares could be at a price greater than, equal to or less than the price to be paid for Common Shares under the Offer and could be for cash and/or securities or other consideration. Alternatively, the Offeror may sell or otherwise dispose of any or all Common Shares acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Common Shares under the Offer.

Any such Subsequent Acquisition Transaction may also result in persons who are then Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Common Shares. The exercise of such right of dissent, if certain procedures are complied with by any such holder, could lead to a judicial determination of fair value required to be paid to such dissenting Shareholder for its Common Shares. The fair value so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer.

The details of any such Subsequent Acquisition Transaction, including the timing of its implementation and the consideration to be received by the minority holders of Common Shares, would necessarily be subject to a number of considerations, including the number of Common Shares acquired pursuant to the Offer.

Shareholders should consult their legal advisors for a determination of their legal rights with respect to any Subsequent Acquisition Transaction. Shareholders should also see Section 21 of this Circular, “Canadian Federal Income Tax Considerations” for a discussion of the tax considerations to Shareholders in the event of a Subsequent Acquisition Transaction.

Certain judicial decisions may be considered relevant to any business combination or going private transaction that may be proposed or effected subsequent to the expiry of the Offer. Canadian courts have, in a few instances prior to the adoption of Rule 61-501 and Policy Q-27, granted preliminary injunctions to prohibit transactions involving certain business combinations or going private transactions. The trend in both legislation and Canadian jurisprudence has been towards permitting business combinations or going private transactions to proceed, subject to evidence of procedural and substantive fairness in the treatment of minority shareholders. Shareholders should consult their legal advisors for a determination of their legal rights.

18.  Benefits from the Offer

To the knowledge of the Offeror, after reasonable enquiry, there are no direct or indirect benefits of accepting or refusing to accept the Offer or the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction that will accrue to any director or senior officer of Sterlite Gold, to any associate of a director or senior officer of Sterlite Gold, to any person or company holding more than 10% of any class of equity securities of Sterlite Gold or to any person or company acting jointly or in concert with the Offeror or Vedanta, other than those that will accrue to Shareholders generally.

19.  Depositary and Financial Advisor

The Offeror has engaged the Depositary for the receipt of certificates in respect of Common Shares and related Letters of Transmittal deposited under the Offer and other documents and for the payment for Common Shares purchased by the Offeror pursuant to the Offer. The Depositary will also receive Notices of Guaranteed Delivery at the office specified therein. The Depositary will also be responsible for facilitating book-entry transfers of Common Shares. The Depositary will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith.

Vedanta has retained HSBC to act as its financial advisor with respect to the Offer. HSBC is authorized to make solicitations of acceptances of the Offer on behalf of Vedanta and the Offeror. No additional compensation is payable by Vedanta or the Offeror in respect of this service.

Depositing Shareholders will not be obligated to pay any brokerage fee or commission with respect to the purchase of Common Shares by the Offeror pursuant to the Offer if they accept the Offer by depositing their Common Shares directly with the Depositary. If a depositing Shareholder owns Common Shares through a broker or other nominee and such broker or nominee deposits Common Shares on the Shareholder’s behalf, the broker or nominee may charge a fee for performing this service. Except as set forth above, the Offeror will not pay any fees or commissions to any stock broker, dealer or other person for soliciting deposits of Common Shares pursuant to the Offer (other than to the Depositary).

Shareholders should contact the Depositary or a broker or dealer for assistance in accepting the Offer and in depositing Common Shares with the Depositary.

No broker, dealer, bank or trust company shall be deemed to be the agent of the Offeror or the Depositary for purposes of the Offer.

20.  Regulatory Considerations

Based upon an examination of information available to them, neither the Offeror nor Vedanta is aware of any licenses or regulatory permits that appear to be material to the business of Sterlite Gold which might be adversely affected by the Offeror’s acquisition of Common Shares pursuant to the Offer or of any approval or other action by any federal, provincial, state or foreign government or administrative or regulatory agency that would be required prior to the acquisition of Common Shares pursuant to the Offer.

21.  Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, counsel to the Offeror, the following is a summary of the principal income tax considerations under the Tax Act generally applicable on the disposition of Common Shares pursuant to the Offer, a Compulsory Acquisition, or a Subsequent Acquisition Transaction, to Shareholders who, for the purposes of the Tax Act and at all relevant times, hold their Common Shares as capital property, did not acquire the Common Shares pursuant to the stock option plan of Sterlite Gold dated June 25, 1998 and deal at arm’s length and are not affiliated with the Offeror and Sterlite Gold. Common Shares will generally be considered to be capital property to a Shareholder, unless the Shareholder either holds such shares in the course of carrying on a business or has acquired such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Canadian resident Shareholders whose Common Shares might not otherwise be considered capital property may be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have their Common Shares, and every “Canadian Security” (as defined in the Tax Act) owned by such Shareholders in the taxation year of the election and in all subsequent taxation years, deemed to be capital property.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder, and the published administrative practices and policies of the CRA publicly available prior to the date hereof. This summary also takes into account the proposed amendments to the Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted substantially as proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in the Law or in the administrative practices and policies of the CRA, whether by way of legislative, judicial or governmental action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations.

This summary is not applicable to a Shareholder that is (a) a “financial institution” for the purposes of the market-to-market rules contained in the Tax Act, (b) a “specified financial institution” for the purposes of the Tax Act, (c) an insurer carrying on a business in Canada or elsewhere that is not a resident of Canada for the purposes of the Tax Act, or (d) a Shareholder an interest in which is a “tax shelter investment” as defined by the Tax Act. Such Shareholders should consult their own tax advisors.

The following summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Shareholders are advised and expected to consult with their own tax advisors for advice regarding the income tax consequences to them of disposing of their Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction having regard to their own particular circumstances and any other consequences to them of such transactions under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws.

Residents of Canada

The following portion of the summary is generally applicable to a Shareholder who, at all relevant times, for purposes of the Tax Act and any applicable income tax convention, is, or is deemed to be, resident in Canada.

Sale Pursuant to the Offer

A Shareholder who disposes of Common Shares to the Offeror will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Common Shares to the Shareholder.

A Shareholder will be required to include one-half of the amount of any resulting capital gain (a “taxable capital gain”) in income, and will be required to deduct one-half of the amount of any resulting capital loss (an “allowable capital loss”) against taxable capital gains realized in the year of disposition. Any allowable capital losses in excess of taxable capital gains for the year of disposition generally may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act. Capital gains realized by a Shareholder who is an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

A capital loss otherwise arising upon the disposition of a Common Share may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received on such Common Shares, to the extent and under the circumstances described in the Tax Act.

A “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional 6 2/3% refundable tax on certain investment income, including taxable capital gains.

Compulsory Acquisition

As described in Section 17 of this Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire Common Shares pursuant to Part 16 of the YBCA. The tax consequences to a Shareholder of a disposition of shares in such circumstances generally will be as described above under “Sale Pursuant to the Offer”.

A Shareholder who dissents in a Compulsory Acquisition and is entitled to receive the fair value of the Shareholder’s Common Shares will be considered to have disposed of the Common Shares for proceeds of disposition equal to the amount fixed by the Court that is received by the dissenting Shareholder (other than the amount of any interest awarded by the Court). As a result, such dissenting Shareholder will realize a capital gain (or a capital loss) to the extent that the proceeds of disposition of the Common Shares exceed (or are less than) the aggregate of the adjusted cost base of the Common Shares to the dissenting Shareholder and any reasonable costs of disposition. The tax consequences of any such capital gain or capital loss would be generally as described above under “Sale Pursuant to the Offer”.

Any interest awarded to a dissenting Shareholder by the Court will be included in computing such Shareholder’s income for the purposes of the Tax Act.

Subsequent Acquisition Transaction

If the compulsory acquisition provisions of Part 16 of the YBCA are not utilized, the Offeror reserves the right to use all reasonable efforts to acquire the balance of the issued and outstanding Common Shares. The tax treatment of a Subsequent Acquisition Transaction to a Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. Shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of having their Common Shares acquired pursuant to a Subsequent Acquisition Transaction.

A Subsequent Acquisition Transaction could be implemented by means of an amalgamation of Sterlite Gold with one or more affiliates of the Offeror pursuant to which Shareholders who have not tendered their Common Shares under the Offer would have their Common Shares exchanged on the amalgamation for redeemable preference shares of the amalgamated corporation (“Redeemable Shares”) which would then be immediately redeemed for cash. Such a holder would not realize a capital gain or capital loss as a result of such exchange, and the cost of the Redeemable Shares received would be the aggregate of the adjusted cost base of the Common Shares to the holder immediately before the amalgamation.

However, on the redemption of the Redeemable Shares, such Shareholder will generally:

(a)
be deemed to receive a dividend (subject to the application of subsection 55(2) of the Tax Act to holders of Redeemable Shares that are corporations, as described below) equal to the amount by which the redemption price of their Redeemable Shares (i.e. the amount of cash received) exceeds the paid-up capital of their Redeemable Shares for the purposes of the Tax Act; and

(b)
be considered to have disposed of their Redeemable Shares for proceeds of disposition equal to the redemption price less the amount of the deemed dividend computed in (a). As a result, a holder of Redeemable Shares will realize a capital loss (or a capital gain) equal to the amount by which the aggregate of the adjusted cost base of their Redeemable Shares and any reasonable costs of disposition, exceeds (or is less than) such proceeds of disposition. The tax consequences of any such capital gain or capital loss would be generally as described under “Sale Pursuant to the Offer”.

In the case of a holder of Redeemable Shares who is an individual (including most trusts), dividends deemed to be received on the Redeemable Shares are required to be included in computing the individual’s income when received and are subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received from a corporation resident in Canada. As part of the Federal Budget of May 2, 2006 the Minister of Finance proposed to enhance the federal dividend gross-up and tax credit with respect to eligible dividends paid after 2005.

In the case of a holder of Redeemable Shares that is a corporation, dividends deemed to be received on the Redeemable Shares are required to be included in computing the corporation’s income and such dividends will generally be deductible in computing the corporation’s taxable income, subject to certain limitations such as the application of subsection 55(2) of the Tax Act, as described below.

A holder of Redeemable Shares that is a “private corporation” or “subject corporation” (as defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act of 33 1/3% on dividends deemed to be received on the Redeemable Shares, to the extent that such dividends are deductible in computing such shareholder’s taxable income. A “Canadian-controlled private corporation” may be liable to pay an additional refundable tax of 6 2/3% on dividends deemed to be received on the Redeemable Shares if such dividends are not deductible in computing taxable income. This additional tax may be refunded to the holder of Redeemable Shares at a rate 33 1/3% of all taxable dividends paid while such holder is a private corporation.

Subsection 55(2) of the Tax Act provides that where a corporate Shareholder is deemed to receive a dividend under the circumstances described above, all or part of the deemed dividend may be treated as proceeds of disposition of the Redeemable Shares and not as a dividend, for the purpose of computing the Shareholder’s capital gain on the disposition of such shares. A Resident Shareholder that is a corporation should consult its tax advisors for specific advice with respect to the potential application of this provision.

Pursuant to the current administrative practice of the CRA, a Shareholder who exercises his or her statutory right of dissent in respect of an amalgamation would be considered to have disposed of his or her Common Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Shareholder (other than any interest awarded by the court). However, because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting Shareholder will be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting Shareholders should consult with their own tax advisors in this regard.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Shareholder who at all relevant times, for purposes of the Tax Act and any applicable income tax convention, is not resident in Canada, nor deemed to be a resident in Canada, and does not use or hold, and is not deemed to use or hold, Common Shares in connection with carrying on a business in Canada (“Non-Resident Shareholder”). The Tax Act contains provisions relevant to a non-resident insurer for whom Common Shares are “designated insurance property” which this summary does not take into account. Nor does this summary take into account the tax implications applicable to a Non-Resident Shareholder who was formerly a resident of Canada and owned any Common Shares at the time that the Shareholder ceased to reside in Canada.

Non-Resident Shareholders should consult their own tax advisors in respect to the Canadian income tax consequences of having their Common Shares acquired pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Disposition of Common Shares Pursuant to the Offer and a Compulsory Acquisition

Common Shares that do not constitute “taxable Canadian property” to a Non-Resident Shareholder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares pursuant to the Offer, a Compulsory Acquisition or the exercise of dissent rights under a Compulsory Acquisition.

Generally, Common Shares will not constitute “taxable Canadian property” to a Non-Resident Shareholder at a particular time, provided that (a) such Common Shares are listed on a prescribed stock exchange (which currently includes the TSX) at that time, and (b) the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder does not deal at arm’s length, or the Non-Resident Shareholder together with such persons have not owned 25% or more of the shares of any class or series of Sterlite Gold at any time within the five years immediately preceding that time. Common Shares may also be deemed to constitute taxable Canadian property in certain circumstances under the Tax Act. See “Delisting of Common Shares Following Completion of Offer” in this Circular, in the case where Common Shares are delisted prior to a Compulsory Acquisition.

Even if the Common Shares are taxable Canadian property to a Non-Resident Shareholder, any taxable capital gain resulting from the disposition of the Common Shares pursuant to the Offer, a Compulsory Acquisition or the exercise of dissent rights under a Compulsory Acquisition may not result in any Canadian tax payable, if the Common Shares constitute “treaty-protected property”. Common Shares will generally be “treaty-protected property” of a Non-Resident Shareholder at a particular time, if the gain from the disposition of Common Shares would, because of an applicable income tax convention with another country, be exempt from tax under Part I of the Tax Act. Under the

Canada-United States Income Tax Convention (1980) (“Tax Treaty”), a Shareholder that is a resident of the United States for the purposes of the Tax Act and the Tax Treaty (“U.S. Shareholder”) will be exempt from tax in Canada in respect of a gain realized on the disposition of the Common Shares, unless the value of such shares is derived principally from real property situated in Canada. A Non-Resident Shareholder that disposes of “taxable Canadian property” must file a Canadian income tax return for the year, even if, as a result of the application of a tax convention or because there is no gain, there is no Canadian tax payable.

Any interest paid to a Non-Resident Shareholder who exercises his or her right to dissent in respect of a Compulsory Acquisition will be subject to Canadian withholding tax under the Tax Act at the rate of 25%, unless the rate is reduced under the provisions of an applicable income tax convention. Under the Tax Treaty, the withholding tax rate on interest paid to a U.S. Shareholder is generally reduced to 10%.

Disposition of Common Shares Pursuant to a Subsequent Acquisition Transaction

As described above under the heading “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, the Offeror reserves the right to use all reasonable efforts to acquire the balance of Common Shares not acquired pursuant to the Offer or by Compulsory Acquisition. The tax treatment of a Subsequent Acquisition Transaction to a Non-Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out, and may be substantially the same as, or materially different from, those described above. See “Delisting of Common Shares Following Completion of Offer” in this Circular, in the case where Common Shares are delisted prior to a Subsequent Acquisition Transaction.

A Non-Resident Shareholder may realize a capital gain (or a capital loss) and/or a deemed dividend on the disposition of Common Shares pursuant to a Subsequent Acquisition Transaction. For a description of the tax treatment of capital gains and capital losses to a Non-Resident Shareholder, see “Non-Resident Shareholders — Disposition of Common Shares Pursuant to the Offer and a Compulsory Acquisition” above. Dividends paid or deemed to be paid to a Non-Resident Shareholder will be subject to Canadian withholding tax under the Tax Act at a rate of 25%, unless the rate is reduced under the provisions of an applicable income tax convention. Under the Tax Treaty, the withholding tax rate is generally reduced to 15% for dividends paid to a U.S. Shareholder, unless the U.S. Shareholder is a corporation and owns at least 10% of the voting stock of Sterlite Gold, in which case the withholding tax rate is generally reduced to 5%.

Any interest paid to a Non-Resident Shareholder who exercises his or her right to dissent in respect of a Subsequent Acquisition Transaction will be subject to Canadian withholding tax under the Tax Act at the rate of 25%, unless the rate is reduced under the provisions of an applicable income tax convention. Under the Tax Treaty, the withholding tax rate on interest paid to a U.S. Shareholder is generally reduced to 10%.

Delisting of Common Shares Following Completion of the Offer

As described above under the heading “Information Concerning Securities of Sterlite Gold — Effect of the Offer on the Market and Listings”, the Common Shares may cease to be listed on the TSX following the completion of the Offer and may not be listed on the TSX at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction. Non-Resident Shareholders are cautioned that if the Common Shares are not listed on a prescribed stock exchange (which includes the TSX) at the time they are disposed of:

(a)	Common Shares will generally be taxable Canadian property for the Non-Resident Shareholders;

(b)
the Non-Resident Shareholders may be subject to income tax under the Tax Act in respect of any capital gain realized on such disposition (unless the Common Shares constitute “treaty-protected property”, as described above); and

(c)
the notification and withholding provisions of section 116 of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) will apply to the Non-Resident Shareholder, in which case the Offeror is entitled, pursuant to the Tax Act and any applicable provincial tax legislation, to deduct or withhold an amount from any payment made to the Non-Resident Shareholder in respect of the Offer.

A Non-Resident Shareholder that disposes of “taxable Canadian property” must file a Canadian income tax return for the year, even if, as a result of the application of a tax convention or because there is no gain, there is no Canadian tax payable.

22.  Acceptance of the Offer

Except as set forth in this Circular, the Offer to Purchase and in the Directors’ Circular accompanying this Offer, the Offeror and Vedanta, after reasonable enquiry, have no knowledge regarding whether any director or senior officer of Sterlite Gold or whether any associate of any director or senior officer of Sterlite Gold, any person or company holding more than 10% of any class of equity securities of Sterlite Gold or any person or company acting jointly or in concert with the Offeror or Vedanta proposes to tender or accept the Offer. Neither the Offeror nor Vedanta is aware of any direct or indirect benefits to any of the persons or companies mentioned above of accepting or refusing to accept the Offer other than those that would accrue to Shareholders generally.

23.  Statutory Rights

Securities legislation in certain of the provinces and territories of Canada provides Shareholders with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or a notice that is required to be delivered to the Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

24.  Consents of Counsel and Valuator

TO: The Directors of Twin Star International Limited and Vedanta Resources plc

We hereby consent to the reference to our name and opinion contained under “Canadian Federal Income Tax Considerations” in the take-over bid circular accompanying the offer dated August 25, 2006 made by Twin Star International Limited to the holders of common shares of Sterlite Gold Ltd.

(signed) BLAKE, CASSELS & GRAYDON LLP

Toronto, Canada

August 25, 2006

TO: The Directors of Twin Star International Limited and Vedanta Resources plc

We hereby consent to the reference in this document to the formal valuation dated July 19, 2006, which we prepared for the Independent Committee of the Board of Directors of Sterlite Gold Ltd. in connection with the fair market value of all of the issued and outstanding common shares of Sterlite Gold Ltd. as at May 8, 2006 (the “PwC Valuation”). We consent to the filing of the PwC Valuation with the Canadian securities regulatory authorities and the inclusion of a summary of the PwC Valuation and the text of the PwC Valuation in this document. In providing such consent, as indicated in Section 3.1 of the PwC Valuation, we do not intend that any person other than the Independent Committee rely upon the PwC Valuation.

(signed) PRICEWATERHOUSECOOPERS LLP

Toronto, Canada

August 25, 2006

25.  Approval and Certificate of Twin Star International Limited

The contents of the Offer to Purchase and the Circular have been approved, and the sending, communication or delivery thereof to the shareholders of Sterlite Gold Ltd. has been authorized by, the board of directors of Twin Star International Limited. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the securities which are the subject of the Offer.

DATED: August 25, 2006

(signed) H.N. Maskara	(signed) Ajay Paliwal
Director	Director

26.  Approval and Certificate of Vedanta Resources plc

The contents of the Offer to Purchase and the Circular have been approved, and the sending, communication or delivery thereof to the shareholders of Sterlite Gold has been authorized by, the board of directors of Vedanta Resources plc. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the securities which are the subject of the Offer.

DATED: August 25, 2006

(signed) Kuldip Kaura	(signed) D.D. Jalan
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) Naresh Chandra	(signed) Euan MacDonald
Director	Director

EXHIBIT A — PWC VALUATION

Formal Valuation of the Issued and
Outstanding Common Shares of
Sterlite Gold Ltd.

as at May 8, 2006

Formal Valuation of the Issued and Outstanding Common Shares
of Sterlite Gold Ltd. as at May 8, 2006

Formal Valuation of the Issued and Outstanding Common Shares
of Sterlite Gold Ltd. as at May 8, 2006

EXHIBITS

Zod Mine — Phase III Projected Cash Flows Summary	A
Weighted Average Cost of Capital	B
Somewhat Comparable Transactions	C
Somewhat Comparable Companies	D
Scope of Review	E

Private and Confidential
July 19, 2006

The Special Committee of
The Board of Directors of Sterlite Gold Ltd.
c/o Fasken Martineau DuMoulin LLP
4200 Toronto Dominion Bank Tower
Box 20, Toronto-Dominion Centre
Toronto, Ontario
M5K 1N6

Attention: Mr. Dennis Marschall

Re: Formal Valuation of the Issued and Outstanding Common Shares of Sterlite Gold Ltd. as at May 8, 2006

NOTICE TO READER:

Due to the highly confidential nature of certain of the information (“Confidential Information”) provided to PricewaterhouseCoopers LLP for the purposes of their preparation of the Formal Valuation, PricewaterhouseCoopers LLP has been requested by the Special Committee of the Board of Directors of Sterlite Gold Ltd. (“Sterlite” or the “Company”) to not disclose such Confidential Information in their Formal Valuation report. Disclosure of the Confidential Information could be potentially detrimental to Sterlite. PricewaterhouseCoopers LLP notes, however, that they have considered, where appropriate, such Confidential Information in arriving at their conclusions.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006

1.        Mandate Overview

1.1      Assignment

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) understands that the Special Committee of The Board of Directors of Sterlite Gold Ltd. (the “Special Committee”) has been constituted in connection with a proposed transaction whereby Vedanta Resources Plc (“Vedanta”), a mining and metals company listed on the London Stock Exchange, would offer to acquire all of the issued and outstanding common shares in Sterlite Gold Ltd. (“Sterlite Gold” or the “Company”) not otherwise owned by Vedanta or Vedanta’s affiliates for cash consideration (the “Proposed Transaction”).

The Special Committee has retained PricewaterhouseCoopers, as professional advisors experienced in business and security valuations, to provide the Special Committee with a formal valuation (the “Formal Valuation”) of the fair market value of all of the issued and outstanding common shares of Sterlite Gold as at May 8, 2006 (the “Valuation Date”), pursuant to and in accordance with Ontario Securities Commission (“OSC”) rule 61-501 (the “Rule”) and Policy Statement Q-27 of the Autorité des marchés financiers of Québec (together with the Rule, the “Rules”). Pursuant to the Rule requiring that the Formal Valuation make appropriate adjustments for material intervening events, PricewaterhouseCoopers considered subsequent movements in the gold price in the Formal Valuation, from the Valuation Date to the date of the report (the “Subsequent Event Period”), only.

Sterlite Gold is a gold mining company whose common shares are listed on the Toronto Stock Exchange. Its main asset is the Zod gold mine (“Zod Mine”) in Armenia and it also holds 100% interests in the Ararat and Meghradzor gold projects in Armenia.

Mr. Anil Agarwal is the Chairman of both Sterlite Gold and Vedanta. Twinstar International Ltd. (“Twinstar”) is the 55.1% controlling shareholder in Sterlite Gold. Twinstar and Vedanta are both under the control of Volcan Investments Limited which in turn is controlled by the family of Mr. Agarwal.

On this basis, the Proposed Transaction would represent an “insider bid” under the Rules and therefore would require a Formal Valuation to be prepared by an independent valuator in compliance with the Rules who will report to the Special Committee.

All amounts contained in this report (“Report”) are expressed in United States dollars (“$” or “US$”), unless otherwise stated. For the purposes of this Valuation, an exchange rate of US$1.00: Cdn $1.11 has been used on or about the Valuation Date.

1.2      Definition of Fair Market Value

For the purposes of the Formal Valuation, fair market value means “except as provided in paragraph 6.4(2)(d) of the Rule, the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act”. Section 6.4(2)(d) of the Rule states that no downward adjustment is to be made for liquidity, the effect of the transaction or if it is not part of a controlling interest.

The above definition of fair market value is consistent with the generally accepted definition, usually stated as “the highest price, expressed in terms of money or money’s worth, obtainable in an open and unrestricted market between informed and prudent parties, acting at arm’s length and under no compulsion to transact”, except for it being subject to section 6.4(2)(d) of the Rule.

Fair market value represents the intrinsic value of an asset. Price reflects the final negotiated terms with respect to the purchase and sale of an asset. Price may differ from fair market value arrived at in a notional context as a result of a variety of factors including, type of consideration paid (i.e. cash versus shares), timing of receipt of consideration (i.e. current versus deferred), different knowledge or information levels and unequal bargaining positions of the vendor and purchaser.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

2.        Engagement, Credentials and Independence of PricewaterhouseCoopers

2.1      Engagement

PricewaterhouseCoopers was formally engaged on February 22, 2006 by the Special Committee pursuant to an engagement letter dated February 10, 2006 (the “Engagement Agreement”).

PricewaterhouseCoopers is to receive a fixed fee, as stipulated in the Engagement Agreement, for completing the engagement to prepare the Formal Valuation. In addition, PricewaterhouseCoopers is entitled to recover reasonable costs and expenses incurred in the preparation of the Formal Valuation and to be indemnified in certain circumstances for liabilities arising in connection with the Formal Valuation. The fee payable to PricewaterhouseCoopers is not contingent, in whole or in part, on whether the Proposed Transaction or any other transaction contemplated is commenced or completed or on the conclusions reached in the Formal Valuation.

2.2      Credentials of PricewaterhouseCoopers

PricewaterhouseCoopers provides industry-focused assurance, advisory and tax services for public, private and government clients in all markets. More than 120,000 people in 139 countries connect their thinking, experience and solutions to build public trust and enhance value for clients and their stakeholders.

PricewaterhouseCoopers’ valuation practice has broad experience in completing and defending, when necessary, assignments involving the valuation of companies and assets for various purposes including transactions subject to public scrutiny, financial reporting, the sale or purchase of an entity or assets by related parties, assistance in resolving shareholders’ disputes, tax based corporate reorganizations and M&A activity.

This mandate was carried out under the supervision of Helen Mallovy Hicks and Ken Goodwin, both Partners in our Canadian firm and both Chartered Business Valuators and Chartered Accountants. They were assisted by Sandra Berbari, Vice-President, at PricewaterhouseCoopers, and Paul Hennessy, Assistant Director of PricewaterhouseCoopers in the United Kingdom, and Dr. Peter Grimley, an independent consultant with expertise in the mining industry with whom we sub-contracted for this assignment.

2.3      Independence

The fee payable to PricewaterhouseCoopers for this engagement on the delivery of the Formal Valuation is not contingent upon the conclusions reached by PricewaterhouseCoopers. There are no understandings, agreements or commitments between PricewaterhouseCoopers and Sterlite Gold, Vedanta, Twinstar or any of their respective affiliates or associates with respect to any future business dealings. However, PricewaterhouseCoopers may in the future, in the ordinary course of business, seek to perform advisory services for Sterlite Gold, Vedanta, Twinstar or any of their respective affiliates or associates from time to time.

Neither PricewaterhouseCoopers, nor any of its affiliated entities:

•
Is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Sterlite Gold, Vedanta or any of their respective affiliates or associates with respect to the Proposed Transaction;

•	Is an advisor to Sterlite Gold or Vedanta or any of their respective affiliates or associates with respect to the Proposed Transaction;

•	Is a manager, co-manager or member of a soliciting dealer group formed in respect of the Proposed Transaction;

•	Has a financial incentive in respect of the conclusions reached in the Formal Valuation; and

•	Has a material financial interest in the completion of the Proposed Transaction.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

In addition, PricewaterhouseCoopers is not the auditor of Sterlite Gold, Vedanta, or any of their respective affiliates or associates.

PricewaterhouseCoopers is of the view that it is independent of all interested parties in the Proposed Transaction for the purposes of the Rules.

3.        Limitations & General Assumptions

3.1      Limitations

PricewaterhouseCoopers has relied, without independent verification, upon all financial and other information that was obtained by PricewaterhouseCoopers from public sources or that was provided to PricewaterhouseCoopers by Sterlite Gold and its affiliates, associates, advisors or otherwise (the “Information”). Parts of the Information were received or obtained by PricewaterhouseCoopers directly or indirectly, and in various ways (oral, written, inspection), from third parties (i.e. individuals or entities other than Sterlite Gold and its directors, officers and employees). PricewaterhouseCoopers has assumed that this information was complete, accurate, and not misleading and did not omit any material facts. The Formal Valuation is conditional upon such completeness and accuracy. PricewaterhouseCoopers has not conducted any independent investigation to verify the completeness or accuracy of such information.

With respect to the budgets, forecast, projections or estimates provided to PricewaterhouseCoopers and used in its analyses, PricewaterhouseCoopers notes that projecting future results is inherently subject to uncertainty. PricewaterhouseCoopers has assumed, however, that such budgets, forecasts, projections, and estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Sterlite Gold and its affiliates and associates as to the matters covered thereby. PricewaterhouseCoopers expresses no view as to the reasonableness of such financial projections or the assumptions, estimates or budgets on which they are based.

In preparing the Formal Valuation, PricewaterhouseCoopers has relied upon written letters of representation from the Special Committee and senior management of Sterlite Gold (“Management”) stating that, among other things:

1
To the best of their knowledge, and without independent inquiry, all of the Information provided orally or in writing to PricewaterhouseCoopers, is complete, true and correct in all material respects and does not contain any untrue statement of a material fact in respect of Sterlite Gold, its operating assets, or the Proposed Transaction;

2
Following the time that Information was provided to PricewaterhouseCoopers, there have been, to the best of their knowledge, and without independent inquiry in respect of the subject matter, no material changes in the Information, or in factors surrounding the Proposed Transaction or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Formal Valuation at the Valuation Date and at the current date; and

3
The Special Committee and Management have reviewed the full draft text of PricewaterhouseCoopers’ draft Formal Valuation dated July 19, 2006 and, to the best of their knowledge, they are not aware of any errors, omissions or misrepresentations of facts therein which might have a significant impact on the conclusions contained in the Formal Valuation at the Valuation Date and at the current date.

PricewaterhouseCoopers has neither made nor obtained an independent appraisal or valuation of any of Sterlite Gold’s assets.

The Formal Valuation is based on the securities markets, economic, general business and financial conditions prevailing as of the Valuation Date and the conditions and prospects, financial or otherwise, of Sterlite Gold as they were reflected in the information reviewed by us. In our analysis and in preparing the Formal Valuation,

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

we have made numerous assumptions with respect to commodity performance, general business, economic and market conditions, and other matters, the outcome of which are beyond the control of PricewaterhouseCoopers, Sterlite Gold or any party involved with Sterlite Gold in connection with the Proposed Transaction.

The Formal Valuation has been provided for the use of the Special Committee and should not be construed as a recommendation to vote in favour of the Proposed Transaction nor does the Formal Valuation comment on the reasonableness or fairness of the Proposed Transaction. The Formal Valuation has been provided for the use of the Special Committee and may not be used by any other person or relied upon by any other person without the express prior written consent of PricewaterhouseCoopers. PricewaterhouseCoopers will not be held liable for any losses sustained by any person should this document be circulated, distributed, published, reproduced or used contrary to the provisions of this paragraph. In addition, pursuant to the Engagement Agreement with the Special Committee, PricewaterhouseCoopers’ liability is limited, and PricewaterhouseCoopers will be indemnified under certain circumstances.

The Formal Valuation expressed herein is provided for the information and assistance of the Special Committee in connection with its consideration of the Proposed Transaction and such Formal Valuation does not constitute a recommendation as to how the Special Committee should proceed with respect to such Proposed Transaction.

It should be noted that PricewaterhouseCoopers is not commenting on, nor is PricewaterhouseCoopers in a position to comment on, the prospective trading price or likely marketability of any of the shares of Sterlite Gold on the Toronto Stock Exchange. The Formal Valuation should not be considered or used as a determinant of the potential share price of Sterlite Gold.

The Formal Valuation is given as of the Valuation Date only to the date hereof and PricewaterhouseCoopers disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Formal Valuation which may come or be brought to PricewaterhouseCoopers’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter after the date hereof, and in accordance with the Rules, PricewaterhouseCoopers reserves the right to change, modify or withdraw the Formal Valuation.

In view of the nature of this assignment, PricewaterhouseCoopers has not been able to expose Sterlite Gold, its shares or the assets of the Company to the marketplace at the Valuation Date to determine whether there are any potential buyers who, for their own unique reasons (e.g., specific perceived synergies), might be prepared to entertain values other than that determined by us herein. Therefore, the Formal Valuation has not been impacted by special purchaser considerations. PricewaterhouseCoopers has not been asked to solicit expressions of interest from or negotiate with any third parties concerning potential alternatives to the Proposed Transaction and PricewaterhouseCoopers has not done so.

The reader must consider this report in its entirety, as selecting and relying on only a specific portion of the analysis or factors considered by us, without considering all factors and analyses together, could create a misleading view of the processes underlying this report. The preparation of a Formal Valuation is a complex process and it is not appropriate to extract partial analyses or make summary descriptions. Any attempt to do so could lead to undue and incorrect emphasis on any particular factor or analysis.

3.2     General Assumptions

In arriving at our Formal Valuation, we have made the following major assumptions as at the Valuation Date:

a)
There have been no significant changes in the nature of the business, operating performance, financial position and future prospects from the latest unaudited 4-month interim financial statements available, being April 30, 2006, to the Valuation Date for the Company;

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

b)	Our conclusions are based on the latest financial and operational information available for the Company and each of its operating entities;

c)
The cash flow projections for Phase III of the Zod Mine plan, accurately reflect Management’s best estimate of future operating results at the Valuation Date and include the full cost of a stand alone mining operation;

d)
An appropriate tax rate to apply to the Zod Mine is 20%, reflective of income tax rates for mine operations in Armenia, after taking into consideration tax loss carryforward balances and unclaimed undepreciated capital costs available in Armenia. Given the tax treaty between Armenia and Canada effective January 1, 2006, there are no additional tax implications to Sterlite Gold, unless otherwise noted herein;

e)	A third party buyer would be able to structure a potential purchase of the Company in a tax effective manner as to avoid any additional taxes;

f)
Reflecting best currently available estimates and judgments, Management expects the ongoing border dispute with Azerbaijan (discussed in a later part of the report) will be resolved in a satisfactory fashion and will not impact the economics of the Zod mine project;

g)
Reflecting best currently available estimates and judgments, Management expects the environmental license required to relocate the processing facility from Ararat to Zod will be obtained either through the existing plan or with its preferred alternative plan that they believe does not change the economics of the project;

h)
Sterlite Gold recently commissioned an independent review of the results from the additional drilling conducted by Management post the Phase III pre-feasibility study. This review confirms the level of resources from the additional drilling. Mineable reserves from this additional drilling are not expected to result in a materially different estimate from Management’s estimate once the mine optimisation work has been carried out in relation to these additional resources;

i)
Reflecting best currently available estimates and judgments, Management expects the dispute between Sterlite Gold and the Government of the Republic of Armenia in relation to the environmental payment will continue to be resolved in a satisfactory manner;

j)	Funding for the Phase III development will be obtained either by Vedanta, through the completion of the assumed Proposed Transaction, or by sourcing alternative financing;

k)	There are no material unrecorded assets or unaccrued liabilities relating to environmental concerns, or other, unless otherwise noted herein;

l)	No employee or other share options are outstanding as at the Valuation Date;

m)	There are no material outstanding litigation matters or contingencies, positive or negative, relating to the Company, other than disclosed herein;

n)	Sterlite Gold does not have any material assets, which are excess or redundant to their current operations, other than noted herein;

o)	Sterlite Gold, directly or indirectly, retains all relevant mining rights and titles as at the Valuation Date;

p)	Unless otherwise noted, the book values of the assets and liabilities of the Company, as at the Valuation Date, approximate their fair market values;

q)	The salvage value of equipment is considered nominal at the end of the projection period in the mine plan;

r)	All affiliate and related company transactions are at market rates, unless otherwise noted;

s)	Any management fees to/from Vedanta, historically and projected, are at market rates;

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

t)	There are no material synergies to Vedanta in acquiring or operating the Zod Mine;

u)
There have been no major changes to the foregoing assumptions or changes in any other factors, that could materially impact the range of values determined herein between the Valuation Date and the current date; and

v)	Other assumptions as discussed throughout the body of this report.

Amendment of any of these assumptions could materially impact our range of values determined herein.

 4.       Scope of Review

In connection with our Formal Valuation, we have, among other things, reviewed, considered and, where appropriate, relied upon all documents and items provided to us by Management, some of which are listed in Exhibit E.

Furthermore, we have met and/or held discussions with the Special Committee and with Management regarding the nature of operations, historical operating results and future expectations for the Company, in particular for its operating entities (i.e. Zod Mine), among other matters. We have also utilized our own research into general and country specific industry and economic conditions. We have also held discussions with other relevant parties including Micon International Co Limited (“Micon”), independent mining consultants for Sterlite Gold, and an investment bank previously appointed by the Company (the “Investment Bank”).

PricewaterhouseCoopers has not, to the best of its knowledge, been denied access by Sterlite Gold to any information requested by PricewaterhouseCoopers. PricewaterhouseCoopers has had limited discussions with the auditors of Sterlite Gold and has assumed the accuracy and fair presentation of the historical audited financial statements of Sterlite Gold.

Notwithstanding the above, based on the stage of development of the Zod Mine and certain company specific risks (further discussed in the report), there were of necessity limitations to the information received from Management regarding certain risks such that we relied on the best information made available to us at the Valuation Date. In some cases, the assumptions provided to us by Management were not capable of being tested or independently verified, resulting in us placing significant reliance on Management’s assumptions.

 5.       Prior Valuations

PricewaterhouseCoopers understands, after reasonable enquiry, that Sterlite Gold has not commissioned prior valuations (as defined in the Rules) of the Company or its shares, as a whole, or of the individual operating businesses or assets within Sterlite Gold, within the 24 months preceding the Valuation Date.

PricewaterhouseCoopers previously prepared a Formal Valuation dated May 8, 2006 entitled “Formal Valuation of the Issued and Outstanding Common Shares of Sterlite Gold Ltd. as at

March 10, 2006 updated to May 8, 2006 for Subsequent Event Only” and the value conclusion in the report was in the range of Cdn 24.0 cents to Cdn 27.5 cents per share.

 6.       Business Overview

 6.1     The Company

Sterlite Gold’s common shares are listed on the Toronto Stock Exchange (“TSX”). Incorporated in the Yukon Territory, Sterlite Gold is an operating company principally involved in the gold mining industry in Armenia. The registered office of the Company is located in Whitehorse, Yukon Territory and the head office and chief place of business is situated in Yerevan, Armenia.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

The following chart sets out the organizational structure of Sterlite Gold and related entities.

 6.2     Trading Summary

The following table discloses the trading history of Sterlite Gold shares over the last 12 months. The monthly average price has ranged from Cdn 6 cents to Cdn 12 cents on monthly trading volumes generally of significantly less than 1% of the shares on issue.

Sterlite Gold TSX Trading Summary

Date	Average Monthly Price	Average Monthly Volume
	(CDN $)
May (1 to 8)-06	0.10	96,417
April-06	0.10	79,625
March-06	0.10	56,040
February-06	0.12	89,471
January-06	0.10	123,995
December-05	0.07	46,445
November-05	0.06	16,409
October-05	0.07	25,455
September-05	0.07	50,262
August-05	0.07	154,905
July-05	0.09	11,475
June-05	0.09	32,218
May-05	0.08	49,081

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

This trading history for Sterlite Gold shares over the period from May 1, 2005 to May 8, 2006 is represented in the following chart:

The above trading history is summarized in the volume weighted average share price of Sterlite shares over the last one, three and six months of Cdn$0.10, Cdn$0.11 and Cdn$0.09, respectively.

Average volumes traded in the last month, three months and six months represent less than 1% of the number of shares issued. We note that shares in Sterlite Gold are closely held — over 98% of shares issued are held by twelve shareholders. It is also noted that Sterlite Gold has engaged in limited promotion of its shares.

The lack of an active and widely held market reduces the credibility that can be attached to the prices at which shares in Sterlite Gold have traded as an indication of the fair market value of the Company.

 6.3     The Operating Assets

As mentioned above, Sterlite Gold is a gold mining company with its operations in Armenia.

Sterlite Gold owns and operates a gold processing plant at Ararat in the east of Armenia. It also has a 100% interest in two gold mines — at Zod in the east of Armenia close to the border with Azerbaijan, and at Meghradzor in the north of Armenia.

Sterlite Gold’s “Permissions” to mine were upgraded to 25 year Special Mining Licences following the introduction of the New Concession Law on November 5, 2002. Sterlite Gold is currently negotiating a Concession Agreement with the Armenian Government, however we understand the two parties already have an agreement in principle. It is anticipated that the Concession Agreement will set out acceptable taxation arrangements, acceptable financing arrangements, exploration requirements, environmental protection requirements and dispute resolution procedures, among other things. In addition, Sterlite Gold is in the process

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

of updating its Mining Agreements to Licence Agreements in order to allow it to avail itself of the protections offered under the new mining legislation of Armenia. Management confirmed that the Concession Agreement will be signed for Phase III of the project.

Sterlite Gold anticipates a Phase III development of the Zod project will have an initial 12 year mine life and it is anticipated it will require a capital investment in excess of $80 million. The Phase III development will involve moving the Ararat processing plant to Zod. Small scale processing of retreated tailings is continued at Ararat. The ore processing operations of Zod mined ore have been suspended and waste stripping has commenced at Zod pending the implementation of the Zod Phase III development. The Phase III development is discussed in more detail below. Smaller scale mining operations continue at Meghradzor.

The mineral rights include a right of first refusal over exploration within a 20 km radius of the Zod and Meghradzor mines. Sterlite Gold has also planned a 70,000 metre exploration program at Zod to identify additional resources to extend the Phase III development.

 6.4     Historical Financial Results

The following table sets out the unaudited consolidated interim financial performance of Sterlite Gold for the 4-month period ended April 30, 2006 and the audited financial performance of Sterlite Gold for the years ended December 31, 2005, 2004 and 2003.

	Unaudited April 30, 2006	Audited 2005	Audited 2004	Audited 2003
	$000’s	$000’s	$000’s	$000’s
Revenue Gold sales	1,393	20,061	26,523	21,303
Costs and expenses Operating costs	1,280	21,879	18,632	17,798
Depreciation, amortization & impairment	304	6,330	6,766	6,957
Corporate, general and administration	860	4,623	3,986	4,144
Foreign exchange (gain)/loss	(3)	(144)	(24)	7
Stock option expenses	—	—	—	12
Interest on equipment loan	—	65	102	75
Interest on short term debt	59	206	88	34
	2,500	32,959	29,550	29,027
(Loss)/earnings before other income and interest	(1,107)	(12,898)	(3,027)	(7,724)
Gain on sale of properties	—	7	8,158	—
Other income and interest	—	387	550	224
Net (loss)/earnings	(1,107)	(12,504)	5,681	(7,500)

As disclosed in the audited financial results set out above, Sterlite Gold recorded a loss of over $12.5 million in the year ended December 31, 2005 and $1.1 million for the 4-month interim period ended April 30, 2006. The main reason for the increased loss in 2005 was the low recovery from the processing plant due to the refractory nature of the ore mined. As a result, gold production was significantly less than the prior year while costs were largely unchanged as the same level of mining and processing activity was being carried out but with poorer results. Sterlite Gold has included a pressure oxidation (“POX”) plant as part of the planned Phase III development for the Zod Mine both to mitigate the issue regarding the refractory nature of the ore and to increase plant recoveries for the Phase III development. The loss for the year-to date reflects the low levels of processing activities which are currently taking place pending the Phase III development.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

The following table sets out a summary of the unaudited consolidated interim statement of financial position of Sterlite Gold as at April 30, 2006, the audited consolidated statement of financial position as at December 31, 2005 compared to the prior year audited December 31, 2004 balance sheet.

	Unaudited April 30, 2006	Audited 2005	Audited 2004
	$000*	$000’s	$000’s
Assets Current Cash and cash equivalents	3,262	50	2,162
Receivables	1,056	1,275	2,077
Gold and ore inventory	1,174	883	2,292
Mining supplies	1,435	1,909	2,510
	6,928	4,117	9,041
Investment in StrataGold	2,352	5,544	5,359
Mining properties	11,483	7,168	8,270
Plant & equipment	3,634	4,273	7,924
	17,469	16,985	21,553
Total Assets	24,397	21,102	30,594
Liabilities Current Accounts payable and accrued liabilities	2,721	3,649	2,541
Related party bank debt	6,229	671	671
Bank loan	1,900	2,678	675
Current portion of equipment loan	146	422	522
	10,996	7,420	4,409
Long term portion of equipment loans	—	—	279
Reclamation Costs	1,594	768	488
	1,594	768	767
Net Equity	11,807	12,914	25,418

_______________

* Note: May not add due to rounding

Receivables, inventories, and mining supplies declined and accounts payables increased over the year to December 31, 2005 as Sterlite Gold used its working capital along with available cash and a $2.7 million bank loan to finance its loss-making operations during the year. Over the interim period to April 30, 2006, the decrease in the receivables and mining supplies balances was used to finance, in part, the decline in the accounts payables balance.

As at April 30, 2006, the investment in mining properties increased from December 31, 2005 due to the capitalization of pre-stripping and other costs related to the development of the Zod mine incurred during the first quarter ended March 31, 2006. Management estimates that pre-stripping of waste will continue until the third quarter of 2007.

The decline in the Plant & Equipment balance is due to the amortization of mining property at Zod and Meghradzor (processing plant).

On January 23, 2006, Sterlite Gold received a demand credit facility of up to $10 million from Twinstar at a rate of libor +1%. The loans under this facility will be used to fund the current waste stripping operations at Zod

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

which represents the commencement of the Phase III development as well as other general corporate purposes. As at April 30, 2006, Sterlite has drawn funds in the amount of $5.5 million to fund the following: the waste stripping operations ($3.1 million), repay bank debt ($0.8 million), to reduce the accounts payables balance ($0.9 million) and to fund its ongoing operating expenses. In addition, Sterlite has an outstanding related non-interest bearing debt to Twinstar in the amount of $671,000 due on demand.

During the first quarter of 2006, the Company utilized $1.8 million of its credit facility limit of $1.9 million from HSBC Armenia and fully repaid $0.3 million in an unsecured short term loan also from HSBC Armenia which was outstanding at December 31, 2005. Furthermore, the Company fulfilled its obligation under the loan agreement with Converse Bank Armenia and repaid in full the $0.5 million outstanding short term loan. At April 30, 2006, there is no amount outstanding under this loan agreement.

On April 19, 2006 Sterlite Gold received a cash payment of $3 million in respect of the outstanding receivable from Stratagold which is reflected in the cash balance.

 6.5     Prior Expressions of Interest

Sterlite Gold appointed an Investment Bank to assist with identifying and implementing financing options for the Phase III development at the Zod Mine. It was ultimately determined that it would be difficult for the Company to raise all of the necessary financing for the Phase III development and that a sale of the Company or of its assets would be the optimal way to realize the value of the project for Sterlite Gold shareholders.

A Confidential Information Memorandum was distributed to several parties and a number of them expressed interest in the resource from a technical perspective, however no offers materialized as a result of the perceived risks associated with the Company and its Zod project, which included but were not limited to the border dispute between the Republic of Armenia and Azerbaijan, the environmental considerations associated with the location and licensing of the planned processing plant at Zod in terms of its proximity to Lake Sevan and the dispute with the Armenian Government in relation to royalty payments. This sale process concluded without a sale of Sterlite Gold or of any of its assets.

Subsequent to this sale process, an offer was made by Global Gold Corporation on September 1, 2005 for the interest held by Twinstar in Sterlite Gold. The proposed offer was to be structured in a manner that would qualify as an exempt bid from Ontario’s takeover bid rules which limit the premium implicit in the offer to 15% of the average share price over a maximum of the previous 20 days. This offer was rejected by Twinstar. The proposal also included an offer of $0.5 million for Sterlite Gold’s operations at Meghradzor which was rejected by Sterlite Gold.

We have considered the broad canvass of the Investment Bank for potential purchasers/financiers as well as other expressions of interest in our determination of value.

 7.       Summary of Economic Conditions on or About the Valuation Date

A summary of the global and Armenian economic considerations are provided below.

 7.1     Global

After peaking at 5.1% in 2004, global real economic growth moderated to an estimated 4.5% in 2005. The solid growth of 2005 was driven primarily by the performance of the US economy, which expanded by approximately 3.6%. Although the US economy has been negatively impacted by the hurricanes and rising interest rates, the strong labour markets and rising incomes led to solid growth in consumer spending and double-digit increases in business investment spending. In addition, the expansion of the Chinese economy and the revival in economic activity in Japan also benefited the world economy. As well, the oil-exporting countries

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

used their revenue generated from the high oil prices to increase imports of goods and services, repay external debts and build up foreign exchange reserves, thereby fuelling global economic growth.

Looking ahead, global economic growth is expected to ease slightly but should remain strong. In its twice yearly World Economic Outlook, the International Monetary Fund (“IMF”) repeated its warning that economic distortions relating to demand and exchange rates are unsustainable and a threat to financial stability. The IMF, however, also noted that its “baseline forecast is for continued strong growth.” It is expected that the weaker US and Chinese economies will be offset by stronger growth in Japan and some European countries as well as a moderate decline in energy prices. Global economic growth is expected to ease slightly, with growth estimated at 4.3% in 2006 and 4.1% in 2007, which is expected to be maintained over the 2008-2010 period.

The table below shows projections for selected economic indicators for countries comprising the developed economies within the Organization for Economic Co-operation and Development (“OECD”):

Indicator	2005f	2006f	2007f
Real GDP Growth	2.7%	2.9%	2.9%
Inflation	2.1%	1.9%	1.9%
Unemployment Rate	6.5%	6.3%	6.0%

Source: OECD Economic Outlook, December 2005

While strong global growth has led to rises in prices of oil and commodities, global headline inflation has remained at moderate levels. Virtually all countries maintained price stability due to the intense competitiveness of the global economy combined with the progress made by most countries to improve energy efficiency. Core inflation was generally well-contained in major industrial countries, although the impact of oil prices was more pronounced in emerging markets. As it is anticipated that energy prices will weaken, inflationary pressures are expected to ease. Core inflation is expected to rise modestly in the US as economic activity expands, but is expected to remain low in the Euro area where the economic slack should put downward pressure on prices.

 7.2     Armenia

Gross Domestic Product: The Armenian economy expanded by 13.9% in 2005, the fourth consecutive year that it posted double-digit growth, following growth of 10.1% in 2004, 13.9% in 2003 and 12.9% in 2002. GDP growth was driven mainly by the boom in construction and agriculture, which were up by 35.1% and 11.2%, respectively, from 2004. Domestic demand continued to be supported by investment and robust remittances. Industrial production also increased 7.4% from 2004. Since the major economic downturn after the dissolution of the Soviet Union, the Armenian government has initiated reforms to revitalize the economy, including early reforms focusing on privatizing land holdings and small-scale enterprises, liberalizing prices, trade and the foreign exchange regime, as well as reforms in the fiscal, banking and energy sectors in the 2000’s. Investment in the construction and industrial sectors is expected to continue to support the economy. Although the general outlook remains positive, growth at the current high levels is not sustainable and annual GDP growth of 6.0% is expected through 2008.

Inflation: Annual inflation declined from 8.6% in 2003 to 2.0% in 2004 and -0.2% in 2005 due to the tight monetary policy and the continued appreciation of the dram, the local currency. Consumer prices advanced 0.3% in April 2006 and it is expected that price pressures will intensify, as a result of the high GDP growth rates and persistent strength of energy prices. According to the Central Bank of Armenia, risks of inflation in excess of an annual inflation target of 3.9% still exist. The IMF expects inflation to average about 3.0% in 2006.

Employment: With growing economic activity, the unemployment rate has been declining gradually. The official unemployment rate was 7.7% in 2005, down 1.6% compared to 2004, and was reported at 7.7% as at the

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

end of March 2006, the latest period for which information was available. According to the Armenian government, much of the job growth is attributable to jobs created by regional employment centres.

Foreign Investment: As the Armenian economy relies heavily on foreign trade and investment, its investment and trade policy is among the most open in the Commonwealth of Independent States. During the first nine months of 2005, foreign investment totaled US$225.7 million, a rise of 28.7% compared to the same period in 2004. Foreign direct investment rose 20.2% year over year to $138.9 million. By sector, the communications sector posted the highest investment of $45.6 million (33%), followed by mining (21%), the food industry (13.5%) and air transport (7.2%). Major foreign investors during the period include Greece ($68 million), Russia ($36.2 million), Germany ($29.2 million), the US ($16.7 million) and France ($14.1 million).

Interest Rates: The Central Bank of Armenia (the “Bank”) transitioned to regulating inflation with the refinancing rate in 2006. The monetary policy targets an annual inflation rate of 3%. To reduce the impact of inflationary pressures from the future rise in gas prices, the Bank increased the refinancing interest rate (REPO) from 3.5% to 4.0% on February 3rd , 2006 but left the rate unchanged at its May 4th, 2006 board meeting.

8.        Summary of Industry Conditions on or About the Valuation Date

8.1     Global Gold Mining Industry

The gold mining industry is a component of the broader mining industry, which in 2005 had a market capitalization of approximately $791 billion. Historically, capital was derived primarily from five exchanges: Australia, Canada, South Africa, United Kingdom, and the United States.

Mining operations exploit finite mineral resources so continued operation is dependent upon exploration for new deposits. As a result, reserves and resources have a large role in determining equity market values as well as accounting profits. However, much of the value of the mining industry is derived from reserves and resources that are not necessarily recorded on company balance sheets. Moreover, there is no global standard governing the classification and reporting of mineral reserves and resources, and estimates of ore tonnage and contained metals are dependent upon key assumptions such as commodity prices, exchange rates, recovery yields, and cut-off grades.

Mining companies may be categorized by function/stage of development:

•
Exploration companies have no assets other than exploration concessions (i.e. rights to drill) and a small amount of capital which is required for exploration, including drilling and trenching operations through which deposits are delineated. Once an exploration company has a proven deposit, it may try to become a development company or it may sell its discoveries to a development company;

•	Development companies are characterized by having a proven deposit and focus on raising capital to start mine production; and

•
Production companies have mine proven deposits, and can be further categorized by scale of production. Senior gold producing companies typically have an output in excess of 1 million oz per annum; mid-size gold companies produce between 0.3 and 1 million oz per year; and junior producers produce less than 0.3 million oz per annum.

Gold is produced from mines on every continent (other than Antarctica). The world’s largest gold producer is South Africa which accounted for 12% of total gold production in 2005. In terms of output, South Africa is followed by the United States, Australia, China, Russia, Peru, Canada, and Indonesia. Production is dominated by a relatively small number of companies whose output ranges from those yielding over 4 million oz per annum to exploration companies with no production at all.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

The gold mining industry is affected by various factors. The main supply and demand factors are inflation, activity by the central banks (as discussed below) and other official sectors, fabrication demand, and production levels.

Inflation — The single most important trend affecting precious metals such as gold over the past two decades has been the steadily decreasing rate of inflation. As long as inflation is low or just rises very gradually, it is unlikely that investment demand for gold will increase significantly. This is because gold’s appeal as an inflation hedge is minimal in a low inflation environment, which increases the attractiveness of other financial assets relative to gold. Another development that could undermine demand for gold, even if inflation heats up, is the introduction of Government bonds indexed to inflation. These instruments produce income and are designed to immunize the investor against inflation, whereas gold does not produce income or pay interest but rather provides protection against inflation by capital appreciation. If inflation rises gradually, the indexed bonds will likely have more appeal than gold, but if inflation accelerates more rapidly in the future gold would likely become more attractive than the indexed bonds.

Official Sector Sales — Another influence on gold demand and pricing relates to purchases and sales by central banks of individual countries and international financial institutions such as the IMF. Each of these entities holds gold as part of its monetary reserves. Official sector gold sales, conducted mostly by central banks, have been an important factor depressing the price of gold in recent years, in contrast to the period 1950 through 1989, when the central banks were overall buyers.

Given the chronic shortage of mine production and scrap gold relative to fabrication demand, central bank sales have been a critical swing factor preventing gold prices from increasing. For example, between 1991 and 2000, mine output plus gold scrap fell short of fabrication demand by a total of 3,825 metric tons. Official sector sales of gold tended to fill this shortfall and thus have exerted downward pressure on prices in recent years. However, European central bank sales activity is curtailed from market flooding by the Central Bank Gold Agreement, which allows the signatories to sell no more than 500 tonnes a year (up from 400 tonnes in the previous 5 year agreement ending September 2004).

Fabrication Demand — Fabricators account for most of the demand for gold, of which jewellery constituted the majority of demand with dentistry, electronics, and other industrial applications playing a secondary role. Historically, jewellery has been the principal source of gold demand. Lower gold prices since 1981, increased wealth in developing countries, and general worldwide prosperity has transformed gold jewellery into a mass-market product for the general consumer. Fabrication demand for gold jewellery is expected to continue to grow with rising affluence.

The Freedonia Group has forecast that demand for gold will grow 3.8% annually, reaching 181.1 million ounces in 2007. The demand is expected to be driven by a worldwide gold marketing initiative, solid jewellery demand and new applications within the industrial markets. The industrial market is forecast to grow the fastest at 5.1% per annum as a result of demand for gold in electronics, medical devices and other uses.

Investor demand for gold and gold securities — Gold linked exchange traded funds (“Exchange Traded Funds” or “ETFs”) have created a surge in demand for bullion by giving investors an opportunity to purchase bullion that trades on an exchange with the price of the security based on the price of a 10th of an ounce of gold. The ETFs represent a new demand for gold mining output since each sale of an ETF is accompanied by a matching deposit by the fund’s backers. Among those purchasing the ETFs are individual investors, hedge funds, central banks, and gold mining companies which have begun investing cash in ETFs. The fastest growing category of investment demand in 2005, up 53% in tonnage and 67% in dollar terms, ETFs represented 203 tonnes of investment inflow, with substantial demand from Japanese investors. 83% of this trade was conducted via the StreetTRACKS Gold Trust, launched on the New York Stock Exchange in November 2004. Other gold-backed securities are traded on exchanges in the United Kingdom and Australia. In January 2005, a division of

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

Barclays Bank launched a rival gold-backed ETF. According to James Burton, CEO of the World Gold Council, “there are estimates within our organization that this ETF may eventually reach $20 billion to $30 billion in size”.

Cash Costs of Production — The cash costs of production are one of the most common methods for analyzing the operating leverage of each gold producer. Operating leverage refers to the degree to which earnings rise or fall in response to a change in the price of gold. All other things being equal, companies with high operating costs will be more vulnerable to declining gold prices. Cash costs generally include site preparation, milling, and other direct costs, but excludes income taxes, depreciation, exploration and financing costs, and selling, general and administrative costs. Cash production costs are essentially the break-even point for maintaining a given production level. Average quoted cash costs for 2005 have been estimated by Gold Fields Mineral Services Limited (“GFMS”) at $269 per oz, as compared with total cash costs (including depreciation, amortization, reclamation and mine closure costs) of $339 per oz.

Gold Production — Gold production, which has been rising, is expected to decline over the long term as a result of the apparent peaking of output in the United States, Australia, and Canada. According to Morgan Stanley, 55% of the 133 gold mines in their database are mining at above reserve grade, a condition which is unsustainable because it typically shortens mine life. Furthermore, there are only a small number of new gold projects under construction and many more mines are facing depletion over the next couple of years.

Gold Prices — The price of gold is a function of several variables including fabrication demand, expected inflation rate, return on financial assets and central bank demand. From 1981 to 1997, gold prices fluctuated (in nominal dollars) between $331 per oz and $459 per oz, before falling to $273 per oz in 2001. The price of gold has since risen to a 25-year high of $675.50 per oz on or about the Valuation Date, with forward prices of up to $866 per oz for 2010 futures. Declining production, the improvement in the US economy and the stabilization of central bank sales accounted for price increases from 2001 to 2004. More recently, new fears regarding US inflation, increases in global and in particular Asian demand, and extensive ETF trading activity have contributed to the surge above $500 per oz.

A recent survey of gold mining firms by PricewaterhouseCoopers in the first quarter of 2006 found that the average long-term gold price (i.e. real price) used by the survey group of 13 gold analysts was $425 per oz, rising from $400 per oz in early 2005. In contrast to this necessarily conservative view, the forecast Asian demand boom has fuelled projections of up to $1,000 per oz (Newmont Mining Corp.) over the next five to seven years. While this may be considered highly speculative, the futures market reflects some of this price inflation, as shown above. To this end, there appears to be a lack of common consensus in the marketplace regarding long-term projections for gold price.

8.2      Armenian Gold Mining Industry

There are just two major gold mining firms active in Armenia — Global Gold Corporation, which owns various exploration properties and Sterlite Gold, owner of the only producing properties — the Meghradzor and Zod mines, which were previously developed by and purchased from Global Gold Corporation.

The Ararat gold processing facility was constructed in 1976, in readiness for projected ore production across the Caucasus region, principally from the Zod Mine. However, after the collapse of the Soviet Union the plant fell into disrepair primarily due to its inefficiency and the cost of transportation of ore from the mine and was shut down in 1992.

In 1996, a joint venture between state enterprise ArmenGold and Global Gold Corporation saw a new processing facility built at Ararat to process waste from the original plant and to begin the development of the Meghradzor and Zod mines once more. Global Gold Corporation’s shares in the venture were acquired by First Dynasty Mines in 1997 (since renamed Sterlite Gold) and a new joint venture was formed, establishing the

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

Ararat Gold Recovery Company (AGRC). Meanwhile the decision was made to start processing ore from the Zod Mine at Ararat.

According to the Republic of Armenia Ministry of Trade and Economic Development, 44,000 oz of gold were mined in Armenia in 2005, mostly attributable to AGRC.

Global Gold Corporation has since turned its attention to exploration and development and boasts potential reserves of around 2.5 million ounces at its Hankavan, Toukhmanuk and Lichkvaz-Tei, Geguarkunik and Terterasar sites and further expansion pending the outcome of its exploration activities.

9.        Valuation Approach and Methodology

We considered the following approaches when determining the fair market value of the Company and its operating assets: the Income Approach, the Cost Approach, the Market Approach, and the Asset-Based Approach.

9.1      Income Approach

The Income Approach is a valuation technique that is based on the principle of anticipation of benefits which estimates the fair market value of an asset based on the cash flows that the business can be expected to generate over its remaining economic life. Common forms of the Income Approach include the discounted cash flow (“DCF”) method and the capitalized cash flow method.

In the mining industry, the Income Approach is most commonly applied to development properties (i.e., those properties being prepared for mineral production and for which economic viability has been demonstrated by a feasibility or pre-feasibility study, but which is not yet financed or under construction), or for a production property (i.e., an operating mine).

9.2      Cost Approach

The Cost Approach is a technique that uses the concept of replacement cost as an indicator of fair market value. The premise of the Cost Approach is that a prudent investor would pay no more for an asset than the amount for which the asset could be replaced with a new one. Replacement cost new refers to the cost incurred to replace the asset in like condition using current material and labour rates. To the extent that the asset will provide less utility than a new one, the value of that asset is less than replacement cost new.

In the mining industry, the Cost Approach is commonly based on the principle of contribution to value whereby exploration expenditures are analyzed for their contribution to the exploration potential of the mineral property. This approach is typically applied to exploration properties for which economic viability has not yet been demonstrated or to mineral resources where a feasibility or pre-feasibility study has not been completed to demonstrate economic viability.

For instance, exploration cost was used as a proxy for a base value for exploration assets (e.g. assuming $1 of exploration is expected to deliver an appropriate return in excess of the amount spent, commensurate with risk). This value is then adjusted according to the specific characteristics of the exploration asset.

9.3      Market Approach

The Market Approach is considered by some observers as a third approach, while others consider it as a variation or a sub-group of the income approach. The market approach is a valuation technique that estimates fair market value based on market prices in actual transactions and on asking prices for businesses or assets currently available for sale. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at a determination of the fair market value of the subject assets.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

A form of the Market Approach now less commonly used in the mining industry is the application of a price/ounce multiple. Guideline multiples can also be calculated in reference to trading statistics for comparable public companies, as well as, published information for transactions involving similar businesses or assets.

9.4      Asset-Based Approach

An Asset-Based Approach may also be appropriate to value a business that is not generating an adequate return on its underlying investment and where value may be greater on a breakup basis than as a going concern. This approach is also appropriate for a holding company where its value is based on the value of its underlying investments.

In the mining industry, the asset-based approach is commonly used to build up value by separately considering each operating, development, exploration and financial asset, whose individual values are estimated through the application of that methodology considered most appropriate in the circumstances. Liabilities including reclamation, closure and other costs as appropriate, are then deducted from the result. The Asset-Based Approach addresses the unique characteristics of each major Asset.

10.      Summary of Selected Valuation Approach and Methodology

10.1   Approach and Methodology

Based on our understanding of the Company and the information reviewed and relied upon, the primary valuation approach selected was an Asset-Based Approach for Sterlite Gold. For its major assets, the approach was based on the nature of each of the Company’s operations. The following summarizes the approaches and methodologies utilized:

Primary Valuation Approach and Methodology
Company and Mine Operations	Income	Asset	Cost	Market
Sterlite Gold Limited — Holdco		✓
Zod mine operations	✓ - DCF
Meghradzor mine				✓
Zod exploration assets			✓
StrataGold Investment				✓
Other Financial Assets and Liabilities (incl. net debt)		✓

In respect of the Zod Mine, we have supplemented our primary approach with alternate value calculations. These are described in further detail in our valuation of the Zod Mine which follows.

11.      Zod Mine — Phase III Project

11.1   Background

The Ararat Gold Recovery Company LLC (“AGRC”) was established in 1976 by the Armenian Soviet Government. The company developed the gold processing plant at Ararat as a centralized processing facility with ore sent to Ararat by train. The company continued to run for two years following the collapse of the Soviet Union in 1991 before ceasing operations. The Government of the Republic of Armenia subsequently revived the company and sought foreign investment through which Global Gold Corporation acquired a 50% interest in AGRC. In May 1997, First Dynasty Mines Ltd (now Sterlite Gold Limited) acquired the 50% interest in AGRC held by Global Gold Corporation. In October 1997, Sterlite Gold acquired a 50% interest in the Zod and Meghradzor gold mines from the Armenian Government to complement its 50% interest in the Ararat processing facility held through its interest in AGRC. In an agreement dated June 23, 1998 known as the Second Joint Venture Agreement, the Zod and Meghradzor assets were rolled into AGRC. First Dynasty Mines

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

subsequently acquired the remaining 50% interest in AGRC from the Government of the Republic of Armenia on February 8, 2002 for a price of $2.25 million and assumed debt of $1.0 million.

11.2   Operations at Zod Mine

A feasibility study was carried out by Kilborn SNC-Lavalin and CMPS&F in 1998 and the Ararat operation was restarted with the retreating of the tailings, followed by the restarting of mining operations at Zod. A number of disparities were found between the mining operations and the feasibility study over the first nine months of operations so mining was stopped in 2000. SRK Consultants was commissioned to carry out a review. In 2001/02, some drilling was carried out and a small production operation was established. Based on the results of this test pit, a Phase II operation was developed to take place over a two year period along with a major drilling operation from 2002 to 2005 to lay the basis for the next phase of the project. The tailings were exhausted between 1999 and 2003. Micon prepared a technical report dated November 17, 2004 and entitled “Sterlite Gold Ltd. Mineral Resources of the Zod Gold Mine, Armenia” (the “Micon Technical Report”) on the resources at Zod Mine, which has been publicly disclosed, and a pre-feasibility study for the Phase III development in 2005 dated March 2005 entitled “Ararat Gold Recovery Company Pre-Feasibility Study for the Zod Mine Phase III Expansion” (the “Micon Pre-Feasibility Study”), which is not publicly available.

The Micon Technical Report commented on the regional and local geology and described the modeling procedures. With the exception of some suggested quality control improvements, Micon appeared satisfied that the estimates at the Zod Mine had been prepared according to industry standards.

The Micon Technical Report set out the mineral resources at Zod Mine as at January 1, 2005, as follows:

	Measured		Indicated		Inferred		Measured + Indicated
Cut-Off (g/t Au)	Tonnage (kt)	Grade (g/t Au)	Tonnage (kt)	Grade (g/t Au)	Tonnage (kt)	Grade (g/t Au)	Tonnage (kt)	Grade (g/t Au)
0.0	1,729	4.34	17,564	3.34	2,494	1.95	19,293	3.43
0.6	1,597	4.67	15,415	3.76	1,769	2.60	17,013	3.85
0.9	1,501	4.92	13,881	4.09	1,392	3.10	15,382	4.18
1.5	1,286	5.54	11,542	4.68	924	4.07	12,828	4.77

Based on a cut-off grade of 0.6 g/t of gold, the Micon Technical Report disclosed measured and indicated resources containing 65.5 tonnes of gold at Zod Mine. This formed the basis of the Micon Pre-Feasibility Study.

Subsequent to the Micon Pre-Feasibility Study, Sterlite Gold carried out a 19,091 metre drilling program.

Micon was recently commissioned to carry out an independent review following this drilling program regarding mineral resources at Zod Mine as at January 1, 2006. The final Micon report, issued to Management shortly after the Valuation Date, set out the mineral resources as at January 1, 2006, as follows:

	Measured		Indicated		Measured + Indicated
Cut-Off (g/t Au)	Tonnage (kt)	Grade (g/t Au)	Tonnage (kt)	Grade (g/t Au)	Tonnage (kt)	Grade (g/t Au)
0.6	1,376	5.47	15,452	4.05	16,828	4.17

Based on a cut-off grade of 0.6 g/t of gold, Micon disclosed measured and indicated resources containing 70.1 tonnes of gold. The aggregate level of measured, indicated and inferred resources as at January 1, 2006 is consistent with the resources which form the basis of Management’s projections as set out in the current financial model of the Zod Phase III development.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

Sterlite Gold anticipates it may increase the level of resources during a 70,000 metre drilling program which is planned to commence in 2006.

11.3   Zod Mine Phase III Development

Based on our review and discussions with Management, it is estimated that the Zod Phase III development will require a capital investment of approximately $86 million and will involve moving the processing facilities from Ararat to Zod Mine and the construction of a POX plant to treat the refractory material contained in some of the orebodies.

Waste stripping has already begun for the Phase III project and total project development is expected to take 18 months. The commencement of the Phase III development is contingent on the assumed completion of the Proposed Transaction with funding for the Phase III development to be provided by Vedanta or sourcing alternative financing.

11.4   Strengths/Opportunities

The Zod Mine contains a large open pit resource, which, in spite of having a high strip ratio, has the potential of being an economically viable project, particularly in a time of high gold prices. It also has significant upside exploration potential. Sterlite Gold has in recent years, carried out considerable amount of re-evaluation work on the data contributed by earlier Russian exploration, development and production. Although these data points may not be entirely reliable, Management is of the view it has developed a good understanding of the orebodies and that the projections, based on the data available, are realistic. On the basis of past and recent history, the Phase III would be regarded as a “brown field” project (typically an expansionary project which may or may not have the existing infrastructure) than a green field” project (which typically has no production background). Sterlite Gold has done substantial work over the last few years at Zod and considers that it has developed a good understanding of the resource.

Sterlite Gold has been operating in Armenia since 1997 and is experienced in operating in the country and in dealing with the Armenian authorities. Therefore, it does not consider that it is exposed to the level of country risk that would be perceived by a new entrant to the market.

11.5   Challenges/Threats

11.5.1 Border Issue

There is a dispute between Azerbaijan and the Republic of Armenia as to the precise location of the border dividing the countries in the area of the Zod Mine. Azerbaijan claims that part of the border runs through the Zod property and, therefore, that it has a claim to the corresponding gold deposits.

The border dispute has given rise to some armed conflict in the past and there is a risk that this could recur in the future or that there could be adverse legal, financial or reputational repercussions for Sterlite Gold in the event that the dispute is resolved at a future date in favour of Azerbaijan.

It is the view of certain legal experts that there are practical limitations on the ability of Azerbaijan to take action that would have an adverse impact on Sterlite Gold. The Armenian Government also indicated through the Second Implementation Agreement that the Zod Mine is under its full control.

11.5.2 Environmental Risk

The new site of the proposed plant is claimed by the Ministry of Nature Protection to be within the water catchment area for Lake Sevan, which we understand is the main source of drinking water for the Republic of Armenia.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

An environmental impact assessment was prepared by the Mining Metallurgical Institute based on Armenia standards and submitted to the Armenian Government. We understand that the Armenian Government rejected this original application made in 2005 for environmental approval based on Law of Sevan, which prohibits factories around the water catchment area. Environmental impact assessments have been prepared by Khlon Crippen Berger Ltd. and Sinclair Knight Merz, both international firms of engineers, based on international standards.

Based on discussions with Management, Sterlite Gold has submitted additional technical data indicating that the new site of the plant would not be in the water catchment area. Management has also submitted information in relation to an alternative site approximately 5 km away on the other side of the mountain. This provision of information to the Government is part of ongoing discussions and once the issue is resolved, Management will be required to submit a revised environmental application.

As a result, the risk to Sterlite Gold is that the project may be delayed by a protracted environmental approval process. There is also a risk that the project economics may be adversely impacted by a requirement to locate the processing plant other than at Zod Mine if the current primary and alternative sites are ultimately refused.

11.5.3 Regulatory Risk

Sterlite Gold has had disputes with the Government of the Republic of Armenia in the past in relation to the payment of royalties. Based on representations by Management and discussions with Mr Armen Ter-Tachatyan of Ter-Tachatyan Legal Consulting CJSC (lawyer to Sterlite Gold in Armenia), the following is our understanding of the issue and the current status.

The Armenian Minister of the Environment supervises mining companies in the country who are required to make an environmental payment in accordance with the amount of reserves mined. The amount deemed to be mined is based on Soviet-era resource estimates which Sterlite Gold disputes.

We understand that the dispute in relation to the environmental payment for the 2004 year is currently being dealt with in the Armenian Courts. Sterlite Gold has indicated that there are a number of other companies facing this issue. Management indicated that resulting from the hearing held on March 10, 2006, the Armenian Court rejected the Government’s order. This order was not determinative of the issue, however, the Company expects the 2004 dispute to be resolved in its favour.

The Government introduced new mining laws in 2002 which allows for concession payments to be made for the mineral rights granted to mining companies. These concession payments or royalties will be based on gold sold rather than on the current measure based on gold mined. It is the view of Management that Sterlite Gold’s Zod project will be subject to the new royalty regime in the future and, therefore, it does not expect the dispute with the Armenian Government to recur and hence to adversely impact on the Phase III development.

11.6   Selected Valuation Approach and Methodology — Zod Mine and Exploration Assets

As the Zod Mine is an operational mine, we utilized the DCF method as our primary methodology to value the mine. The DCF method is based upon the life of mine plan prepared by Management which forecasts revenues, operating expenses, capital expenditures and other cash outflows required for the operations of the mine. The cost method was applied to determine the upside potential of the projected resources to be mined from the exploration stage.

11.7   Life of Mine Plan — Zod Mine

11.7.1 Gold Price Assumption

The projected gold price represents a major assumption for arriving at our determination of value of the Zod Mine.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

The following chart illustrates real and nominal historic gold prices over the last 35 years leading up to the Valuation Date:

The gold price has experienced a recovery since 2002 after spending a number of years from the late 1990’s trading at under $300 per oz. The steady recovery in the gold price since then is reflected in a current spot price around the $675.50 per oz level on or about the Valuation Date.

The following table sets out the historic average gold price in nominal (money of the day) terms as well as in real (today’s money) terms by allowing for US inflation over the period of the gold price observations leading up to the Valuation Date:

	Average Gold Price in $ Over the Last
	1 Year	3 Years	5 Years	10 Years	35 Years
Nominal terms	491.7	430.6	380.1	342.6	321.0
Real terms	495.1	446.2	401.8	385.2	578.4

In summary, gold has traded at lower prices over the last ten years, in real terms, on average compared to longer term historical averages. This is due to a number of factors including the sale by Central Banks of their gold reserves and the low inflation environment over the last ten years which has reduced the attractiveness of gold as an inflation hedge. Gold prices have been increasing over the last three years or so, to a level closer to longer term gold price averages.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

The following chart sets out the market based forward curve for the real gold price. The forward curve represents an opportunity for gold miners and other market participants to lock in gold prices for future production at high price levels compared to historic standards and also provides sophisticated investor expectations for future gold prices:

We have also considered PricewaterhouseCoopers’ “Metals Market Sentiment” dated March 2006 which discloses an average real gold price of $425 for longer term valuation and investment analysis purposes based on a survey of 13 gold industry analysts. Based on the above information, we have considered scenarios and sensitivity analysis where we have assumed a long term gold price in the range of $400 per oz to $500 per oz, with a midpoint of $450 per oz. We have also assumed scenarios and sensitivity analysis that allow for a 50% and 100% hedge in production at current forward rates with a long-term gold price range (beyond the period of the forward curve) of $400 per oz to $450 per oz, with a midpoint of $425 per oz, which increases the assumed average gold prices significantly.

11.7.2 Projections

The cash flow projections provided by Management, included in the DCF assessment, are based in part on data from the Micon Pre-Feasibility Study and in part on the additional drilling program conducted by Management subsequent to the Micon Pre-Feasibility Study. A summary discussion of the cash flow projections, as set out on Exhibit A, follows:

•
Timing  — The financial model is a calendar year model beginning in 2006. However, as the development of the project is dependent on the finalization of the Proposed Transaction, material progress has not been made on the project development since January 1, 2006 apart from the pre-stripping activities which have been carried out. We have allowed for this delay in the project development by setting time zero in the model to the Valuation Date and adjusting the resulting project value for the amount of waste stripping activities already undertaken to date.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

•
Contribution Margin  — Year 2 is projected to be the first year of income generation for the Zod Mine and year 3 is forecast to be the first year of profitable operations (i.e. positive after tax cash flows).

•
Capital Costs — Sterlite Gold’s latest financial model of the Zod Mine Phase III development includes capital expenditure of $80.45 million. We consider that it is possible that availability of plant and equipment may be an issue as a result of the global mining boom. In considering issues related to plant licensing and capital equipment, we have adjusted Management’s projections for a delay of six months in the timing of the project. We have also included an additional amount of capital expenditure of $5.5 million to be incurred over years 4 to 7 of the project in respect of the replacement of plant and equipment that will be required as a result of the extension of the mine life by three years. We have also increased the Ararat closure cost from $0.5 million to $1.0 million for greater consistency with international rehabilitation standards. These changes result in a revised total capital expenditure amount of $85.95 million.

•
Operating Costs — Management assumes a waste mining cost of $0.65 per tonne (increasing to $1.15 per tonne in the latter years of the project when volumes are lower), and an ore mining cost of $1.29 per tonne throughout the life of the Phase III development. The following table sets out the assumed ore processing costs:

Cost Component	Cost ($/tonne)
Grinding and Leaching	6.48
Cost:
Float Cost	1.51
Gravity Cost	0.10
Labour Cost	1.24
POX cost	1.89

•
General and Administrative Costs — Sterlite Gold assumes general and administration expenses of $3.3 million per annum and corporate costs of $0.25 million per annum. This is Management’s best estimate on a stand alone basis. Historically, we understand management services have been provided to Sterlite Gold by Vedanta at market rates under a management agreement.

•
Royalties — Management assumes the applicability of the new royalty regime to the Zod Mine Phase III development. Under this regime, concession payments of 1% of gold sold are payable. An additional 0.1% royalty is payable for each 0.8% that the profit margin exceeds 25%.

•
Taxes — Tax is assumed to be payable at the Armenian corporate tax rate of 20%. Tax depreciation is calculated on a straight line basis over five years. Carried forward tax losses are estimated to be $33.9 million as at December 31, 2005 and the undepreciated tax written down value of assets and mining properties is $13.9 million. It is also our understanding that Armenia has entered into a tax treaty with Canada effective January 1, 2006.

11.8   Selection of Discount Rate

In selecting a discount rate to apply, we reviewed available data from a variety of public sources, including selected North American and international public companies operating in the gold mining industry, which may be considered somewhat comparable to operations at the Zod Mine. There are no exact comparables as a result of differences in geography, size, reserves and resource estimates, open pit vs. deep mine underground mining, company versus asset, etc. The weighted average cost of capital (“WACC”) of public companies, which are broadly considered somewhat comparable, is summarized in Exhibit B, Schedule 1. The nominal WACC is approximately 8.5% (rounded). The companies which we considered to be the most comparable are largely

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

North American companies and Alternative Investment Market (“AIM”) listed companies with gold operations in North America, Eastern Europe, Africa, Asia and South America. Based on our assumed long-term US inflation rate of 2.5%, the corresponding real WACC for the somewhat comparable companies is 5.9% (rounded).

We have selected a real discount rate in the range of 9% to 11% (which represents a nominal discount rate in the range of 12% to 14% (rounded) based on an inflation rate of 2.5%) for the purposes of our DCF analysis, based on our consideration of the following factors, among others:

a)
The individual strengths, opportunities and challenges of the Zod Mine as set out above, particularly the border issue, environmental approval and regulatory issues and their impact on the risk profile of Sterlite Gold’s operations and the associated potential implications for the economics of the Zod Mine and hence its fair market value;

b)	Our assessment of Zod Mine’s historical and projected operating results including historical performance in achieving target revenues and operating costs;

c)	Our understanding of general discount rates used in valuing operating mines, based on industry standards and experience;

d)	The risks and uncertainties included in the projected cash flows including the uncertainty of the gold price over the projection period;

e)	A pre-feasibility study has been prepared;

f)	Size of resource pool at Zod, in particular the data obtained from the additional drilling program, since Management’s additional reserve estimate has yet to be independently certified;

g)	General economic conditions and market rates of returns;

h)	Industry conditions;

i)	Considered nominal WACC for Sterlite Gold of 6.8% and Vedanta of 10.8%, or real WACC of 4.2% and 8.1%, respectively; and

j)
Our review of the real WACC of somewhat comparable public companies including those for companies operating in Eastern Europe, which we consider are more reflective of the Zod Mine’s operating environment, which averaged approximately 6.0%. We did, however, consider that some of the international companies share in similar risks to those prevailing in Armenia and in particular at Zod, and may already be imbedded in the WACC noted on Exhibit B, Schedule 1.

11.9   Value Determination and Sensitivity Analysis

The following table sets out the value (in $ millions) of the Zod Mine based on a gold price in the range of $400 per oz to $500 per oz (and it is also the price adopted by Management in the latest version of its financial model for the Zod Phase III expansion). We have performed sensitivity analysis using discount rates ranging from 8% to 12%:

Real Gold Price/ Real Discount Rate	$400	$450	$500
8%	13.1	44.4	75.0
9%	7.1	36.8	65.9
10%	1.6	29.9	57.5
11%	(3.4)	23.5	49.8
12%	(7.9)	17.8	42.8

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

The above table discloses the high level of sensitivity of the value of the Zod Mine to changes in the gold price with changes in the discount rate having less of an impact reflecting the leverage effect from the large capital cost early in the project and the relative short term nature of the project with a 12 year mine life.

We also performed sensitivity analysis considering the ability of Sterlite Gold to hedge its future production based on the current forward curve. For the purposes of the hedge in production scenarios, our sensitivity analysis is based on a long term gold price in the range of $400 to $450 per oz with a mid-point of $425 per oz beyond the period of the forward curve. We have also assumed minimal costs associated with the hedging activity.

Based on the above, we have considered sensitivity analysis assuming a 100% gold price hedge assumption. The resulting values (in $ millions) are set out in the following table:

	100% hedged -
	long term gold price of
Real Gold Price/
Real Discount Rate	$400	$425	$450
8%	131.3	137.7	144.2
9%	121.3	127.2	133.1
10%	112.0	117.4	122.9
11%	103.4	108.4	113.4
12%	95.4	100.0	104.6

However, due to uncertainties relating to future production, we consider that hedging 100% of production would increase the risk profile of the Zod project for Sterlite Gold. We have considered the value impact of hedging 40% of production with the balance of production assumed to be sold at our long term gold price assumption in the range of $400 to $450 per oz. The 40% hedging assumption was based on an original 50% hedging assumption, previously discussed with Management, which was reduced to maintain the value of the hedge exposure following increases in the forward price curve in recent months. The related analysis is as follows (in $ millions):

	40% hedged -
	long term gold price of
Real Gold Price/
Real Discount Rate	$400	$425	$450
8%	62.1	73.7	85.3
9%	54.5	65.5	76.4
10%	47.5	57.9	68.2
11%	41.2	50.9	60.6
12%	35.3	44.5	53.7

We have based our assessment of the value of the Zod project on this 40% hedging scenario based on the current forward curve with a long term gold price assumption in the range of $400 to $450 per oz and a discount rate in the range of 9% to 11%.

12.     Zod Mine — Exploration Project

Sterlite Gold’s near-term exploration targets at Zod Mine are focused on the Central Block and the Western Block of the property.

Given speculation and the uncertain nature of other exploration rights (in other blocks), we have not placed any value on those other than in the Central and Western Blocks.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

In placing a value on the exploration assets, we have considered the required exploration expenditure as a benchmark for the value of the project (net of that exploration expenditure) which can be adjusted upwards or downwards to reflect the individual characteristics of the exploration asset being considered.

12.1   Central Block

Sterlite Gold has estimated a total resource containing 145 tonnes of gold. Drilling from surface and underground is underway. Management’s budget for this exploration from 2005 to 2007 is between $3.5 million and $4.5 million. This appears to be consistent with the result of the 10,000 metre exploration program in 2005. On this basis, the exploration budget represents a unit cost of exploration of between $47,000 per tonne and $60,000 per tonne ($1.39/oz and $1.79/oz) of Sterlite Gold resources.

Given the nature of the ore body, this near-term drilling in terms of grade is not expected by Management to be significantly different from the established resources.

On the assumption that the resources in Central Block are viable, we have placed a value on the potential resource equal to the cost of future exploration i.e. between $3.5 million and $4.5 million. No value has been given to any previous exploration work.

12.2   Western Block

Sterlite Gold estimates that the resources of the Western Block could contain a total 56 tonnes of gold. Using the unit costs of exploration established by Management in Central Block, this would suggest that expenditure on this potential target of between $2.6 and $3.4 million would be justified. This is supported by an unapproved budget prepared by the site geologist of $2.0 million. However given that no budget for this exploration program has been approved, no timing has been set for the work to begin, and the impact of these potential resources may only be realized many years in the future (after the current expected life of the Zod Mine), we consider a discounted value of $20,000/tonne gold (approximately $0.64/oz) be assigned to these potential resources for a total of $1.1 million. No credit has been given for past expenditures.

As with the Central Block, these resources will only have a value if Phase III is shown to be economical.

12.3   Value Determination

Based on the above, the value as at the Valuation Date of the exploration potential at Zod Mine has been determined to be in the range of $4.6 million to $5.6 million (rounded).

13.      Zod Mine — Value Conclusion

The estimated value of the Zod project is in the range of $59.1 million to $66.2 million as noted below.

	Fair Market Value ($MM)
	Low	High
Zod Mine	54.5	60.6
Exploration Potential	4.6	5.6
Total	59.1	66.2

13.1    Implied $/oz Multiple — Market Transaction Approach

Based on a measured and indicated resource of 16.8 Mt of ore with a grade of 4.2 g/tonne, a project value for Zod Mine in the range of $59.1 million to $66.2 million represents a value per oz in the range of $23.9 per oz to $26.8 per oz.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

13.2    Review of Transaction Multiples as at the Valuation Date

We have considered these implied resource multiples to that implied from transactions which have taken place in the mining industry over recent years preceding the Valuation Date. We note that transaction information typically reflects market transactions for the acquisition of majority interests. Prices paid in acquisitions may also reflect the purchaser’s ability to achieve “synergies” through the acquisition and other special purchaser considerations that are unique to each acquirer that may result in a take over premium included in the price paid.

Set out in Exhibit C is a summary of corporate transactions for somewhat comparable mining companies (exploration projects and operational mines). The price /proven & probable, measured &, indicated resource multiples for corporate transactions ranged from $24/oz to $267/oz with an average (excluding high and low) of $120/oz. The price/proven & probable, measured, indicated & inferred resource multiples for corporate transactions sales ranged from $15/oz to $264/oz, with an average (excluding high and low) of $86/oz. It is not unusual to expect higher market transaction multiples compared to the implied per oz value of the Zod Mine for the reasons described below.

The transactions noted are in various geographical locations and comprise both open-pit and underground type mines. None of the transactions noted, however, were considered closely comparable operations to that of the Zod Mine. We note that some companies do not disclose JORC (Australasian Joint Ore Reserves Committee) compliant reserve and resource balances, which could artificially inflate the $/oz multiple derived for such transactions. In addition, producing assets where realization of value from gold production is more certain and more near-term will reflect in a higher value than assets which are still to be developed. Finally, the high strip ratio associated with the Zod project for an average grade along with the individual risk characteristics of the project as reflected in the discount rate is also in accordance with a resource multiple lower than that observed in market transactions. Accordingly, we have placed limited reliance on the market transactions.

13.3    Review of Comparable Trading Companies as at the Valuation Date

We have also considered these implied resource multiples to that implied from the market capitalization of comparable companies in the mining industry as at the Valuation Date.

Set out in Exhibit D is a summary of market capitalization and enterprise value for somewhat comparable mining assets (exploration projects and operational mines). The selected companies were considered to be more comparable to the Zod Mine as they were only gold operations, most in the exploration and development stages.

The enterprise value/measured and indicated resource multiples range from $27.6/oz to $188.4/oz, with an average of $102.8/oz. The enterprise value/measured, indicated & inferred resource multiples range from $20.4/oz to $78.6/oz, with an average of $49.3/oz. The comparable companies noted are in various geographical locations, comprise both open-pit and underground type mines, have varying level of ore, and represent minority lots.

None of the comparables noted, however, were considered to have closely comparable operations to that of the Zod Mine. Again, our comments above in relation to disclosure by comparable companies of JORC compliant resources, the stage of development of projects in the comparator group relative to the Zod project as well as the individual characteristics of the Zod project including the strip ratio, grade and risk factors will all be reflected in the difference between our valuation assessment for Sterlite Gold and the multiples based on comparable data. Accordingly, we have placed limited reliance on the trading companies.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

14.      Financial Assets and Liabilities

The financial assets and liabilities presented below were valued at book value except as described:

a)
Net Working Capital — The following working capital balances were valued at book value for the purposes of our valuation. In the normal course of operations, working capital is implicit in the value of a mining Company’s’ projects on the basis that working capital is required for the ongoing operations of the business and hence its value will not be fully realized until operations cease and the working capital is released. However, in the case of Sterlite Gold, apart from waste stripping, the other gold operations including ore processing and mining are currently suspended pending the commencement of the Phase III development and the mine plan includes all required working capital investments. On this basis, we have recognized the value of the working capital balances in our valuation of the Company.

$000’s
Receivables	1,056
Gold and ore inventory	1,174
Mining supplies	1,435
Accounts payable and accrued liabilities	(2,721)
Net Working Capital	944

b)
Investment in and Receivable from StrataGold Corporation — Sterlite Gold sold Dublin Gulch and Clear Creek, its two Canadian properties, to StrataGold Corporation (“StrataGold”) in December 2004 for a consideration of $8,359,467. Sterlite Gold received $3 million in cash and 5 million StrataGold shares valued at $2,359,467 at the time of the transaction with the balance of $3 million to be received by December 2007 in either StrataGold shares or cash, the payment method to be the option of StrataGold. The receivable balance of $3.0 million plus accrued interest of $246,000 was received in cash in full from StrataGold on April 19, 2006. The investment in StrataGold shares is shown in the Sterlite Gold April 30, 2006 financial statements at $2.3 million.

We have valued the investment in the range of $3.7 million to $4.8 million based on the current StrataGold share price of Cdn$1.64 (as at May 8, 2006) and a discount for lack of marketability in the range of 35% to 50% for the interest held by Sterlite Gold in StrataGold shares having regard to the liquidity in the stock, the exploratory nature of the operations of StrataGold, and the significantly long required hold period of the investment given the size of Sterlite Gold’s shareholding relative to the average monthly trading volume.

The calculation is noted below:

	$000’s
	Low	High
Investment in StrataGold:
StrataGold shares held	5,000	5,000
Share price (at May 8, 2006) — Cdn $	$1.64	$1.64
Value of Shares (Cdn $)	8,200	8,200
Liquidity discount	50%	35%
Discounted value of Shares (Cdn $)	4,100	5,330
Discounted value of Shares (US$)	3,694	4,802

c)	Net Debt — The financial statements disclose the following net debt which is used to fund the business which has also been reflected in our valuation at book value.

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

$000’s
Cash	(3,262)
Bank loan	1,900
Related party bank debt	6,229
Current term portion of equipment loans	146
Net Debt	5,013

d)	The value of the mining properties and plant & equipment is reflected in the Zod Mine values. There are no other redundant assets or liabilities.

15.      Meghradzor Mine

Based on representations made to us by Management, we understand that the operations at Meghradzor operate on a break-even basis and continue to be operated by Sterlite Gold for social/political reasons rather than on a commercial basis. While Meghradzor may have some exploration potential, Sterlite Gold has prioritized the Zod Mine operations and the planned Phased III development. The Government of the Republic of Armenia has granted some exploration licenses in the Meghradzor areas to third parties. Sterlite maintains that it has a claim over the areas which are the subject of these third party licenses. However, Sterlite Gold has not pursued these claims to date.

Sterlite Gold received an offer dated September 1, 2005 from Global Gold Corporation (“Global Gold”) which included an offer of $500,000 for Sterlite Gold’s Meghradzor mine. We understand the offer was rejected as being too low. Given the lack of alternative available data regarding the potential value of Meghradzor mine, the lack of exploration work carried out on the asset to date which at this point represents a relatively small scale mining development, the risks and uncertainties associated with the mine, and the materiality of this interest, we have based our determination of value of Meghradzor at the Valuation Date on the 2005 Global Gold offer amount of $500,000.

16.      Conclusion

The following table sets out the summary of the valuation of the components of Sterlite Gold:

	$MM
Valuation Summary	Low	High
Operations Zod Mine	54.5	60.6
Zod Exploration	4.6	5.6
Meghradzor Mine	0.5	0.5
Financial Assets and Liabilities Working Capital Balances	0.9	0.9
Investment in StrataGold	3.7	4.8
Net Debt	(5.0)	(5.0)
Equity Value	59.2	67.4
Equity Value (Cdn $)	65.7	74.8
Shares issued (million)	265.3	265.3
Value per share (Canadian cents)	24.7	28.2
Say	24.5	28.0

The Special Committee of the Board of Directors of Sterlite Gold Ltd.
July 19, 2006 — (Continued)

Based on the restrictions and qualifications, the scope of our review, and the assumptions set out herein, it is our opinion that the fair market value of the Company, as at the Valuation Date, is in the range of $59.2 million to $67.4 million (Cdn $65.7 million to Cdn $74.8 million equivalent to Cdn 24.5 cents to Cdn 28.0 cents per share).

This valuation range represents a significant premium to the one, three and six month volume weighted average prices for Sterlite Gold shares of 10 cents, 11 cents and 9 cents, respectively. We do not consider this result to be unreasonable having regard to our earlier comments regarding the lack of market liquidity and of promotion of Sterlite stock.

17.      Comments on Subsequent Event Period

Pursuant to the Rule requiring that the Formal Valuation include appropriate adjustments for material intervening events, we have considered subsequent movements in the gold price in the Formal Valuation during the Subsequent Event Period (i.e. from the Valuation Date to the date of the report). Specifically, our review focused on movements in spot price, forward price curve, published long-term gold price estimates and market capitalization of somewhat comparable companies as set out in this report. We also considered movements in interest rates during the Subsequent Event Period.

During the Subsequent Event Period, the most recent issue of PricewaterhouseCoopers’ “Metals Market Sentiment” dated June 2006 indicated that the long-term gold price assumption for valuation and investment analysis purposes had increased from $425.00 per oz to $462.50 per oz.

However, this apparent increase in the long-term gold price assumption coincided with declines in spot prices and a lower forward price curve over the Subsequent Event Period. We also note that the market capitalization of somewhat comparable companies identified in our analysis during the Subsequent Event Period has declined on average since May 8, 2006 levels, with greater declines noted in the International comparable companies. In addition, we noted increases in interest rates during the Subsequent Event Period, which could have a downward impact on value, all other things being equal.

Based on our consideration of the above noted factors, among others, and our understanding that there are no significant changes in the operations of Sterlite Gold during the Subsequent Event Period, it is our view that movements in the gold price (which include spot prices, the forward and published long-term price estimates) during the Subsequent Event Period have not led to a “material intervening event” as defined by the Rule. As such, we have not updated our Formal Valuation for movements in the gold prices during the Subsequent Event Period.

Yours truly,

Helen Mallovy Hicks /Ken Goodwin /Sandra Berbari /Paul Hennessy
Valuation & Strategy Advisory

Exhibit A

STERLITE GOLD LTD.

ZOD PHASE III PROJECTED CASH FLOWS — SUMMARY

	Unit		Total	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Contribution Margin	$	,000	647,182	—	40,347	56,236	64,615	81,511	62,767	62,172	57,665	50,090	67,769	78,387	25,621
Operating Costs Waste mining cost	$	,000	(165,690)	(15,000)	(24,710)	(24,713)	(23,415)	(20,815)	(19,515)	(13,015)	(7,165)	(8,077)	(4,627)	(3,477)	(1,161)
Ore mining cost	$	,000	(14,948)	—	(1,035)	(1,294)	(1,501)	(1,501)	(1,501)	(1,501)	(1,501)	(1,501)	(1,501)	(1,501)	(608)
Milling	$	,000	(117,637)	—	(8,642)	(10,885)	(11,324)	(11,788)	(12,265)	(12,339)	(10,845)	(11,122)	(11,697)	(12,010)	(4,720)
G&A	$	,000	(39,600)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)	(3,300)
Corporate overheads	$	,000	(3,000)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)
Total operating costs	$	,000	(340,875)	(18,550)	(37,937)	(40,442)	(39,791)	(37,654)	(36,832)	(30,406)	(23,061)	(24,250)	(21,375)	(20,538)	(10,039)
Capital expenditure	$	,000	(85,950)	(68,975)	(5,975)	—	(2,250)	(2,250)	(2,250)	—	—	—	—	(2,000)	—
Working capital increase	$	,000	—	(928)	(969)	(125)	33	107	41	321	367	(59)	144	42	1,027
Pre-tax cash flow	$	,000	220,357	(88,453)	(4,534)	15,669	22,607	41,714	23,726	29,837	34,971	25,781	46,538	57,891	14,609
Tax	$	,000	(34,515)	—	—	—	—	—	—	—	(6,322)	(4,898)	(9,099)	(11,480)	(2,716)
Post-tax cash flow	$	,000	185,842	(88,453)	(4,534)	15,669	22,607	41,714	23,726	29,837	28,650	20,883	37,439	46,411	11,893
__________

Note:   The tax calculations allow for opening carried forward tax losses of $33.9 million and undepreciated tax written down value of $13.9 million are assumed.

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006

Exhibit B
Schedule 1
STERLITE GOLD LTD.

WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
(in millions, except for share price)
Company	Symbol	Currency	(11) Headquarter	Balance Sheet Date	(1) Total Debt (d)	(1) Shares Outstanding	(2) Share Price	FMV Equity (e)	Debt as a % of Tot Cap (d/d+e)	Equity as a % of Tot Cap (e/d+e)	(3) Beta (B)	(4) Risk Free Rate (Rf)	(5) Risk Premium (Rm-Rf)	(6) Cost of Equity(Re)	(7) Cost of Debt (Rd)	(8) Tax Rate(T)	(9) WACC(Rc)
Sterlite Gold Ltd	sgd cn	USD	Canada	12/05 Q4	3.10	265.29	0.10	26	10.6%	89.4%	0.50	4.46%	5.50%	7.21%	5.50%	35.00%	6.82%
Agnico-Eagle Mines Ltd	aem cn	USD	Canada	12/05 Q4	131.06	109.16	38.08	4,157	3.1%	96.9%	0.60	4.46%	5.50%	7.76%	5.50%	35.00%	7.63%
Barrick Gold Corp	abx cn	USD	Canada	03/06 Q1	4538.00	842.92	33.88	28,555	13.7%	86.3%	0.66	4.46%	5.50%	8.09%	5.50%	35.00%	7.47%
Bema Gold Corp	bgo cn	USD	Canada	12/05 Q4	251.39	455.39	5.92	2,694	8.5%	91.5%	0.36	4.46%	5.50%	6.44%	5.50%	35.00%	6.19%
Cambior Inc	cbj cn	USD	Canada	12/05 Q4	65.44	274.81	3.51	964	6.4%	93.6%	0.62	4.46%	5.50%	7.87%	5.50%	35.00%	7.59%
Eldorado Gold Corp	eld cn	USD	Canada	03/06 Q1	52.98	339.88	5.33	1,812	2.8%	97.2%	0.76	4.46%	5.50%	8.64%	5.50%	35.00%	8.49%
European Goldfields Ltd	egu cn	USD	Canada	12/05 Q4	0.00	112.66	3.77	424	0.0%	100.0%	0.45	4.46%	5.50%	6.93%	5.50%	35.00%	6.93%
First Quantum Minerals Ltd	fm cn	USD	Canada	12/05 Q4	235.02	61.67	52.14	3,215	6.8%	93.2%	1.03	4.46%	5.50%	10.12%	5.50%	35.00%	9.67%
Glamis Gold Ltd	glg cn	USD	Canada	03/06 Q1	80.00	131.92	40.89	5,394	1.5%	98.5%	0.65	4.46%	5.50%	8.03%	5.50%	35.00%	7.96%
Goldcorp Inc	g cn	USD	Canada	12/05 Q4	0.00	340.61	38.34	13,060	0.0%	100.0%	0.58	4.46%	5.50%	7.65%	5.50%	35.00%	7.65%
Golden Star Resources Ltd	gsc cn	USD	Canada	12/05 Q4	71.15	207.27	3.45	716	9.0%	91.0%	1.09	4.46%	5.50%	10.45%	5.50%	35.00%	9.83%
Greystar Resources Ltd	gsl cn	USD	Canada	12/05 Q4	2.15	37.67	10.38	391	0.5%	99.5%	0.79	4.46%	5.50%	8.80%	5.50%	35.00%	8.77%
High River Gold Mines Ltd	hrg cn	CAD	Canada	12/05 Q4	31.85	218.94	2.93	641	4.7%	95.3%	0.52	4.46%	5.50%	7.32%	5.50%	35.00%	7.14%
Iamgold Corp	img cn	USD	Canada	12/05 Q4	6.92	175.55	9.64	1,692	0.4%	99.6%	0.73	4.46%	5.50%	8.47%	5.50%	35.00%	8.45%
Kinross Gold Corp	k cn	USD	Canada	03/06 Q1	158.70	345.47	12.15	4,196	3.6%	96.4%	0.30	4.46%	5.50%	6.11%	5.50%	35.00%	6.01%
Meridian Gold Inc	mng cn	USD	Canada	03/06 Q1	0.00	100.40	34.80	3,494	0.0%	100.0%	0.75	4.46%	5.50%	8.58%	5.50%	35.00%	8.58%
Newmont Mining Corp	nem us	USD	USA	03/06 Q1	1907.00	448.90	55.73	25,017	7.1%	92.9%	0.33	5.11%	5.50%	6.93%	6.34%	40.00%	6.70%
Northgate Minerals Corp	ngx cn	USD	Canada	03/06 Q1	10.75	214.07	4.57	978	1.1%	98.9%	0.96	4.46%	5.50%	9.74%	5.50%	35.00%	9.67%
Queenstake Resources Ltd	qrl cn	USD	Canada	12/05 Q4	3.55	549.77	0.44	240	1.5%	98.5%	0.73	4.46%	5.50%	8.47%	5.50%	35.00%	8.40%
RIO Narcea Gold Mines Ltd	rng cn	USD	Canada	12/05 Q4	33.90	159.81	2.20	352	8.8%	91.2%	0.80	4.46%	5.50%	8.86%	5.50%	35.00%	8.39%
Uruguay Mineral Exploration Inc	ume cn	USD	Canada	02/06 Q3	4.01	46.72	4.81	225	1.8%	98.2%	0.71	4.46%	5.50%	8.36%	5.50%	35.00%	8.28%
Yamana Gold Inc	yri cn	USD	Canada	12/05 Q4	106.85	191.34	10.92	2,090	4.9%	95.1%	2.97	4.46%	5.50%	20.79%	5.50%	35.00%	19.95%
															Mean [10]		8.03%
															Rounded		8.00%
															Real Mean *		5.40%

Company	Symbol	Currency	(11) Headquarter	Balance Sheet Date	(1) Total Debt (d)	(1) Shares Outstanding	(2) Share Price	FMV Equity(e)	Debt as a % of Tot Cap (d/d+e)	Equity as a % of Tot Cap (e/d+e)	(3) Beta(B)	(4) Risk Free Rate(Rf)	(5) Risk Premium (Rm-Rf)	(6) Cost of Equity(Re)	(7) Cost of Debt(Rd)	(8) Tax Rate(T)	(9) WACC(Rc)
International Companies African Eagle Resources PLC	afe ln	GBP	UK	12/04 Q4	0.17	118.52	0.17	20	0.0%	100.0%	0.29	4.71%	5.50%	6.30%	4.99%	30.00%	6.30%
Avocet Mining PLC	avm ln	GBP	UK	03/06 Q1	—	121.53	2.28	277	0.4%	99.6%	0.35	4.71%	5.50%	6.63%	4.99%	30.00%	6.62%
Ballarat Goldfields NL	bgf au	AUD	Australia	12/05 Q4	6.27	1,188.15	0.44	523	1.2%	98.8%	0.56	5.77%	5.50%	8.85%	6.78%	30.00%	8.79%
Celtic Resources Holdings PLC	cer ln	GBP	UK	12/05 Q4	—	41.89	3.18	133	0.0%	100.0%	2.51	4.71%	5.50%	18.51%	4.99%	30.00%	18.51%
Centamin Egypt Ltd	cnt au	AUD	Australia	06/05 Q4	—	577.93	0.87	500	0.0%	100.0%	0.66	5.77%	5.50%	9.40%	6.78%	30.00%	9.40%
Eureka Mining PLC	eka ln	GBP	UK	12/05 Q4	3.07	26.41	1.20	32	0.0%	100.0%	0.62	4.71%	5.50%	8.12%	4.99%	30.00%	8.12%
Galahad Gold PLC	gla ln	GBP	UK	12/05 Q4	2.47	721.75	0.11	79	2.7%	97.3%	0.62	4.71%	5.50%	8.12%	4.99%	30.00%	7.99%
Highland Gold Mining Ltd	hgm ln	GBP	UK	12/05 Q4	45.00	160.11	3.19	511	8.7%	91.3%	0.64	4.71%	5.50%	8.23%	4.99%	30.00%	7.82%
Mwana Africa Plc	mwa ln	GBP	UK	12/05 Q4	—	246.28	0.68	167	0.0%	100.0%	0.95	4.71%	5.50%	9.93%	4.99%	30.00%	9.93%
Oxus Gold PLC	oxs ln	GBP	UK	12/06 Q2	—	296.80	0.79	234	0.0%	100.0%	0.90	4.71%	5.50%	9.66%	4.99%	30.00%	9.66%
Peter Hambro Mining Plc	pog ln	GBP	UK	12/05 Q4	3.42	80.41	16.25	1,307	0.2%	99.8%	0.58	4.71%	5.50%	7.90%	4.99%	30.00%	7.89%
Trans-Siberian Gold Ltd	tsg ln	GBP	UK	12/05 Q4	—	41.06	1.25	51	0.0%	100.0%	0.33	4.71%	5.50%	6.52%	4.99%	30.00%	6.52%
Triple Plate Junction PLC	tpj ln	GBP	UK	09/05 Q2	—	94.41	0.20	19	0.0%	100.0%	1.06	4.71%	5.50%	10.54%	4.99%	30.00%	10.54%
Vedanta Resources PLC	ved ln	GBP	UK	03/06 Q4	2,076.20	286.78	17.02	4,881	26.8%	73%	1.60	4.71%	5.50%	13.51%	4.99%	30.00%	10.82%

															Mean [10]		8.67%
															Rounded		8.70%
															Real Mean *		6.02%
															Overall Results
															Mean[10]		8.51%
															Rounded		8.50%
															Real Mean *		5.87%
															* — Assumes 2.5% long term inflation

__________

Notes:

1.	Debt and shares outstanding obtained from Bloomberg.

2.	Price per share is as of May 8, 2006 or the latest available share price.

3.	Latest five-year historical adjusted betas from Bloomberg were used.

4.	Government of Canada, US Government, UK Gilts and Government of Australia 10 Year bond yields as of May 8, 2006.

5.	Consensus estimate.

6.	Cost of Equity: Re = Rf + B(Rm-Rf)+Rs.

7.	Canada Corporate, US Industrial, Australia Corporate and Eurozone Corporate bond yields as of May 8, 2006.

8.	Effective tax rates of 30%, 30%, 35.0% and 40.0% assumed for Australia, the United Kingdom, Canada and the United States respectively.

9.	Weighted average cost of capital: Rc = Re(e/d+e) + Rd(d/d+e)(1-T).

10.
Mean is the arithmetic average, calculated as the sum of a list of numbers, divided by the total number of numbers in the list. The mean is the arithmetic mean, excluding the highest and lowest value in the list of numbers. If the list of numbers is less than 4, the median is used.

11.	Refer to Exhibit B, Schedule 2 for a description of the operations and locations of the underlying mine assets.

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006

Exhibit B
Schedule 2

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS

Company	Description
Sterlite Gold Ltd

Sterlite Gold Ltd., formerly First Dynasty Mines Ltd., is a Canadian company whose strategy is to discover, acquire, develop and operate gold mines in Asia and the former Soviet Union. Refer to body of report.

Agnico-Eagle Mines Ltd

Agnico-Eagle Mines Ltd. (Agnico-Eagle) is a gold producer with mining operations located in northwestern Quebec, and exploration and development activities in Canada, the western United States and Northern Mexico. Agnico-Eagle operates through four divisions. The LaRonde Division consists of the LaRonde Mine and the adjacent El Coco and Terrex properties, each of which is 100% owned and operated by the Company. The Goldex Division is focused on the construction and development of the Goldex deposit. The Regional Division conducts all mining activities in northwestern Quebec, including the development and management of the Company’s advanced projects in the Abitibi region other than the LaRonde Mine, but including the LaRonde II project. The Exploration Division focuses primarily on the identification of mineral reserve, mineral resource and development opportunities in the proven producing regions of Canada, with a particular emphasis on northwestern Quebec.

Barrick Gold Corp

Barrick Gold Corporation (Barrick) engages in the production and sale of gold from underground and open-pit mines, including related activities, such as exploration and mine development. Barrick has four principal regions: North America, Australia/Africa, South America and Russia/Central Asia. Exploration is focused on gold-endowed districts where Barrick controls large land positions, primarily the Goldstrike and Pipeline districts in Nevada, the Frontera District in Chile/Argentina, and the Lake Victoria District in Tanzania. The Company is also exploring earlier-stage projects in Australia, Canada and West Africa. At December 31, 2005, its proven and probable mineral reserves were 88.6 million ounces of gold, and mineral resources stood at 17.6 million ounces of measured and indicated gold, and 12.4 million ounces of inferred gold. During the year ended December 31, 2005, it produced 5.46 million ounces of gold. On March 8, 2006, Barrick completed its acquisition of Placer Dome Inc.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Cambior Inc

Cambior Inc. is involved primarily in mining and exploring for gold and, to a lesser extent, other metals and minerals from deposits and properties located in the Americas. Cambior pursues more particularly activities, such as exploration for and delineation of mineral deposits; development and pre-production of deposits; construction of facilities required for mining; underground and open pit mining; drying, milling and concentrating to produce a commercial product, and marketing of minerals, metals and concentrate In Canada, the Company owns interests in three underground gold mines, all in commercial production. These mines are Doyon Division, Sleeping Giant mine and Niobec mine. In addition, Cambior also holds rights or interests in mines outside of Canada, which include the Rosebel mine in Suriname, the Omai gold mine and the Omai bauxite mine in Guyana, and the Camp Caiman gold project in French Guiana.

Eldorado Gold Corp

Eldorado Gold Corporation (Eldorado) is engaged in gold mining and related activities, including exploration and development, extraction, processing and reclamation. The Company is also engaged in the acquisition of gold properties. Its business is focused in Brazil, Turkey and China. It is engaged in the production of gold through the mining and processing of ore. The Company has one mine in production, which is the 100%-owned Sao Bento mine, located near Santa Barbara, Brazil. The Company’s late-stage development projects include the Kisladag project (Kisladag) and the Tanjianshan project (TJS). Kisladag is located near Usak, Turkey, and TJS is located in Qinghai Province, China. In Turkey, Eldorado also has a secondary development project, which is the Efemtukuru project. On September 13, 2005, the Company acquired Afcan Mining Corporation. As a result of the acquisition, Eldorado acquired an 85% interest in the Tanjianshan mine located in Qinghai Province in western China.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
European Goldfields Limited

European Goldfields Ltd. (European Goldfields) is a resource company engaged in the acquisition, exploration and development of mineral properties in Greece, Romania and the Balkans. The Company’s 65%-owned subsidiary, Hellas Gold S.A., owns assets in Northern Greece, including several mining concessions covering a total area of 317 square kilometers, and three polymetallic near production deposits, known as Olympias, Stratoni and Skouries, which contain proven and probable reserves. The Skouries deposit is a typical gold-copper porphyry deposit that forms a near vertical pipe and is located in northern Greece. The Company’s operations include the exploration of mining concessions covering 130 square kilometers in the Golden Quadrilateral area of Romania. European Goldfields main project in the region includes Certej.

First Quantum Minerals Limited

First Quantum Minerals Ltd. is engaged in the production of copper, gold and acid and related activities including exploration, development and processing. These activities are conducted principally in Zambia, the Democratic Republic of Congo and Mauritania. The Company’s subsidiaries include its 100% interest in First Quantum Mining and Operations Limited in Zambia; its 100% interest in Compagnie Minera De Sakania SPRL (Comisa) in the DRC; its 80% interest in Kansanshi Mining Plc (Kansanshi) in Zambia; its 100% interest in FQM Zambia Ltd., and its 80% interest in Mauritanian Copper Mines SARL (Guelb Moghrein). Its business units include Kansanshi copper/gold operation; Bwana/Lonshi operation, and the Guelb Moghrein project.

Glamis Gold Ltd

Glamis Gold Ltd. is engaged in the exploration, development and extraction of precious metals principally in the States of Nevada and California in the United States of America, and in Honduras, Mexico and Guatemala. During the year ended December 31, 2005, the Company’s properties included San Martin (Honduras), Marigold (Nevada), El Sauzal (Mexico), Rand (California) and Others. As of 2005, all of the Company’s producing properties were held 100% except for Marigold, which was 66.67% owned. During 2005, gold production stood at 434,010 ounces. In 2005, the Company brought two mines, El Sauzal and Marlin, into production and completed the expansion of Marigold. As of December 31, 2005, the Glamis controls proven and probable reserves of 5.7 million ounces of gold and 42.1 million ounces of silver. Glamis other exploration projects include Cerro Blanco Project, Dee Joint Venture and Imperial Project.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Goldcorp Inc

Goldcorp Inc. (Goldcorp) is a North American-based gold producer engaged in exploration, extraction and processing of gold. The Company’s primary asset is its Red Lake Mine, a gold mine in Canada. It’s other operations include the Bajo de la Alumbrera gold-copper mine (the Alumbrera Mine) in Argentina; a 100% interest in each of the San Dimas gold-silver mine (the San Dimas Mine); the San Martin gold-silver mine (the San Martin Mine); the Nukay gold-silver mine (the Nukay Mine) in Mexico, and a 100% interest in the Peak gold mine (the Peak Mine) in Australia. Goldcorp also has 100% interests in the Los Filos gold development stage project (the Los Filos Project) in Mexico and the Amapari gold project (the Amapari Project) in Brazil. Goldcorp also owns approximately 59% of Silver Wheaton Corp. (Silver Wheaton), a mining company with 100% of its revenue from silver production.

Golden Star Resources Ltd

Golden Star Resources Ltd. is an international gold mining and exploration company producing gold in Ghana, West Africa. The Company also conducts gold exploration in West Africa and in South America. Through its subsidiaries and joint ventures, Golden Star owns a controlling interest in four significant gold properties in southern Ghana in West Africa: the Bogoso/Prestea property, the Wassa property, the St. Jude properties, and the Prestea Underground property. In addition, the Company holds several exploration properties, including interests in an exploration joint venture in Sierra Leone and exploration properties in Ghana, Cote d’Ivoire, Suriname and French Guiana. Golden Star also holds indirect interests in gold exploration properties in Peru and Chile through an investment in Goldmin Consolidated Holdings.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Greystar Resources Limited

Greystar Resources Ltd. (Greystar) is a development-stage company engaged in the acquisition and exploration of resource properties. The Company has explored properties in several locations, including Canada, Brazil, Portugal and Colombia. As of December 31, 2004, Greystar’s efforts were focused on the Angostura Gold-Silver Project, where it directly and indirectly holds interests in certain exploration licenses and exploitation permit areas covering approximately 6,630 hectares in the Departments of Santander and Norte de Santander, Colombia. The Angostura Gold-Silver Project is a late-stage exploration project. Greystar is undertaking a Phase II exploration program at the property. As of February 2005, 315 diamond drill holes had been completed for total of 96,627 meters. Exploration also included 3,256 surface channel samples, totaling 10,256 meters; 1,546 underground channel samples, totaling 2,469 meters, and 708 meters of underground development.

High River Gold Mines Ltd

High River Gold Mines Ltd. (HRG) is a mining company focused on gold, with operations in Russia, West Africa and Canada. Th Company’s principal assets are two producing underground gold mines located in the Republic of Buryatia, Russia, known as the Zun Holba Mine and the Irokinda Mine. HRG also holds a 50% interest in the New Britannia underground mine in Manitoba, Canada. At December 31, 2005, the Company’s share of gold production from its operating properties totaled 133,544 ounces. In addition, the Company holds a number of exploration licenses in Burkina Faso and Russia.

Iamgold Corp

IAMGOLD Corporation is engaged primarily in the exploration for, and the development and production of, mineral resource properties throughout the world. Through its holdings, IAMGOLD has interests in various operations and exploration properties, a well as royalty interests on various operations that produce gold and diamonds. Its principal holdings include an indirect 38% interest in La Societe d’Exploitation des Mines d’Or de Sadiola South America, an indirect 50% interest in Sadiola Exploration Limited, an indirect 18.9% interest in Gold Fields Ghana Limited and an indirect 18.9% interest in Abosso Goldfields Limited. Th Company also holds an indirect 100% interest in the Quimsacocha project, an indirect 75% to 80% interest in the Buckreef project, a portfolio of royalties, including a 1% royalty on the Diavik diamond property located in the Northwest Territories, Canada and exploration properties in West Africa and South America.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Kinross Gold Corp

Kinross Gold Corporation (Kinross) is principally engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties primarily in the Americas and Russia. The principal products of Kinross are gold and silver produced in the form of dore that is shipped to refineries for final processing. Kinross’ share of proven and probable reserves, as at December 31, 2005, was 24.7 million ounces of gold and 24.4 million ounces of silver. A significant portion of Kinross’ business is carried on through subsidiaries. The material properties of Kinross include Fort Knox Mine, Porcupine Joint Venture, La Coipa, Paracatu, Refugio and Round Mountain.

Meridian Gold Inc

Meridian Gold Inc. (Meridian) is engaged in mining and the exploration of gold and other precious metals. During the year ended December 31, 2005, the Company’s principal revenue producing properties were its El Penon mine (100% ownership) in Chile, an the Jerritt Canyon mine (30% ownership) located near Elko, Nevada. It has advanced stage exploration programs in Chile and at the Rossi project in Nevada. Early stage exploration programs are being conducted primarily in Chile, Mexico, Peru, Nicaragua an Argentina. As of December 31, 2005, the Company impaired the value of its advanced stage exploration project in Esquel, Argentina to the fair market value of a non-mining property. In 2005, Meridian produced 304,000 ounces of gold and 5.5 million ounces of silver at the El Penon mine, and 200 ounces of gold from the Beartrack mine. In August of 2005, Meridian signed a purchase option agreement and commenced an exploration program of the Minera Florida SA property near Alhue, Chile.

Newmont Mining Corp

Newmont Mining Corporation (Newmont) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Uzbekistan, Bolivia, New Zealand and Mexico. As of December 31, 2005, Newmont had proven and probable gold reserves of 93.2 million equity ounces and an aggregate land position of approximately 50,600 square miles (131,100 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. Its operations are in Nevada, Peru, Indonesia and Australia/New Zealand and has two development projects in Ghana. The Company also has a Merchant Banking Segment and an Exploration Segment.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Northgate Minerals Corp

Northgate Minerals Corporation (Northgate) is a gold and copper concentrate producer. Northgate owns and acquires properties, explores for precious and base metals. Northgate is in the business of mining and exploring for gold and copper, with a focus on opportunities in North and South America. The Company’s principal asset is its 100% interest in the Kemess South open pit mine and its associated infrastructure and mineral rights (Kemess South) located in north-central British Columbia. The mineral rights cover an area of 34,735 hectares and are held as four Mining Leases covering the Kemess South (one lease) and Kemess North (three leases) deposits, 75 mineral claims surround the Mining Leases. One mineral claim (NOR 1) is held under an option agreement. In addition, Northgate focuses its exploration activities within its land position surrounding the Young-Davidson property in Ontario acquired in 2005.

Queenstake Resources Ltd

Queenstake Resources Ltd. is engaged in the mining, processing, production and sale of gold, as well as development and exploration. The Company’s principal asset and only source of gold production is its wholly owned Jerritt Canyon gold mine located in Elko County, Nevada within the Independence Mountain Range. Jerritt Canyon is an operating gold complex with four producing underground mines, the Murray, SSX, Steer and Smith mines, and a 1.5 million ton per year capacity processing plant. The property covers an area of approximately 100 square miles, containing a total of 2,975 owned and leased mineral claims, 12,433 acres of fee surface lands, 1,011 acres of patented mineral claims and 10,671 acres of leased fee land with mineral rights. During the year ended December 31, 2004, the Company mined over 1.1 million tons from the underground mines and recovered and sold 243,300 ounces of gold.

Placer Dome Inc

Placer Dome Inc. is principally engaged in the exploration for, and the acquisition, development and operation of gold mineral properties. Its major mining operations are located in Australia, the United States, Papua New Guinea, Canada, South Africa, Tanzania and Chile, which accounted for 26%, 22%, 22%, 16%, 6%, 6% and 2%, respectively, of the Company’s total gold production during the year ended December 31, 2004. Its principal product and source of earnings is gold, although significant quantities of copper and silver are also produced. The mineral properties of the Company include Cortez Mine, Porgera Mine, South Deep Mine and Zaldivar Mine.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
RIO Narcea Gold Mines Ltd

Rio Narcea Gold Mines, Ltd. (Rio Narcea) is engaged in the acquisition, exploration, development and operation of base and precious metals properties in Spain, Portugal and Mauritania. The Company’s principal products are gold and nickel concentrates and gold dore. Rio Narcea produces gold at its El Valle and Carles mines in northern Spain and nickel at its Aguablanca nickel-copper-platinum group metals (PGM) mine in southern Spain. The Company also has gold development projects (Salave gold project, Corcoesto project and Tasiast gold project) and gold exploration projects (Godan deposit, La Brueva deposit, Santa Marina prospect, Penedono prospect, Karet project, Ahmeyim-Tijirit project). In addition, Rio Narcea has a reclamation project in Hungary, the Vueltas gold mine, and a nickel sulfide exploration project in a region of southern Spain and Portugal.

Uruguay Mineral Exploration Inc.

Uruguay Mineral Exploration Inc. is engaged in the exploration for, and the acquisition and development of, mineral properties either directly or through joint ventures. Effective October 1, 2003 the Company purchased the San Gregorio mine and processing plant. As a result the Company’s gold resources in the Minas de Coralles region close to the mine are being developed and are expected to commence commercial production prior to December 31, 2004. The Company’s other exploration projects in Uruguay have not yet reached a stage to determine whether these properties contain ore reserves that are economically recoverable.

Yamana Gold Inc

Yamana Gold Inc. is engaged in the acquisition, exploration, development and operation of mineral properties in Brazil and Argentina. In August 2003, the Company acquired the Sao Francisco, Sao Vicente and Fazenda Nova/Lavrinha properties (the Santa Elina Properties) and the Chapada copper-gold project (the Chapada Properties) in Brazil from Santa Elina Mines Corporation (Santa Elina) and the Fazenda Brasileiro gold mine (the Fazenda Brasileiro Mine) in Brazil from Companhia Vale do Rio Doce (CVRD). The Company also holds exploration gold properties in the eastern part of Santa Cruz Province in the Patagonian region of Argentina, and the Cumaru and Gradaus properties in Brazil.

African Eagle Resources Plc

African Eagle Resources plc, the holding company for Twigg Resources, explores for and develops gold and minerals in eastern and southern Africa, specifically Tanzania and Mozambique. It has multiple pre-production projects.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Avocet Mining Plc	Avocet Mining Plc is a gold mining and exploration company. The Group’s activities are located in the Penjom mine in Malaysia, Zeravhan in Tajikistan and Indonesia.
Ballarat Goldfields NL

Ballarat Goldfields NL mines and explores for precious minerals, mainly gold, throughout Victoria, Canada. The Company’s exploration activities encompass joint ventures which include the Ballarat Gold Project. The company owns significant reserves, pre-certification as resources.

Celtic Resources Holdings Plc

Celtic resources Plc is a mineral resource company that specializes in the development of gold mines in the former Soviet Union. The Company holds interests in the Nezhdaniskoye gold project in Yukutia, the Suzdal gold mine, and the Tamdykol oil project in Kazakhstan.

Centamin Egypt Limited	Centamin Egypt Limited explores for and mines primarily for gold in the Egyptian goldfields at Sukari. The company also explores for base metals and other precious metals.
Eureka Mining Plc	Eureka Mining Plc explores for and mines Gold, Silver, Copper and Molybdenum in Kazakhstan and the former Soviet Union.
Galahad Gold Plc	Galahad Gold Plc develops gold, platinum group metals, copper, and molybdenum reserves in Alaska and Greenland.
Highland Gold Mining Limited

Highland Gold mining is a holding company for a group of companies which own operating and development assets in the Russian gold mining industry. The Group’s gold mining assets are located in the Far East of the Russian Federation.

Oxus Gold Plc

Oxus Gold plc is a holding company for a portfolio of mining and exploration enterprises in Central Asia with interests in gold, silver, zinc and base metals. A number of these properties have recently begun to production.

Peter Hambro Mining Plc	Peter Hambro plc is a major producer of gold in Russia. The Company holds interests in gold mines near Pokrovskoye in the Amu Region of Russia’s Far East.
Trans Siberian Gold Plc	Trans-Siberian Gold Ltd., through subsidiaries, explores for and mines minerals. The Company acquires controlling interests in Russian companies that own licenses to develop mineral deposits.

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE PUBLIC COMPANIES — DESCRIPTIONS — (Continued)

Company	Description
Triple Plate Junction Plc	Triple Plate Junction Plc mines and explores for gold. The Company is focusing on gaining mineral exploration licenses to develop several projects in northern and central Vietnam.
Vedanta Resources Plc

Vedanta Resources Plc is a holding company for a diversified metals and mining company with its principal operations located throughout India. The major metals produced are aluminum, copper, zinc and lead. It’s three major activities are the Aluminum Business is comprised of bauxite mining, alumina refining and aluminum smelting operations; the Copper Business is comprised of mining, smelting and refining operations, and the Zinc Business is comprised of zinc-lead mining and smelting operations. Vedanta’s subsidiaries are Bharat Aluminium Company Limited, Hindustan Zinc Limited, Madras Aluminium Company Limited, Vedanta Alumina Limited, Konkola Copper Mines plc and Sterlite Industries (India) Ltd.

Source: OneSource Information Services

This Exhibit should only be read in conjunction with
PricewaterhouseCoopers LLP’s report dated July 19, 2006.

Exhibit C

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
PUBLIC/PRIVATE M&A TRANSACTION MULTIPLES

Date	Target	Region of Primary Focus	Acquiror	Enterprise Value (“EV”)(2) ($US Mill)	Proven & Probable Reserves (oz. Mill)	Measured & Indicated Resources (oz. Mill)	Inferred Resources (oz. Mill)	EV/ Proven & Probable, Measured & Indicated Resources ($US/oz.)	EV/ Proven & Probable, Measured & Indicated & Inferred Resources ($US/oz.)
27-Apr-06	AGD Mining Ltd(3)	Australia	Cambrian Mining PLC	41.7	0.1	0.1	0.0	267.3	263.6
Pending	Mining and exploration company with operations in Australia.
16-Mar-06	Placer Dome Inc.	International	Barrick Gold Corp.	10,178.6	49.5	13.3	7.3	162.1	145.2
	A gold mining company that holds interest in mines in Australia,
	Canada, Chile, Papua New Guinea, South America and the U.S.
22-Mar-06	Panwest Seas Corp. Ltd.	Venezuela	Medoro Resources Ltd.	23.6	0.2	0.7	0.5	24.3	15.5
Pending	Holds the rights to the Lo Incredible 4A & 4B exploration
	properties in the El Callaro area of Bolivar, Venezuela.
20-Mar-06	Boddington Gold Mine	Australia	Newmont Mining Corp.	748.8	0.0	11.0	0.0	68.1	68.1
	Australia-based gold mining project.
5-Mar-06	Gold Fields Limited(4)	South Africa	Undisclosed	10,000.0	64.8	169.6	4.9	42.7	41.8
	Owns and operates mines primarily in South Africa
5-Dec-05	Riddarhyttan Resources AB	Russia	Agnico-Eagle Mines Ltd	133.1	0.0	1.7	1.1	78.3	47.5
	Owns Suurikuusikko gold deposit in Finland.
24-Nov-05	River Gold Mines Ltd.	Canada	Wesdome Gold Mines Inc.	41.2	0.3	0.1	0.0	113.8	102.6
	Owns the producing Eagle River gold mine, the Mishi property and the
	river Gold mill, all in northern Ontario
21-Nov-05	Bolivar Gold Corp.	South America	Gold Fields Ltd.	305.2	1.2	1.7	1.7	105.0	66.2
	Acquires, explores and develops mineral properties in Venezuela.
16-Nov-05	Miramar Mining Corp.	Canada	Newmont Mining Corporation	368.0	0.3	2.1	4.3	151.1	54.7
	Owns and operates the Giant gold mine in N.W.T.
17-Oct-05	Guinor Gold Corp.	Guinea	Crew Gold Corp.	270.1	0.0	2.9	0.7	93.1	75.0
	Operates gold mine in Guinea.
27-Sep-05	St. Jude Resources Ltd.	Africa	Golden Star Resources Ltd.	118.0	0.0	1.3	0.8	90.8	56.2
	Holds gold and mineral interests in Ghana, Burkina Faso and Niger.
5-Dec-04	Wheaton River Minerals Ltd.	International	Goldcorp Inc.	2,058.2	5.1	3.7	5.1	233.6	148.4
	A gold and precious metals producer engaged in the operation,
	exploration, and acquisition of precious metal properties. Mines are
	in Mexico, Australia and Argentina.
8-Jul-03	East Africa Gold Mines Ltd.	Africa	Placer Dome Inc.	298.0	0.0	2.9	1.4	102.8	69.3
	Owns open pit gold mine in Tanzania.
10-Jun-02	Echo Bay Mines	South America	Kinross Gold Corp.	706.1	3.4	0.1	1.0	199.3	153.9
	Precious metals processor.
Mean (excluding high and low)								120.1	85.7
Median								103.9	68.7
Maximum								267.3	263.6
Minimum								24.3	15.5

__________

Notes:

1.	All figures are in U.S. dollars, unless otherwise indicated.

2.	Enterprise Value = market capitalization + debt/liabilities assumed.

3.	Cambrian Mining PLC acquired the remaining 30% of AGD Mining Ltd. It did not already own. The Enterprise Value and Reserve estimates reflect a 100% acquisition.

4.	Norlisk Nickel disposed of its 20% stake in Gold Fields Limited. The Enterprise Value and Reserve estimates reflect a 100% acquisition.

Sources: Bloomberg, Financial Post Crosbie Mergers & Acquisitions in Canada, Dealogic, Mergermarket, Zephyr, SEDAR, SEC filings, corporate websites.

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006

Exhibit D

STERLITE GOLD LTD.

GOLD MINING INDUSTRY
SOMEWHAT COMPARABLE TRADING MULTIPLES

	Currency	Share price (2)	Share price (US$)	Currency	Enterprise Value ($mill)(1)	Enterprise Value (US$mill)(1)	Measured & Indicated Resources. (Mill Oz.)	Measured & Indicated + Inferred Resources. (Mill Oz)	Adj EV/ M&I Rsc (US$/oz.)	Adj EV/M&I + Inf Rsc. (US$/oz.)
Greystar Resources Limited	CAD	11.55	10.39	CAD	403.7	363.1	5.8	10.3	62.3	35.2
Highland Gold Mining Limited	GBP	3.19	5.93	GBP	547.0	1016.9	9.4	15.7	108.6	64.9
Centamin Egypt Limited	AUD	0.87	0.66	AUD	421.5	324.0	n/a	4.5	n/a	72.2
Trans Siberian Gold Plc	GBP	1.25	2.32	GBP	40.9	76.1	2.8	3.7	27.6	20.4
Celtic Resources Holdings Plc	GBP	3.18	5.91	GBP	135.8	252.5	1.3	10.4	188.4	24.3
Oxus Gold Plc	GBP	0.79	1.47	GBP	222.7	414.1	3.3	5.3	127.2	78.6
Simple Average									102.8	49.3
__________

Notes:

1.	Enterprise Value = Market Capitalization + ST debt + LT debt -Cash — Marketable Securities

2.	Price per share is as of May 8, 2006 or the latest available share price.

3.	All figures are in the respective currencies indicated.

Sources: Bloomberg, Company Reports//Websites

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006

Exhibit E

SCOPE OF REVIEW

In preparing our report, we reviewed and relied upon various documentation and other information, without audit or further verification, including the following:

General documents

(a)	Unaudited consolidated financial statements for the 3-month and 4-month interim periods ended March 31, 2006 and April 30, 2006, respectively;

(b)	Sterlite Gold Ltd. 2005 annual information form dated April 24, 2006;

(c)	Annual report for the years ended December 31, 2005 and December 31, 2004 including audited consolidated financial statements and management discussion and analysis of Sterlite Gold Ltd.;

(d)	Unaudited consolidated financial statements and management discussion and analysis of Sterlite Gold Ltd. for the nine months ended September 30, 2005;

(e)	Audited consolidated financial statements of Sterlite Gold Ltd. for the years ending December 31, 2003 and December 31, 2002;

(f)	Management discussion and analysis of Sterlite Gold Ltd. dated May 6, 2004 and May 20, 2003 for the years ending December 31, 2003 and December 31, 2002, respectively;

(g)	Publicly available information in relation to Sterlite Gold Ltd. and its operations including market data in relation to the trading of shares in Sterlite Gold;

(h)	StrataGold Asset Sale Agreement dated December 2, 2004;

(i)	Equipment Loan Agreement between Caterpillar S.A.R.I and AGRC dated December 18, 2002;

(j)	Asset register (for insurance purposes);

Zod Mine

(k)	Report prepared by Micon International Co Limited titled “Ararat Gold Recovery Company Mineral Resources of the Zod Gold Mine, Armenia”, dated May 23, 2006;

(l)	Technical report prepared by Micon International Co Limited titled “Sterlite Gold Ltd Mineral Resources of the Zod Gold Mine, Armenia” dated November 17, 2004 (“the Micon Technical Report”);

(m)
Pre-feasibility study prepared by Micon International Co Limited titled “Ararat Gold Recovery Company Pre-Feasibility Study for the Zod Mine Phase III Expansion” dated March 2005 (“the Micon Pre-Feasibility Study”);

(n)	Microsoft Excel spreadsheet titled “Cashflow last (open).xls” containing the financial model for the Micon Pre-Feasibility Study (“the Pre-Feasibility Model”);

(o)	Microsoft Excel spreadsheet titled “Phase III Model Rhos 1-8-5.xls” containing a financial model of various scenarios for the Zod Mine (“the (Scenario Model”);

(p)	Ararat Gold Recovery Company LLC (“AGRC”) presentation on Ararat operations dated April 26, 2005;

(q)	AGRC engineering presentation on the proposed Zod Phase III expansion;

(r)	AGRC environmental presentation on the proposed Zod Phase III expansion;

(s)	AGRC technical presentation on the geology of the Zod project;

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006

Exhibit E

(t)	AGRC legal presentation on Armenia and AGRC;

(u)	AGRC presentation on the Zod metallurgy;

(v)	Legal letter of advice dated June 15, 2005 in relation to the border dispute between the Republic of Armenia and Azerbaijan;

(w)	AGRC presentation on the border dispute;

(x)	Draft Concession Agreement between AGRC and the Minister of Trade and Economic Development of the Republic of Armenia;

(y)	Sterlite management microsoft excel spreadsheets containing the latest financial models for the Zod Phase III development;

(z)	Reconciliation of actual production from individual benches between 2385 level and 2420 level for Orebody #1 with Phase III Model and with grade control sampling. May to November 2005;

Other

(aa)	Our own limited research into general and local economic and industry conditions on or about the Valuation Date;

(bb)	Research into somewhat comparable market transactions within the gold mining industry for mines and projects on or about the Valuation Date and in the Subsequent Event Period, as appropriate;

(cc)	Research into the weighted average cost of capital for somewhat comparable publicly traded companies in the mining industry on or about the Valuation Date;

(dd)
Additional limited research as it relates to the movements in gold prices during the Subsequent Event Period from May 8, 2006 to July 19, 2006 and additional research relating to the somewhat comparable companies and other, as considered appropriate;

(ee)	Various internal financial information and management presentations and analysis regarding Zod Mine;

(ff)	Other information provided by Dr. Peter Grimley to PricewaterhouseCoopers; and

(gg)	Discussions with Management including with:

(i)	Mr BS Vadivelu (Sterlite Chief Financial Officer);

(ii)	Mr Vardan Vardanyan (AGRC Director);

(iii)	Mr P Jain (Chief Manager — Zod mine);

(iv)	Mr R Karthik (Manager — Geology, Zod mine);

(v)	Mr Ghanshyam Purohit (AGRC Manager — Finance & Administration);

(vi)	Mr V Margaryan (Mine Head — Meghradzor);

(hh)	Discussions with Mr Armen Ter-Tachatyan of Ter-Tachatyan Legal Consulting CJSC;

(ii)	Discussions with representatives of the Investment Bank;

(jj)	Confidential Information Memorandum dated January 2005 prepared by the Investment Bank in relation to the proposed sale of Sterlite Gold Ltd. and/or its assets;

(kk)	Letter from Global Gold Corporation dated September 1, 2005 in relation to a proposed offer;

(ll)	Discussions with Grant Thornton LLP, auditors;

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006

Exhibit E

(mm)	Discussions with Mr Dennis Marschall;

(nn)	Discussions with Mr. John Kolada, Blake, Cassels & Graydon LLP (counsel to Vedanta Resources Plc);

(oo)	Discussions with John Turner and Krisztian Toth, Fasken Martineau DuMoulin LLP (counsel to the Special Committee); and

(pp)	Discussions with Micon International Co Limited and discussions with Mr Bill Hooley (formerly of Micon).

Site Visit

(qq)
We also carried out a site visit to Sterlite Gold’s Yerevan head office and the Zod mine site which included a visit to the open pit and the assay laboratory and discussions with the Zod geologist and Mine Head on the geology, resources and reserves and exploration potential of the Zod property.

This Exhibit should only be read in conjunction with PricewaterhouseCoopers LLP’s report dated July 19, 2006.

The Depositary for the Offer is:
CIBC Mellon Trust Company

By Mail

CIBC Mellon Trust Company
P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario
M5C 2K4

By Registered Mail, Hand or Courier

CIBC Mellon Trust Company
199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario
M5L 1G9

Toll-free: 1-800-387-0825
Phone: (416) 643-5500
E-Mail: inquiries@cibcmellon.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at its telephone numbers and locations set out above. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. Additional copies of this document, the Letter of Transmittal or the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary.

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. The Depositary or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see below for addresses and telephone numbers for the Depositary).

LETTER OF ACCEPTANCE AND TRANSMITTAL

for Common Shares

of

STERLITE GOLD LTD.

Pursuant to the Offer dated August 25, 2006

by

TWIN STAR INTERNATIONAL LIMITED

a wholly-owned subsidiary of
VEDANTA RESOURCES PLC

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON SEPTEMBER 30, 2006 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

This Letter of Acceptance and Transmittal (“Letter of Transmittal”) (or a manually signed facsimile hereof), properly completed and duly executed in accordance with the instructions and rules set out below, together with all other required documents, must accompany share certificates for common shares (“Common Shares”) of Sterlite Gold Ltd. (“Sterlite Gold”) deposited pursuant to the offer (the “Offer”) dated August 25, 2006 made by Twin Star International Limited (the “Offeror”), an indirect wholly-owned subsidiary of Vedanta Resources plc, to holders of Common Shares (“Shareholders”). Shareholders in Canada may also accept the Offer by following the procedures for book-entry transfer set forth herein, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto prior to the Expiry Time.

Deposits of Common Shares will not be accepted from or on behalf of Shareholders in the United States unless and until the Offer has been extended to such Shareholders.

The terms and conditions of the Offer are incorporated by reference into this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase and Circular dated August 25, 2006 relating to the Offer.

Shareholders who wish to deposit Common Shares pursuant to the Offer but whose certificate(s) representing such Common Shares are not immediately available or if the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Common Shares nevertheless may be deposited validly under the Offer according to the guaranteed delivery procedures set forth in the Offer to Purchase and Circular and Notice of Guaranteed Delivery.

This Letter of Transmittal is to be used if certificate(s) are to be forwarded herewith.

Delivery of this Letter of Transmittal to an address other than as set forth below will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below.

TO:	TWIN STAR INTERNATIONAL LIMITED

AND TO:	CIBC MELLON TRUST COMPANY, as Depositary, at its office set out herein.

The undersigned delivers to you the enclosed certificate(s) for Common Shares. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Common Shares upon the terms and conditions contained in the Offer. The following are the details of the enclosed certificate(s).

COMMON SHARES
Common Share Certificate Number	Name(s) in which Registered	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:
(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)
* Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

The undersigned acknowledges receipt of the Offer to Purchase and Circular and represents and warrants that (i) the undersigned has full power and authority to deposit, sell, assign and transfer the deposited Common Shares covered by this Letter of Transmittal (the “Deposited Shares”) and any and all Other Securities (as defined below) being deposited and all interests therein; (ii) the undersigned depositing the Deposited Shares (and any Other Securities) or the person on whose behalf the Deposited Shares (and any Other Securities) are being deposited has good legal title to and is the beneficial owner of the Deposited Shares and any and all Other Securities and all interests therein; (iii) the Deposited Shares (and any Other Securities) and all interests therein have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares (or any Other Securities) or any interest therein, to any other person; (iv) the deposit of the Deposited Shares (and any Other Securities) complies with applicable Laws; and (v) when the Deposited Shares (and any Other Securities) are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims, equities and rights of others. The acceptance of the Offer pursuant to the procedures set forth herein shall constitute an agreement between the depositing Shareholder and the Offeror in accordance with the terms and conditions of the Offer.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and in this Letter of Transmittal, subject only to the provisions of the Offer to Purchase regarding withdrawal rights, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Shares and (unless deposit is to be made pursuant to the procedure for deposit by book-entry transfer set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer in Canada”) delivers to you the enclosed certificate(s) representing the Deposited Shares and, on and subject to the terms and conditions of the Offer to Purchase, the undersigned hereby deposits, sells, assigns and transfers to, or upon the order of, the Offeror all of the right, title and interest of the undersigned in and to the Deposited Shares and together with all rights and benefits arising therefrom, including the right to any and all dividends (other than certain cash dividends, distributions or payments as described in the Offer to Purchase and Circular), distributions, payments, securities, rights, warrants, assets or other interests which may be declared, paid, issued, accrued, distributed, made or transferred on or after August 25, 2006 on or in respect of the Deposited Shares or any of them (collectively, “Other Securities”), as well as the right to receive any and all Other Securities. If, on or after August 25, 2006, Sterlite Gold should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Common Shares, which is or are payable or distributable to the Shareholders of record on a record date which is prior to the date of transfer of such Common Shares into the name of the Offeror or its nominees or transferees on the registers maintained by or on behalf of Sterlite Gold in respect of Common Shares following acceptance thereof by the Offeror for purchase pursuant to the Offer, then, without prejudice to the Offeror’s rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”, (a) in the case of any cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing Shareholder for the account of the Offeror until the Offeror pays for such Common Shares, and to the extent that such dividends, distributions or payments do not exceed the purchase price per Common Share payable by the Offeror pursuant to the Offer, the purchase price per Common Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such

2

dividend, distribution or payment, and (b) in the case of any non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer, and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the purchase price per Common Share payable by the Offeror pursuant to the Offer, the whole of such cash dividend, distribution or payment will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, right or other interest and may withhold the entire consideration payable by the Offeror pursuant to the Offer or deduct from the consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

If the undersigned’s certificate(s) representing Common Shares are not immediately available or the undersigned cannot deliver its certificate(s) and all other required documents to the Depositary prior to the Expiry Time, the undersigned may nevertheless validly deposit such Common Shares according to the guaranteed delivery procedures set forth in the Offer to Purchase and the Notice of Guaranteed Delivery.

The execution of this Letter of Transmittal irrevocably appoints each officer of the Depositary, each director or officer of the Offeror, and any other person designated by the Offeror in writing, as the true and lawful agents, attorneys, attorneys-in-fact and proxies of the undersigned with respect to Deposited Shares taken up and paid for under the Offer and any Other Securities. Such power of attorney shall be effective from and after the date the Offeror takes up and pays for the Deposited Shares with full power of substitution and resubstitution in the name of and on behalf of the undersigned (such power of attorney, coupled with an interest, being irrevocable) to: (i) transfer ownership of the Deposited Shares (and any Other Securities) on the account books maintained by CDS, together with all accompanying evidence of transfer and authenticity, to or upon the order of the Offeror; (ii) register or record the transfer or cancellation of Deposited Shares (and any Other Securities) on the appropriate registers maintained by or on behalf of Sterlite Gold; (iii) vote, execute and deliver (provided the same is not contrary to applicable Law), as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of all or any of the Deposited Shares (and any Other Securities), revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any person or persons as the proxy of such holder in respect of the Deposited Shares (and any Other Securities) for all purposes including, wit hout limitation, in connection with any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of securityholders; (iv) execute and negotiate any cheques or other instruments representing any Other Securities payable to or to the order of, or endorsed in favour of, the holder of the Deposited Shares (and any Other Securities); (v) exercise any rights of the undersigned with respect to the Deposited Shares (and any Other Securities); and (vi) execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey the Purchased Shares and Other Securities to the Offeror.

The undersigned agrees, effective on and after the date of take up, not to vote any of the Deposited Shares or Other Securities at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of Shareholders or holders of Other Securities and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Deposited Shares or Other Securities, and agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of all or any of the Deposited Shares or Other Securities and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the undersigned in respect of the Deposited Shares and any Other Securities. Upon such appointment, all prior proxies given by the undersigned with respect to such Deposited Shares or Other Securities shall be revoked and no subsequent proxies may be given by the undersigned with respect thereto. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or Other Securities by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for under the Offer.

The undersigned covenants to execute and deliver to the Offeror, at any time and from time to time, as and when requested by the Offeror, any additional documents and other assurances necessary or desirable to complete the sale, assignment and transfer of the Deposited Shares and Other Securities to the Offeror.

The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of such Shareholder and shall, to the extent permitted by Law,

3

survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Offeror and the Depositary, upon the Offeror taking up and paying for the Deposited Shares, to mail the cheque(s) by first class mail, postage prepaid, to the undersigned at the address specified by the undersigned herein, or if no such address is specified, to such address as shown on the registers maintained by or on behalf of Sterlite Gold, or to hold such cheque(s) for pick-up, in accordance with the instructions given below. All amounts payable by the Offeror for Deposited Shares will be in Canadian dollars. If for any reason any Deposited Shares are not taken up and paid for pursuant to the terms and conditions of the Offer or if certificates are submitted for more Common Shares than are deposited, Deposited Shares that are not purchased will be returned, at the Offeror’s expense as soon as practicable foll owing the Expiry Time or withdrawal or termination of the Offer, by either (i) sending new certificates representing the Deposited Shares not purchased or returning the deposited certificates (in the name of and to the address specified by the undersigned herein, or if such name or address is not so specified, in such name and to such address as shown on the registers maintained by or on behalf of Sterlite Gold) by first-class mail, postage prepaid, or (ii) in the case of Common Shares deposited by book-entry transfer of such Common Shares in the Depositary’s account at CDS, such Common Shares will be credited to the depositing Shareholder’s account maintained with CDS. The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Deposited Shares from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Shares.

The undersigned agrees that all questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer and of any notice of withdrawal will be determined by the Offeror in its sole discretion and that such determination will be final and binding and acknowledges that there is no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notice. The Offeror reserves the absolute right to reject any and all deposits or notices of withdrawal which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit or withdrawal of any Common Shares. The Offeror’s interpretation of the terms and conditions of the Offer, including this Letter of Transmittal, the Offer to Purchase and Circular and the Notice of Guaranteed Delivery, will be final and binding.

The undersigned hereby declares that the undersigned (a) is not acting for the account or benefit of a person in or from the United States or any jurisdiction outside of Canada in which the acceptance of the Offer would not be in compliance with the laws of such jurisdiction and (b) is not in, or delivering this Letter of Transmittal from the United States or any jurisdiction outside of Canada in which the acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

By reason of the use by the undersigned of an English language form of this Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents relating thereto, be drawn up exclusively in the English language. En raison de l’usage de la version anglaise de la présente lettre d’acceptation et d’envoi par le soussigné, ce dernier et les destinataires sont réputés avoir demandé que tout contrat attesté par l’offre telle quelle est acceptée au moyen de cette lettre d’acceptation et d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

4

BLOCK A

☐	ISSUE CHEQUE(S) IN THE NAME OF: (please print or type):

(Name)

(Street Address and Number)

(City and Province)

(Country and Postal Code)

(Telephone — Business Hours)

(Social Insurance Number)

BLOCK B

☐	SEND CHEQUE(S) (UNLESS BOX C IS CHECKED) TO (please print or type):

(Name)

(Street Address and Number)

(City and Province)

(Country and Postal Code)

BLOCK C

☐	HOLD CHEQUE(S) FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED. (Check Box)

5

SIGN HERE

Signature guaranteed by
(if required under Instruction 4)

Dated: ______________________________________, 2006

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative
(see Instruction 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address of Guarantor (please print or type)	Name of Authorized Representative, if applicable
(please print or type)

Daytime telephone number of Shareholder or Authorized Representative

Daytime facsimile number of Shareholder or Authorized Representative

Social Insurance Number of Shareholder or Authorized Representative

BLOCK D

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type):

Name of Registered Holder:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution which Guaranteed Delivery:

6

INSTRUCTIONS

1.     Use of Letter of Transmittal

(a) This Letter of Transmittal or a manually signed facsimile copy hereof, properly completed and duly executed, together with accompanying certificate(s) representing the Common Shares and any other required documents, must be received by the Depositary at any of the offices specified below prior to 5:00 P.M. (Toronto time) on September 30, 2006, the Expiry Time, unless the Offer is withdrawn or extended or unless the procedures for guaranteed delivery set out in Instruction 2 below are employed. Shareholders in Canada accepting the Offer using book-entry transfer must ensure that the required documents are sent to the Depositary at its office in Toronto.

(b) Under certain circumstances, it may be necessary for a Shareholder to deliver certificate(s) representing Common Shares at different times. In those circumstances, Shareholders should deliver this Letter of Transmittal or a manually signed facsimile copy hereof, properly completed and duly executed, with each delivery of certificates.

(c) In all cases, the method of delivery of this Letter of Transmittal, any accompanying certificate(s) representing Common Shares and all other required information, is at the option and risk of the person depositing same, and delivery will be deemed effective only when such documents are actually received. The Offeror recommends that the necessary documentation be delivered by hand to the Depositary at any of its offices specified below and a receipt obtained or, if mailed, that registered mail with return receipt requested be used and that proper insurance be obtained. Shareholders whose Common Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should contact that investment advisor, stock broker, bank, trust company or other nominee for assistance in depositing those Common Shares under the Offer.

2.     Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (i) certificate(s) representing such Common Shares are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Common Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

(a) the deposit is made by or through an Eligible Institution (as defined below);

(b) a Notice of Guaranteed Delivery (printed on green paper) in the form accompanying the Offer to Purchase and Circular or a facsimile thereof, properly completed and duly executed, is received by the Depositary prior to the Expiry Time at the Toronto office of the Depositary as set forth in the Notice of Guaranteed Delivery; and

(c) the certificate(s) representing Deposited Shares in proper form for transfer, together with this Letter of Transmittal or a manually signed facsimile copy hereof, properly completed and duly executed, including a guarantee by an Eligible Institution, and all other documents required by this Letter of Transmittal, are received by the Depositary at the Toronto office of the Depositary prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary at its Toronto office as specified in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery to any office other than the Toronto office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada or the National Association of Securities Dealers, Inc. or banks or trust companies in the United States).

7

3.     Signatures

This Letter of Transmittal must be completed and signed by the holder of Common Shares accepting the Offer or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a) If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) is held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the accompanying certificate(s) or if a cheque is to be issued to a person other than the registered owner(s):

(i) such deposited certificate(s) must be endorsed, or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder(s); and

(ii) the signature(s) on the endorsement panel or power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4.     Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Common Shares (which for purposes of this document, shall include any participant in CDS whose name appears on a security position listing as the owner of Common Shares deposited herewith), if cheque(s) are to be sent to an address other than the address of the registered holder(s) as shown on the register of holders maintained by Sterlite Gold, or if Common Shares not purchased are to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) as shown on the register of holders maintained by Sterlite Gold, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.     Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association, or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either of the Offeror or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6.     Partial Tenders

If less than the total number of Common Shares evidenced by any certificate submitted is to be deposited under the Offer, fill in the number of Common Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, the Depositary will use commercially reasonable efforts to cause new certificate(s) for the number of Common Shares not deposited to be sent to the registered holder unless otherwise provided in the appropriate box on this Letter of Transmittal as soon as practicable after the Expiry Time. The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.     Commissions and Stock Transfer Taxes

No brokerage fees or commissions will be payable if the Offer is accepted by depositing Common Shares directly with the Depositary to accept the Offer. If the certificates for Deposited Shares not deposited or purchased under the Offer are to be registered in the name of any person other than the registered holder, or if certificates for Deposited Shares are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be payable by the seller which may result in a deduction from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

8

8.     Lost Certificates

If a certificate representing Common Shares has been lost, destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded to the Depositary along with a completed Affidavit of Lost or Destroyed Certificate(s). The premium payable to obtain a surety bond that is required to replace a Shareholder’s lost certificate will be deducted from the Shareholder’s Offer proceeds. The premium for such surety bond may be calculated on the Affidavit of Lost or Destroyed Certificate(s).

9.     Miscellaneous

(a) If the space on this Letter of Transmittal is insufficient to list all certificates for Common Shares, additional certificate numbers and number of securities may be included on a separate signed list affixed to this Letter of Transmittal.

(b) If Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c) No alternative, conditional or contingent deposits will be accepted and no fractional Common Shares will be purchased. All depositing Shareholders by execution of this Letter of Transmittal (or a facsimile thereof) waive any right to receive any notice of the acceptance of Deposited Shares for payment.

(d) The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and the courts of appeal therefrom.

(e) Questions and requests for assistance may be directed to the Depositary. Additional copies of the Offer to Purchase and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary.

(f)  Deposits of Common Shares will not be accepted from or on behalf of Shareholders in any jurisdiction outside of Canada in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror’s sole discretion, take such action as the Offeror may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

(g) Deposits of Common Shares will not be accepted from or on behalf of Shareholders in the United States unless and until the Offer has been extended to such Shareholders.

9

The Depositary for the Offer is:

CIBC MELLON TRUST COMPANY

By Mail
P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario, Canada
M5C 2K4

By Registered Mail, Hand or by Courier

199 Bay Street
Commerce Court West, Securities Level
Toronto, Ontario, Canada
M5L 1G9

Toll-free: 1-800-387-0825
Phone: (416) 643-5500
E-Mail: inquiries@cibcmellon.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at its telephone numbers and locations set out above. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

10

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for Common Shares
of
STERLITE GOLD LTD.
Pursuant to the Offer dated August 25, 2006
of
TWIN STAR INTERNATIONAL LIMITED
a wholly-owned subsidiary of
VEDANTA RESOURCES PLC

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON SEPTEMBER 30, 2006 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the offer dated August 25, 2006 (the “Offer”) made by Twin Star International Limited (the “Offeror”), an indirect wholly-owned subsidiary of Vedanta Resources plc, for all of the issued and outstanding common shares (“Common Shares”) of Sterlite Gold Ltd. (“Sterlite Gold”) not already owned by the Offeror and its affiliates, if (i) the certificate(s) representing such Common Shares are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary at its office in Toronto listed below and must include a guarantee by an Eligible Institution in the form set forth herein. Delivery to any office other than the Toronto office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

Deposits of Common Shares will not be accepted from or on behalf of Shareholders in the United States unless and until the Offer has been extended to such Shareholders.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase and Circular dated August 25, 2006 relating to the Offer .

TO: CIBC MELLON TRUST COMPANY, as Depositary

By Mail:	By Registered Mail, Hand or by Courier:	By Facsimile Transmission:
P.O. Box 1036	199 Bay Street	(416) 643.3148
Adelaide Street Postal Station	Commerce Court West, Securities Level
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5L 1G9
Canada	Canada

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (i) the certificate(s) representing such Common Shares are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Common Shares nevertheless may be deposited validly under the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)  the deposit is made by or through an Eligible Institution (as defined below);

(b)  this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at its Toronto office at the address specified above, prior to the Expiry Time; and

(c)  the certificate(s) representing deposited Common Shares in proper form for transfer, together with a Letter of Transmittal or a manually signed facsimile thereof, properly completed and duly executed and all other documents required by the Letter of Transmittal, are received by the Depository at the Toronto office of the Depositary, at the address specified above, prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the date on which the Expiry Time occurs.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada or the National Association of Securities Dealers, Inc. or banks or trust companies in the United States).

THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS TORONTO OFFICE AS SPECIFIED ABOVE AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY TO ANY OFFICE OTHER THAN THE TORONTO OFFICE OF THE DEPOSITARY SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TWIN STAR INTERNATIONAL LIMITED
NOTICE OF GUARANTEED DELIVERY

TO: TWIN STAR INTERNATIONAL LIMITED

AND TO: CIBC MELLON TRUST COMPANY, as Depositary

The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares described below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Instruction 2 of the related Letter of Transmittal, “Procedures for Guaranteed Delivery”.

COMMON SHARES
Common Share Certificate Number	Name(s) in which Registered	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:
(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)
* Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

Signature(s) of Holder(s) of Common Shares	Address(es)

Name (please print)

Date

Postal Code

Telephone Number (business hours)

GUARANTEE
(not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address in Toronto set forth herein, of the certificate(s) representing the Common Shares deposited hereby, each in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly signed with any required signature guarantees, covering the deposited Common Shares, and all other documents required by the Letter of Transmittal, prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the date on which the Expiry Time occurs.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Dated:           , 2006

Firm

Authorized Signature

Name and Title (please print or type)

Address of Firm

Area Code and Telephone Number